$690,000,000

CREDIT AGREEMENT

AMONG

CHELSEA COMMUNICATIONS, INC.
NORTHEAST CABLE, INC.
KITTANNING CABLEVISION, INC.
ROBINSON/PLUM CABLEVISION, L.P.,
as the Borrowers


THE SEVERAL LENDERS FROM TIME TO TIME PARTIES
HERETO

TORONTO DOMINION (TEXAS), INC.
NATIONSBANK OF TEXAS, N.A.
CHEMICAL BANK
THE BANK OF NOVA SCOTIA
CIBC INC.
Managing Agents

NATIONSBANK OF TEXAS, N.A.
Documentation Agent

CHEMICAL BANK
Syndication Agent

and

TORONTO DOMINION (TEXAS), INC.
Administrative Agent

Dated as of April ___, 1996

TABLE OF CONTENTS

Page


SECTION 1.  DEFINITIONS    1

1.1      Defined Terms     1
1.2      Other Definitional Provisions      33

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS 34

2.1      Revolving Credit Facility  34
2.2      Term Loan Facility         35
2.3      Procedure for Borrowings   36
2.4      Fees     38
2.5      Reduction of Revolving Credit Commitments   39
2.6      Maximum Number of Tranches 39
2.7      Optional and Mandatory Prepayments and Commitment Reductions  39
2.8      Computation of Interest    42
2.9      Interest Rate Conversion   43
2.10     Determination of Interest Rate     43
2.11     Inability to Determine Interest Rate        44
2.12     Pro Rata Treatment and Payments    44
2.13     Illegality        45
2.14     Requirements of Law        45
2.15     Taxes    46
2.16     Indemnity         48
2.17     Change of Lending Office; Substitution of Lender     48
2.18     Use of Net Proceeds        49
2.19     Guaranty Provisions        50

SECTION 3.  LETTERS OF CREDIT       53

3.1      L/C Commitment    53
3.2      Procedure for Issuance of Letters of Credit 53
3.3      Letter of Credit Participations    54
3.4      Reimbursement Obligation of the Borrowers   55
3.5      Obligations Absolute       56
3.6      Letter of Credit Payments  56
3.7      L/C Application   56

SECTION 4.  REPRESENTATIONS AND WARRANTIES  56

4.1      Financial Condition        56
4.2      Existence; Compliance with Law     57
4.3      Power; Authorization; Enforceable Obligations        57
4.4      No Legal Bar      58
4.5      No Material Litigation     58
4.6      No Default        58
4.7      Ownership of Property; Liens       58
4.8      Intellectual Property      58
4.9      No Burdensome Restrictions 59
4.10     Taxes    59
4.11     Federal Regulations        59
4.12     ERISA    59
4.13     Government Regulation      60
4.14     Subsidiaries      60
4.15     General Partners' Existence; Compliance with Law     60
4.16     General Partners' Power: Authorization; Enforceable Obligations     60
4.17     Accuracy of Information    61
4.18     Purpose of Loans  61
4.19     Environmental Matters      62
4.20     Solvency 63
4.21     Franchises; FCC and Copyright Matters       63
4.22     Subordinated Indebtedness  64

SECTION 5.  CONDITIONS PRECEDENT    65

5.1      Conditions to Initial Loans        65
5.2      Conditions to Each Loan    70
5.3      Conditions to Conversions  70
5.4      Conditions to all Letters of Credit71
5.5      Satisfaction of Conditions 71

SECTION 6.  AFFIRMATIVE COVENANTS   72

6.1      Financial Statements       72
6.2      Certificates; Other Information    72
6.3      Payment of Obligations     73
6.4      Conduct of Business and Maintenance of Existence     74
6.5      Maintenance of Property; Insurance; Net Proceeds from Asset Sales   74
6.6      Inspection of Property; Books and Records; Discussions        74
6.7      Notices  75
6.8      Environmental Laws         76
6.9      Restricted Subsidiary Guaranties; Pledge of After Acquired
          Capital Securities         76
6.10     Pledge During Event of Default     77
6.11     Interest Rate Protection   77

SECTION 7.  NEGATIVE COVENANTS      77

7.1      Financial Condition Covenants      78
7.2      Limitation on Indebtedness 79
7.3      Limitation on Liens        79
7.4      Limitation on Fundamental Changes  79
7.5      Limitation on Asset Sales and Asset Swaps   80
7.6      Limitation on Restricted Payments  82
7.7      Limitation on Investments  82
7.8      Limitation on Modifications of Certain Agreements;
          Replacement of General Partners     84
7.9      Limitation on Transactions with Affiliates  85
7.10     Limitation on Sales and Leasebacks 85
7.11     Limitation on Changes in Fiscal Year        85
7.12     Limitation on Negative Pledge Clauses       85
7.13     Limitation on Lines of Business; Activities of Unrestricted
          Subsidiaries       86
7.14     Limitation on Interest Rate Protection Agreements    86
7.15     Limitation on Management Fees      86
7.16     Limitation on Disposal of Capital Securities         87

SECTION 8.  EVENTS OF DEFAULT       87

8.1      Events of Default; Remedies        87

SECTION 9.  THE ADMINISTRATIVE AGENT        91

9.1      Appointment       91
9.2      Delegation of Duties       91
9.3      Exculpatory Provisions     91
9.4      Reliance by Administrative Agent   92
9.5      Notice of Default 92
9.6      Non-Reliance on the Agents and Other Lenders         92
9.7      Indemnification   93
9.8      An Agent in Its Individual Capacity93
9.9      Successor Administrative Agent     94

SECTION 10.  MISCELLANEOUS 94

10.1     Amendments and Waivers     94
10.2     Notices  95
10.3     No Waiver; Cumulative Remedies     96
10.4     Survival of Representations and Warranties  96
10.5     Payment of Expenses and Taxes      97
10.6     Successors and Assigns; Participations and Assignments        98
10.7     Adjustments; Set-off       100
10.8     Counterparts      101
10.9     Severability; Limitation on Agreements      101
10.10    Integration       102
10.11    GOVERNING LAW     102
10.12    Submission To Jurisdiction; Waivers102
10.13    Acknowledgments   103
10.14    WAIVER OF JURY TRIAL       103
10.15    Authority of General Partners      103
10.16    Release  104

ANNEXES

Annex A                    Lender Information


EXHIBITS

Exhibit A-1            Form of Affiliate Subordination Agreement
Exhibit A-2            Form of Intercompany Indebtedness Subordination Agreement
Exhibit B              Form of Assignment and Acceptance
Exhibit C              Form of Borrower Assignment of Partnership Interests
Exhibit D              Form of Compliance Certificate
Exhibit E              Form of Guaranty Agreement
Exhibit F              Form of Management Subordination Agreement
Exhibit G              Form of Notice of Borrowing
Exhibit H              Form of Notice of Conversion
Exhibit I              Form of Notice of Letter of Credit Request
Exhibit J              Form of Revolving Credit Note
Exhibit K              Form of Stock Pledge Agreement
Exhibit L              Form of Subsidiary Assignment of Partnership Interests
Exhibit M              Form of Term Note
Exhibit 5.1(d          Form of Borrowing Certificate
Exhibit 5.1(l)(i)      Form of Opinion of Counsel to the Borrowers
Exhibit 5.1(l)(ii)     Form of Opinion of General Counsel to the Borrowers
Exhibit 5.1(l)(iii)    Form of Opinion of Special FCC Counsel to the Borrowers


SCHEDULES

Schedule 4.2           Jurisdictions of Formation and Qualification
Schedule 4.3           Necessary Consents
Schedule 4.5           Certain Litigation
Schedule 4.14          Subsidiaries
Schedule 4.19          Environmental Matters
Schedule 4.21          Systems and Franchises
Schedule 4.22          Description of Subordinated Indebtedness
Schedule 7.7(f)        Loans to Officers of any Borrower
Schedule 7.7(g)        Investments in Subsidiaries
Schedule 7.7(i)        Chelsea Investment in ACC

CREDIT AGREEMENT

Dated as of April ___, 1996


                  CHELSEA COMMUNICATIONS, INC., a Delaware corporation, NORTHEAST CABLE, INC., a Delaware corporation, KITTANNING CABLEVISION, INC., a Delaware corporation, ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership, the several Lenders listed on the signature pages hereof and any Lender hereafter becoming a party hereto in accordance with the provisions hereof, TORONTO DOMINION (TEXAS), INC., NATIONSBANK OF TEXAS, N.A., CHEMICAL BANK, THE BANK OF NOVA SCOTIA and CIBC, INC., as Managing Agents, NATIONSBANK OF TEXAS, N.A., as Documentation Agent, CHEMICAL BANK, as Syndication Agent and TORONTO DOMINION (TEXAS), INC., as Administrative Agent, agree as follows:


W I T N E S S E T H

SECTION 1.  DEFINITIONS

 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

"ACC" means Adelphia Communications Corporation, a Delaware corporation.

         "ACC Change of Control" means the failure of the Rigas Family to own, directly or indirectly, Capital Securities of ACC which, under ordinary circumstances (not dependent on any contingency), entitle the holders thereof to cast more than 75% of the total number of votes that holders of all of ACC's Capital Securities then outstanding would be entitled to cast; provided, however, that such percentage may, with the prior written consent of the Required Lenders which consent shall not be unreasonably withheld, be less than 75% but in no event shall such percentage be less than 51%.

          ACC Distribution has the meaning specified in Section 4.18.

          ACI means Adelphia Cablevision, Inc., a Pennsylvania corporation.

         "Acquisition" means, as to any Person, subject to Section 7.13, (a) any acquisition by such Person of the Capital Securities of any other Person, provided that such other Person shall, as a result of such acquisition, become a Subsidiary of such Person and the accounts of which shall be consolidated with such Person in accordance with GAAP or (b) any acquisition by such Person of substantially all the assets of any other Person; provided, however, the cost or purchase price of any such acquisition shall not exceed the fair market value of such Capital Securities or such assets, as the case may be. For purposes of this definition, "fair market value" means the price at which in a comparable transaction, after arm's-length negotiations during which neither party was under any compulsion to act, a willing seller would sell and a willing buyer would buy the subject Capital Securities or assets, as the case may be.

         "Active Plant" means a coaxial or fiber optic television cable, together with all amplifiers and electronics, which has been connected to a Head End and has been energized and which is capable of carrying television signals to subscribers with only the addition of a drop line from such television cable to the Homes of such subscribers.

          ACTV means Adelphia Cable T.V., Inc., a Pennsylvania corporation.

          Adelphia Cablevision, L.P.  means Adelphia Cablevision Associates,
           L.P., a Pennsylvania limited partnership.

          Adelphia Cablevision, L.P. Partners  means Chelsea, Aurora
           CableVision, Inc., Kalamazoo County Cablevision, Inc., Mass. Cablevision, Inc. and Vermilion Cablevision, Inc.

         "Adjusted Eurodollar Rate" means, for any day in an Interest Period for any Eurodollar Loan, an interest rate per annum equal to the sum of (a) the quotient, expressed as a percentage (rounded to the nearest 1/100th of 1%), resulting from the division of (i) the Eurodollar Rate for such Interest Period by (ii) the percentage equal to 100% minus the Eurodollar Rate Reserve Percentage in effect on such day and (b) the Applicable Margin in effect on such day for Revolving Credit Loans or Term Loans, as the case may be.

         "Adjustment Date" means, for the purposes of determining the Applicable Margin from time to time, the second Business Day after the Administrative Agent receives both (a) the Financial Statements as of the end of such fiscal quarter required by Section 6.1 and (b) the related Compliance Certificate required by
Section 6.2(b).

         "Administrative Agent" means Toronto Dominion in its capacity as Administrative Agent for the Lenders pursuant to this Agreement and any successor Administrative Agent appointed pursuant to Section 9.9.

         "Administrative Agent's Office" means the office of Toronto Dominion specified in Section 10.2 or such other office as Toronto Dominion shall specify in a notice to the Borrowers in accordance with Section 10.2.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, (a) owns beneficially 5% or more of the Capital Securities of such Person or (b) controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" of a Person means the possession, directly or indirectly, of the power either to (a) vote 5% or more of the Capital Securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through ownership of Capital Securities, by contract or otherwise. All references to an "Affiliate" or "Affiliates" of any Borrower or any Restricted Subsidiary shall include ACC and the Unrestricted Subsidiaries.

          Affiliate Subordinated Indebtedness means Subordinated Indebtedness of the type described in subsection (c) of the definition of Subordinated Indebtedness.

         "Affiliate Subordination Agreement" means a Subordination Agreement in the form of Exhibit A-1, as amended, supplemented and otherwise modified from time to time.

         "Agents" means the Administrative Agent, the Managing Agents, NationsBank, in its capacity as Documentation Agent in connection with this Agreement and Chemical Bank, in its capacity as Syndication Agent in connection with this Agreement.

         "Agreement"  means  this  Credit  Agreement,   including  all  attached
Annexes, Schedules and Exhibits, each as amended, supplemented and otherwise modified from time to time, including, without limitation, all extensions, renewals, restatements, rearrangements and refundings hereof and increases of any Facility.

         "Annualized Operating Cash Flow" means, for any fiscal quarter of the Borrowers, an amount equal to Operating Cash Flow for such fiscal quarter, multiplied by, four.

         "Annualized Operating Cash Flow to Pro Forma Debt Service Ratio" means, at the date of any determination, the ratio of (a) Annualized Operating Cash Flow for any fiscal quarter to (b) Pro Forma Debt Service.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Eurodollar Lending Office in the case of Eurodollar Loans and all amounts payable in respect thereof and such Lender's Domestic Lending Office in the case of Base Rate Loans, all amounts payable in respect thereof and all other amounts payable to such Lender pursuant to this Agreement or any other Loan Document.

         "Applicable Margin"  means

                  (a) with respect to Revolving Credit Loans (i) for the period from the Closing Date until the first Adjustment Date after the Closing Date, the per annum percentage equal to the percentages set forth in column B below, with respect to Base Rate Loans, and column C below, with respect to the Eurodollar Loans corresponding to the Senior Funded Debt Ratio range set forth in column A below, based on the pro forma calculation of the Senior Funded Debt Ratio set forth in the Compliance Certificate to be delivered by the Borrowers on the Closing Date pursuant to Section 5.1(e), and (ii) for any subsequent period from and including any Adjustment Date, beginning with the first Adjustment Date after the Closing Date, to the next Adjustment Date to occur, if the Senior Funded Debt Ratio on the first day of such period is within a range set forth in column A below, the per annum percentage equal to the percentage set forth for that range in column B below, with respect to the Base Rate Loans, and column C below, with respect to the Eurodollar Loans
   A                                B                             C
   Less than or Equal to:           But Greater than:

                                    6.25 to 1.00                 1.000%
                                                                 2.000%
   6.25 to 1.00                     5.75 to 1.00                 0.750%
                                                                 1.750%
   5.75 to 1.00                     5.25 to 1.00                 0.500%
                                                                 1.500%
   5.25 to 1.00                     4.75 to 1.00                 0.250%
                                                                 1.250%
   4.75 to 1.00                     4.25 to 1.00                 0.000%
                                                                 1.000%
   4.25 to 1.00                     3.75 to 1.00                 0.000%
                                                                 0.750%
   3.75 to 1.00                                                  0.000%
                                                                 0.625%


         provided, if the Financial Statements and the related Compliance Certificate for any fiscal quarter required by Sections 6.1 and 6.2(b) are not delivered to the Administrative Agent on or before the date when due and the Applicable Margin for Revolving Credit Loans indicated by the Senior Funded Debt Ratio for such fiscal quarter is increased for the subsequent period from that previously in effect, the Applicable Margin for Revolving Credit Loans during the period from the date on which such Financial Statements and related Compliance Certificate are due until the date on which the same are received by the Administrative Agent shall be the Applicable Margin as so increased; and

                  Notwithstanding the foregoing provisions of clause (a)(ii), if and so long as the senior unsecured long term debt rating of ACC by Moody's or S&P shall be the equivalent of a S&P rating of BB- or better, then the percentages set forth in column C above shall each be reduced by .125%.

                  (b) with respect to Term Loans, 1.75% per annum for Term Loans accruing interest at the Base Rate and 2.75% per annum for Term Loans accruing interest at the Adjusted Eurodollar Rate.

         "Asset Sale" means, as to any Person, the sale, lease (as lessor), assignment, transfer or other disposition for value by such Person to any other Person, whether in a single transaction or a series of related transactions and whether by merger, consolidation or otherwise, of any assets of such Person, including, without limitation, any such sale, lease (as lessor), assignment, transfer or other disposition of a System or a Franchise owned or operated by any Borrower or any Restricted Subsidiary. In addition, if any property or asset of any Borrower or any Restricted Subsidiary is taken pursuant to condemnation proceedings or by eminent domain or is lost or damaged as a result of any casualty, such taking, loss or damage shall constitute an Asset Sale.

         "Asset Swap" means, as to any Person, an exchange (a portion of the consideration of which is noncash) of assets of such Person for assets of another Person which are similar in all material respects.

         "Assignment  and   Acceptance"   means  an  Assignment  and  Acceptance
Agreement in the form of Exhibit B, as amended, supplemented or otherwise modified from time to time.

         "Authorization" means any filing, recording and registration with, and any validation or exemption, approval, order, authorization, consent, license, certificate, franchise and permit from, any Governmental Authority, including, without limitation, FCC Licenses.

         "Available Capital Contributions" means, as to any Borrower and its Restricted Subsidiaries at the time of any determination, the excess of (a) the aggregate amount of Capital Contributions made to such Borrower and its Restricted Subsidiaries subsequent to the Closing Date over (b) the sum of (i) the aggregate amount of Management Fees paid subsequent to the Closing Date pursuant to Sections 7.15(a)(ii) and 7.15(b), and (ii) the aggregate amount of Restricted Payments made by such Borrower and its Restricted Subsidiaries subsequent to the Closing Date pursuant to Section 7.6(a)(iii)(B), and (iii) the aggregate amount of Restricted Investments made by such Borrower and its Restricted Subsidiaries subsequent to the Closing Date pursuant to clause (ii) of Section 7.7(c), and (iv) the aggregate amount of Capital Expenditures made by such Borrower and its Restricted Subsidiaries subsequent to the Closing Date which were funded solely with the proceeds of any such Capital Contribution.

         "Available Commitment" means, as to any Lender at the time of any determination, the sum of such Lender's Available Revolving Credit Commitment and Available Term Loan Commitment.

         "Available Revolving Credit Commitment" means, as to any Revolving Credit Lender at the time of any determination, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time, over (b) the sum of such Revolving Credit Lender's aggregate outstanding (i) Revolving Credit Loans and (ii) participations in L/C Obligations at such time.
         "Available Term Loan Commitment" as to any Term Loan Lender at the time of any determination, an amount equal to the excess, if any, of (a) the amount of such Term Loan Lender's Term Loan Commitment at such time, over (b) such Term Loan Lender's aggregate outstanding Term Loans at such time.

         "Base Rate"  means,  for any day, a rate of interest per annum equal to
(a) the  higher of (i) the Prime  Rate in effect on such day and (ii) the sum of
(A) the Federal Funds Rate in effect on such day, and (B) 1/2 of 1%, plus (b) the Applicable Margin in effect on such day for Revolving Credit Loans or Term Loans, as the case may be.

         "Base Rate Loan" means any Loan that bears interest computed on the basis of the Base Rate.

         "Basic Subscriber" means all of the following to the extent they receive basic cable television service provided by the Systems owned or operated by any Borrower or any Restricted Subsidiary: (a) private residential customer accounts which are not more than sixty days past due (including those of employees of such Borrower and its Subsidiaries and Affiliates and regardless of whether the service is provided in single family homes or in individually billed units in multi-unit buildings, but excluding "second connects" or "additional outlets" as such terms are commonly understood in the cable television industry), each of which shall be counted as one basic Subscriber; and (b) commercial and bulk-billed accounts which are not more than sixty days past due, such as hotels, motels, apartment houses and multifamily homes, provided that the number of Basic Subscribers serviced by each commercial or bulk-billed account shall be determined as the quotient of the monthly basic service revenue derived from such commercial or bulk-billed account (excluding any charges for taxes or other nonrecurring items) divided by the predominant monthly fees and charges derived from the provision of "basic service" as that term is commonly understood in the cable television industry (excluding any charges for additional outlets and installation fees and revenues derived from the rental of converters, remote control devices and other like charges for equipment).

         "Benefitted Lender" has the meaning specified in Section 10.7(a).

          Bent  means Walter L. Bent and Bent & Associates, Inc.

          Bent Assignment of Partnership Interests means that certain Assignment of Partnership Interests, of even date herewith, by Bent in favor of the Administrative Agent for the benefit of the Lenders, in substantially the form of Exhibit L, whereby Bent assigns to the Administrative Agent for the benefit of the Lenders, as collateral for the Obligations, all of its limited partnership interests in Three Rivers.

         "Board of Governors" means the Board of Governors of the Federal Reserve System or any Governmental Authority which succeeds to the powers and functions thereof.
         "Borrower" means Chelsea, Northeast, Kittanning or Robinson.

         "Borrower  Assignment  of  Partnership   Interests"  means  a  Borrower
Assignment of Partnership Interests in the form of Exhibit C, as amended, supplemented and otherwise modified from time to time.

         "Borrower Change of Control" means the failure of ACC to (a) own, directly or indirectly, at least 75% of the voting Capital Securities of each Borrower and (b) possess, directly or indirectly, the power to direct or cause the direction of the management and policies of each Borrower, whether through ownership of Capital Securities of such Borrower, by contract or otherwise.

         "Borrowing" means a borrowing by any Borrower on the same day under and pursuant to this Agreement, which consists of Loans of the same Type.

         "Borrowing Date" means any Business Day specified in a notice pursuant to Section 2.3 as a date on which a Borrower requests the Lenders to make Loans hereunder.

                  "Business" has the meaning specified in Section 4.19.

         "Business Day" means a day of the year on which banks are not authorized or required to be closed in New York City or Houston, Texas and, if the applicable Business Day relates to any Eurodollar Loans, on which dealings are carried on between banks in the London interbank market.

         "Cable Act" means the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection Act of 1992.

         "Calculation Date" has the meaning specified in the definition of Pro Forma Debt Service.

         "Capital Contribution" means, as to any Borrower or any Restricted Subsidiary, (a) any cash capital contribution to such Borrower or such Restricted Subsidiary by ACC, the Rigas Family or any Affiliate of any Borrower or any Restricted Subsidiary, including, without limitation, as a result of the purchase of the Capital Securities of such Borrower or such Restricted Subsidiary or (b) any loan or advance made in cash to such Borrower or such Restricted Subsidiary by ACC, the Rigas Family or any such Affiliate that constitutes Affiliate Subordinated Indebtedness, in each case made after the Closing Date.

         "Capital Expenditures" means, at any date of determination, (a) the aggregate amount paid or accrued by the Borrowers and the Restricted Subsidiaries for the rental, lease, purchase, construction or use of any property during such period, the value or cost of which, in accordance with GAAP as in effect on the date of this Agreement, would appear on the consolidated and combined balance sheet of the Borrowers and the Restricted Subsidiaries in the category of property, plant, or equipment during the last four fiscal quarters, less (b) the aggregate amount of Capital Contributions made to finance such Capital Expenditures and so included in the determination of the Borrowers' compliance with its financial covenants as set forth in Compliance Certificates covering such four fiscal quarter period.

         "Capital Lease" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement and, for purposes of this Agreement, the amount of any Capital Lease obligation at any date shall be the capitalized amount thereof at such date as determined in accordance with GAAP in effect on the date of this Agreement.

         "Capital Security" means (a) any share, membership, partnership or other percentage interest, unit of participation or other equivalent (however designated) of an equity security or other equity interest in a Person and (b) any debt security or other evidence of Indebtedness which is convertible into or exchangeable for, or any option, warrant or other right to acquire, any Capital Security of any type referred to in clause (a) of this definition.

         "Cash Balance" means, at any date of determination, the aggregate amount of cash and Cash Equivalents of the Borrowers and the Restricted Subsidiaries at such date, as determined on a consolidated and combined basis in accordance with GAAP.

         "Cash Equivalents" means, at the time of purchase or other acquisition by any Borrower or any Restricted Subsidiary, (a) obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof with a remaining maturity not exceeding one year, (b) time deposits and certificates of deposit having maturities of not more than one year of any Lender or of any domestic commercial bank which has a certificate of deposit rating equal to one of the two highest ratings by S&P or Moody's, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any domestic commercial bank meeting the qualifications specified in clause (b) above, (d) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 by S&P (or the equivalent rating then in effect) or P-1 by Moody's (or the equivalent rating then in effect) and (e) debt securities with a remaining maturity not exceeding one year issued by any Person organized under the laws of any state of the United States of America or of the District of Columbia, which securities are rated within the two highest rating categories by S&P or Moody's.

         "CATV System" means any System that is a community antenna television system as such term is commonly understood in the cable television industry.

         "Charter Documents" means, with respect to any Person, (a) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of such Person, (b) the bylaws, partnership agreement, limited liability company agreement or regulations (or the equivalent governing documents) of such Person and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of such Person's Capital Securities or of any rights in respect of such Person's Capital Securities.

         "Chelsea" means Chelsea Communications, Inc., a Delaware corporation.

         "Chelsea Loan Agreement" means that certain $450,000,000 Loan Agreement, dated as of the 25th day of September, 1989, among Chelsea, as the borrower thereunder, the banks whose names are set forth on the signature pages thereof and The Toronto-Dominion Bank Trust Company and NCNB Texas National Bank (n.k.a. NationsBank of Texas, Inc.), as agents, and the other loan documents executed in connection therewith, each as amended, supplemented and otherwise modified to the date of this Agreement.

         "Closing Date" means the first date on which a Loan is made or a Letter of Credit is issued to any Borrower under this Agreement.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all property and assets of the Loan Parties, now owned or hereinafter acquired, on which a Lien is purported to be created pursuant to any Security Document.

         "Commitment" means, as to any Lender on any day, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

         "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

         "Communications Act" means the Communications Act of 1934.

         "Compliance Certificate" means a certificate of a Responsible Officer of each Borrower in the form of Exhibit D, or in such other form as the Administrative Agent may reasonably request.

         "Contractual Obligation" means, as to any Person, any provision of any Capital Security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets is bound.
         "Convert," "Conversion" or "Converted" each refers to a conversion of Loans of any Type into Loans of another Type and includes the continuation of Eurodollar Loans as Eurodollar Loans having a new Interest Period.

         "Copyright Act" means Title 17 of the United States Code.

         "Default" means any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Default Period" has the meaning specified in Section 7.15.

         "Default Rate" means the Base Rate for Revolving Credit Loans, or for Term Loans, as the case may be, plus 2.0%.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Domestic Lending Office" means, with respect to each Lender, (a) the branch or office of such Lender set forth below such Lender's name under the heading "Domestic Lending Office" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, the branch or office of such Lender set forth under the heading "Domestic Lending Office" in the Assignment and Acceptance Agreement giving effect to such assignment or (b) such other branch or office of such Lender designated by such Lender to the Administrative Agent and the Borrowers from time to time as the branch or office at which its Base Rate Loans are to be made or maintained.

         "Eligible Assignee" means at any time any Lender, bank, finance company, insurance company, savings and loan association, savings bank, other financial institution or fund that (a) is regularly engaged in making or purchasing loans or (b) if not regularly engaged in making commercial loans, is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 144A and Regulation D, respectively, under the Securities Act of 1933).

         "Environmental Laws" means any and all Requirement of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors.

         "Eurodollar Lending Office" means, with respect to each Lender, (a) the branch or office of such Lender set forth below such Lender's name under the heading "Eurodollar Lending Office" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, the branch or office of such Lender set forth under the heading "Eurodollar Lending Office" in the Assignment and Acceptance Agreement giving effect to such assignment or (b) such other branch or office of such Lender designated by such Lender to the Administrative Agent and the Borrowers from time to time as the branch or office at which its Eurodollar Rate Loans are to be made or maintained.

         "Eurodollar Loans" means any Loan that bears interest computed on the basis of the Eurodollar Rate.

         "Eurodollar Rate" means, for any Interest Period for each Eurodollar Loan comprising part of the same Borrowing or Conversion, the average (rounded to the nearest 1/16th of 1%) determined by the Administrative Agent of the interest rates per annum at which deposits in United States Dollars are offered to the Administrative Agent, in the London interbank market at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, which deposits are for a period equal to such Interest Period and in an amount substantially equal to each Eurodollar Loan that the Administrative Agent would make or Convert, as the case may be, in its capacity as a Lender as a part of such Borrowing or Conversion.

         "Eurodollar Rate Reserve Percentage" means for any day in an Interest Period for any Eurodollar Loan, the reserve percentage applicable on that day under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Event of Default" means any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Facilities" means collectively, the Revolving Credit Facility, the Letters of Credit and the Term Loan Facility.

         "FCC" means the Federal Communications Commission or any Governmental Authority which succeeds to the powers and functions thereof.

         "FCC License" means any license or permit issued by the FCC, including, without limitation, any license issued for the operation of a CATV System, a SMATV System, a community antenna relay system, microwave system or an earth station.
         "Federal Funds Rate" means, for each day, the rate per annum (rounded upwards to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next succeeding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letters" means each of the letter agreements from the Borrowers to each of the Managing Agents concerning certain fees payable by the Borrowers in connection with this Agreement, as each of the same may be amended, supplemented and otherwise modified from time to time.

         "Financial Statement Adjustments" means, at any time, in the case of the Financial Statements (other than the Initial Financial Statements) then or theretofore delivered to the Lenders pursuant to Sections 6.1(a) and 6.1(b), such cumulative pro forma adjustments to such Financial Statements as are necessary at such time to restate such Financial Statements to be in accordance with GAAP as in effect on the date of this Agreement and as applied in the preparation of such Financial Statements on a basis consistent with the basis on which GAAP as so in effect was applied in the preparation of the Initial Financial Statements.

         "Financial Statements" means the Initial Financial Statements and the financial statements of the Borrowers and the Restricted Subsidiaries required to be delivered to the Lenders by Sections 6.1(a) and 6.1(b).

         "First Carolina Acquisition" has the meaning specified in Section 4.18.

         "Fixed Charges" means, for any period, without duplication, the sum for such period of (i) Interest Expense, (ii) commitment fees in respect of any Senior Funded Debt payable by the Borrowers and the Restricted Subsidiaries,
(iii) Capital  Expenditures  of the Borrowers and the  Restricted  Subsidiaries,
(iv) Management Fees paid by the Borrowers and the Restricted Subsidiaries (less Management Fees paid with Capital Contributions), (v) the excess, if any, of the aggregate amount of Revolving Credit Loans outstanding at the beginning of such period over the Revolving Credit Commitment scheduled to be in effect at the end of such period in accordance with the provisions of this Agreement, (vi) the aggregate amount of scheduled repayments of the Term Loan, and (vii) taxes paid by the Borrowers and the Restricted Subsidiaries, all as determined on a consolidated and combined basis in accordance with GAAP.

         "Franchise" means a franchise, license (including, without limitation, any FCC License) or other authorization or right to construct, own, operate, promote and/or otherwise exploit any cable television system or the reception and transmission of signals by microwave granted by the FCC or any state, county, city, town, village or other local Governmental Authority.

         "GAAP" means generally accepted accounting principles and practices as in effect from time to time and concurred in by the independent certified accountants certifying the Financial Statements required by Section 6.1(a), applied on a basis consistent (except for changes concurred in by such independent certified public accountants) with the most recent audited Financial Statements delivered to the Lenders, except as otherwise specifically provided herein.

         "Gans Family" means Joseph S. Gans, Sr., Irene F. Gans, Joseph S. Gans, III, Janice Gans Morsey and their respective spouses and children and trusts, partnerships, corporations and other entities controlled by one or more of such Persons. For purposes of this definition, the term "controlled" means the ownership, directly or indirectly, of equity securities or other ownership interests in a Person by another Person or Persons, which represent more than 50% of the voting power in such Person.

         "General Partners" means the collective reference to (a) each general partner of any Loan Party which is a partnership and (b) each general partner of any Loan Party formed or acquired after the Closing Date which is a partnership and, in each case, including any successor to any thereof to the extent permitted by Section 7.8.

         "Governmental Approval" means any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means each Restricted Subsidiary and any other Person delivering a Guaranty Agreement in connection with this Agreement.

         "Guaranty" means, for any Person, without duplication, any liability, contingent or otherwise, of such Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any liability of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of such obligation of the payment of such obligation or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such obligation; provided that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business. The amount of any liability assumed or acquired by the guaranteeing Person shall be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made and (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the Guaranty, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such liability, assumed or acquired by the guaranteeing Person shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

         "Guaranty Agreement" means the Guaranty Agreement in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time.

         "Head End" means the site and related facilities and equipment used as the head end for a System, including the antenna site, the tower and the antenna, the microwave communications equipment, the earth station and the head end facilities.

         "Highest Lawful Rate" means, with respect to each Agent and each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Note or on other amounts, if any, due to such Agent or such Lender pursuant to this Agreement or any other Loan Document under Requirement of Law applicable to such Agent or such Lender, as the case may be, which are presently in effect or which may hereafter be in effect.

         "Home" means a single residential dwelling or commercial building which can be connected by a single drop line. In the case of multiple residential dwellings, such as apartment houses and multi-family homes, which do not obtain reduced bulk service rates, each separate dwelling unit shall be counted as one Home. The number of Homes in a multiple residential dwelling which does obtain a reduced bulk service rate shall be the number of Basic Subscribers for such multiple residential dwelling.

         "Home Passed" means a Home which can be connected by a single drop line from an Active Plant.

         "Indebtedness":  with respect to any Person, means without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property, assets or services (excluding trade accounts payable incurred or arising in the ordinary course of business, payable in accordance with customary practices and not more than 90 days past due), (e) all Indebtedness of other Persons secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets (including revenues, income and profit) owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranties of such Person, (g) all obligations in respect of Capital Leases of such Person, (h) all obligations of such Person in respect of Interest Rate Protection Agreements and (i) all obligations of such Person as an account party in respect of surety bonds, letters of credit, bankers' acceptances and similar instruments. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof pursuant to provisions and terms reasonably satisfactory to the Managing Agents.

         "Indemnified Person" means, at any time, any Person that is, or at such time was, an Agent, a Lender, an Affiliate of an Agent or a Lender or a director, officer, employee or agent of any of the foregoing.

         "Initial Financial Statements" means (a) the March 31, 1995 audited consolidated financial statements of Chelsea and the March 31, 1995 audited financial statements of Northeast and (b) the unaudited consolidated and combined balance sheet of Borrowers and the Restricted Subsidiaries as at December 31, 1995 and the related unaudited consolidated statements of income and cash flows for such Borrowers' fiscal quarter ended on such date, copies of which have been made available to the Agents and the Lenders identified on the signature pages hereof prior to the date of this Agreement.

         "Initial Funding Date" means the date on which the conditions precedent set forth in Section 5.1 are satisfied or waived by the requisite Lenders and the initial Loans are made hereunder.

         "Insolvency"  means  with  respect  to  any  Multiemployer   Plan,  the
condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent" means pertaining to a condition  of Insolvency.

         "Intellectual Property" has the meaning specified in Section 4.8.

          Intercompany    Indebtedness    Subordination    Agreement   means   a
Subordination Agreement in the form of Exhibit A-2, as amended, supplemented and otherwise modified from time to time.

         "Interest Expense" means, for any period, the aggregate amount of interest expense paid in cash by the Borrowers and the Restricted Subsidiaries with respect to Senior Funded Debt during such period, as determined on a consolidated and combined basis in accordance with GAAP as in effect on the date of this Agreement.
         "Interest Payment Date" means the last day of March, June, September and December of each year.

         "Interest Period" means, for each Eurodollar Loan, the period (a) commencing (i) for each such Loan comprising part of the same Borrowing, on the date such Loan is made, and (ii) for each such Loan into which any Loan has been Converted, the date of that Conversion and (b) ending on the last day of the period selected by the Borrowers pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six or twelve months (if available), as the Responsible Officer may, upon notice received by the Administrative Agent not later than 11:00 A.M., Houston, Texas time on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

         (a) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

         (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

         (c) a Responsible Officer may not select any Interest Period which ends after any date on which (i) an installment payment of principal on the Term Loans is due pursuant to Section 2.2(c) unless, after giving effect to such selection, the aggregate unpaid principal amount of Base Rate Loans and Eurodollar Loans having Interest Periods which end on or prior to such principal installment payment date shall be at least equal to the principal amount of Term Loans required to be paid on such principal installment payment date pursuant to
Section 2.2(c) or (ii) the Revolving Credit Commitments are scheduled to reduce pursuant to Section 2.7 unless, after giving effect to such selection, the aggregate unpaid principal amount of Base Rate Loans and Eurodollar Loans having Interest Periods which end on or prior to such reduction date shall be at least equal to the principal amount of the Revolving Loans required to be prepaid pursuant to Section 2.7 as a result of such reduction; and

         (d) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date (in the case of Revolving Credit Loans) or beyond the date final payment is due on the Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable.

         "Interest Rate Protection Agreement" means, for any Person, any interest rate swap, reverse swap, cap or collar agreement or similar arrangement providing for protection against interest rate or currency exchange rate risks or the exchange of nominal interest obligations, either generally or under specific contingencies between such Person and any other Person.

         "Investment" means, as to any Person, (a) any direct or indirect purchase or other acquisition by such Person of the Capital Securities, bonds, notes, debentures, or other securities or obligations of, or any other interest in, any other Person, or any assets constituting a business unit of any other Person, (b) any direct or indirect loan, advance, extension of credit or capital contribution by such Person to any other Person (other than advances to employees for moving and travel expenses, drawing accounts and expenditures in the ordinary course of business) or (c) any joint venture or similar arrangement by such Person with any other Person, including, without limitation, (i) all Acquisitions and (ii) all Indebtedness and accounts receivable owed to such Person by such other Person (including, any such Indebtedness or accounts receivable which are not current assets or do not arise out of sales to or services for such other Person in the ordinary course of business).

         "Issuing Lender" means Toronto Dominion and any successor Administrative Agent appointed pursuant to Section 9.9, provided, in the event that Toronto Dominion shall be replaced as the Administrative Agent pursuant to
Section 9.9, (a) no Letter of Credit shall be issued by Toronto Dominion on or after the date of such replacement and (b) the replacement Administrative Agent shall be an Issuing Lender from and after the date of such replacement.

         "Kittanning" means Kittanning Cablevision Inc., a Delaware corporation.

         "L/C  Application"   means  an  application,   in  form  and  substance
satisfactory to the Issuing Lender, requesting the Issuing Lender to issue a Letter of Credit.

         "L/C Fee Payment Date" means the last day of each March, June, September and December.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of all unpaid Reimbursement Obligations.

         "Lender" means at any time any Person then having any or all of the rights or obligations of a Lender and which (a) is identified as a Lender on the signature pages hereof or (b) has been assigned such rights or obligations pursuant to any Assignment and Acceptance.

         "Letters of Credit" has the meaning specified in Section 3.1.

         "Lien" means, with respect to any property or asset (or any revenues, income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Litigation" means any case, proceeding, claim, grievance, lawsuit or investigation conducted by or pending before any Governmental Authority or any arbitration proceeding.

         "Loan" means any Revolving Credit Loan and any Term Loan made by any Lender pursuant to this Agreement.

         "Loan Documents" means this Agreement, the Notes, the Fee Letters, the Guaranty Agreement, the Security Documents, any Partnership Consents, each L/C Application, the Subordination Agreements and all other written agreements, documents, instruments and certificates now or hereafter executed or delivered by any Borrower, any Subsidiary or any Affiliate of any Borrower to or for the benefit of any Agent or any Lender pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, increases, restatements, rearrangements and substitutions from time to time of all or any part of the foregoing.

         "Loan Parties" means the collective reference to ACC, the Gans Family, Bent, the Borrowers, the Subsidiaries and any other Person hereafter executing and delivering a Security Document, Guaranty Agreement, Management Subordination Agreement, Affiliate Subordination Agreement or any other Loan Document for the benefit of the Lenders.

         "Loan Percentage" means, as to any Lender at the time of any determination, the percentage which the aggregate principal amount of such Lender's outstanding Loans and participations in L/C Obligations at such time represents of the aggregate principal amount of all outstanding Loans and participations in L/C Obligations of all Lenders at such time.

         "Management Agreements" means that certain (i) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI, and Adelphia Cablevision, L.P.; (ii) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI, and Better T.V., Inc. of Bennington, a Vermont corporation; (iii) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI, and Campbell Communications, Inc., a Massachusetts corporation; (iv) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI, and Chautauqua County Cable Vision, Inc., a New York corporation; (v) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI, and Harbor Vue Cable TV, Inc., a New York corporation; (vi) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI, and Hoosick Cablevision, Inc., a New York corporation; (vii) Management Services Agreement for Managed Systems made as of the 1st day of January, 1995, by and between ACC and Plato Communications, Inc., a Delaware corporation (now known as Kittanning); (viii) Amended and Restated Management Services Agreement for Managed Systems made as of the 25th day of September, 1989, by and between ACI and Moutain Cable Company, a Vermont limited partnership and ACC; (ix) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Mt. Lebanon Cablevision, Inc., a Pennsylvania corporation; (x) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Multi-Channel T.V. Cable Company, an Ohio corporation; (xi) Management Services Agreement for Managed Systems made as of the 1st day of January, 1995, by and between ACTV and Northeast Cable, Inc., a Delaware corporation; (xii) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Rigpal Communications, Inc., a Pennsylvania corporation; (xiii) Management Services Agreement for Managed Systems made as of the 9th day of January, 1996, by and between ACI and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership; (xiv) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and South Shore Cablevision, Inc., a Massachusetts corporation; (xv) Management Services Agreement for Managed Systems made as of the 10th day of March, 1994, by and between ACI and Three Rivers Cable Associates, L.P., a Pennsylvania limited partnership; (xvi) Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Upper St. Clair Cablevision, Inc., a Pennsylvania corporation; and (xvii) any other management agreement to which any Borrower or Subsidiary is a party, approved by the Managing Agents and the Required Lenders (which approval will not be unreasonably withheld), as amended, supplemented and otherwise modified to the date of this Agreement and from time to time thereafter to the extent permitted by Section 7.8.

          Management Fee Cap Amount has the meaning specified in Section 7.15.

         "Management Fees" means amounts payable, subject to the terms of a Management Subordination Agreement, by any Borrower or any Restricted Subsidiary to any Manager pursuant to a Management Agreement on account of compensation, fees, salary or otherwise, for providing management or supervisory services to such Borrower or such Restricted Subsidiary in a maximum amount not to exceed 5% of the Borrowers and the Restricted Subsidiaries gross revenue.

         "Manager" means ACC, ACI, ACTV or any Affiliate of ACC or any other Person approved by the Managing Agents and the Required Lenders (which approval will not be unreasonably withheld), which has delivered to the Administrative Agent a certified copy of a duly executed and delivered Management Agreement and a duly executed Management Subordination Agreement which is in full force and effect and not being contested by any Person.

         "Management Subordination Agreement" means a Management Subordination Agreement to be executed by each Borrower, Subsidiary and Manager party to a Management Agreement and delivered to the Administrative Agent for the benefit of the Lenders, in the form of Exhibit F, as such agreements may be amended, supplemented or otherwise modified from time to time.

         "Managing Agents" means Toronto Dominion, NationsBank, Chemical Bank, The Bank of Nova Scotia and CIBC Inc., each in its capacity as a Managing Agent in connection with this Agreement.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, properties or assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Borrowers and the Restricted Subsidiaries considered as a whole, (b) the ability of the Borrowers, considered as a whole, to perform their payment and other obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Moody's" means Moody's Investors Service, Inc.

          Mountain  means Mountain Cable Company, a Vermont limited partnership.

          Mountain Partners means Pericles Communications Corporation, Mountain Cable Communications Corporation, Upper St. Clair Cablevision, Inc., Rigpal
 Communications, Inc. and Mt. Lebanon Cablevision, Inc.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NationsBank" means NationsBank of Texas, N.A.

         "Net Income" means, for any period, the aggregate net income (or net loss) of the Borrowers and the Restricted Subsidiaries for such period as determined on a consolidated and combined basis in accordance with GAAP as in effect on the date of this Agreement.

         "Net Proceeds" means, (a) with respect to any Asset Sale or Asset Swap by any Borrower or any of the Restricted Subsidiaries, 100% of the gross cash proceeds (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Asset Swap net of (i) reasonable and customary amounts of attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith (other than such amounts payable to Affiliates) and (ii) taxes paid or payable as a result thereof and (b) the proceeds of any award or compensation for any property or assets of any Borrower or any Restricted Subsidiary taken by condemnation or eminent domain and the proceeds of any insurance award with respect to the loss or damage of any property, in each case, as and when received by any Borrower or any Restricted Subsidiary.

         "Non-Excluded Taxes" has the meaning specified in Section 2.15.

         "Northeast" means Northeast Cable, Inc., a Delaware corporation.

         "Northeast/Robinson Credit Agreement" means that certain $190,000,000 Credit Agreement, dated as of October 27, 1995, among Plato Communications, Inc. (now known as Kittanning), Northeast, Martha s Vineyard Cablevision, L.P. and Robinson, as the borrowers, the several lenders parties thereto from time to time, and Chemical Bank as the administrative agent, and the other loan documents executed in connection therewith, each as amended, supplemented and otherwise modified to the date of this Agreement.

         "Note" means the collective reference to the Revolving Credit Notes and the Term Notes.

         "Notice of Borrowing" means a written notice substantially in the form of Exhibit G delivered by any Borrower to the Administrative Agent in accordance with Section 2.3.

         "Notice of Conversion" means a written notice substantially in the form of Exhibit H delivered by any Borrower to the Administrative Agent in accordance with Section 2.9.

         "Notice  of  Letter  of  Credit   Request"   means  a  written   notice
substantially in the form of Exhibit I delivered by a Borrower to the Issuing Lender in accordance with Section 3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on (including, without limitation, interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Loans and all other obligations and liabilities of any Borrower or any Restricted Subsidiary to any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Note, any other Loan Document, the Letters of Credit or any Interest Rate Protection Agreement entered into by any Borrower with any Lender or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to any Agent, the Issuing Lender, or to any Lender that are required to be paid by the Borrowers or any Restricted Subsidiary pursuant to the terms of this Agreement, any other Loan Document, the Letters of Credit or any Interest Rate Protection Agreement entered into by any Borrower with any Lender or otherwise).

         "Operating Cash Flow" means, for any period, (a) the sum of (i) Net Income for such period and (ii) to the extent deducted in determining such Net Income, (A) interest expense, (B) Management Fees, (C) income taxes, (D) depreciation, (E) amortization and (F) all other non-cash expenses of the Borrowers and the Restricted Subsidiaries, as determined on a consolidated and combined basis in accordance with GAAP as in effect on the date of this Agreement, less (b) to the extent included in determining such Net Income, all income and gains and all fees, interest income, dividends and distributions received from Affiliates to the extent income and gains and such fees, interest income, dividends and distributions (i) were not paid in cash or (ii) if paid in cash, exceed 10% of Operating Cash Flow for such period (before giving effect to such payment); provided that, if any Borrower or any of its Restricted Subsidiaries shall have made one or more Acquisitions or Asset Swaps during such period, Operating Cash Flow for such period shall be adjusted on a pro forma basis to give effect to all such Acquisitions and Asset Swaps as if they had occurred at the beginning of such period; and provided further, that if any Borrower or any of its Restricted Subsidiaries shall have effected one or more Asset Sales or Asset Swaps during such period, Operating Cash Flow for such period shall be adjusted on a pro forma basis to give effect to all such Asset Sales and Asset Swaps as if they had occurred at the beginning of such period.

         "Operating Cash Flow to Interest Expense Ratio" means, at the date of any determination, the ratio of (a) Operating Cash Flow for the immediately preceding fiscal quarter to (b) Interest Expense for such fiscal quarter.

         "Operating Cash Flow to Fixed Charges Ratio" means, at the date of any determination, the ratio of (a) Operating Cash Flow for the immediately preceding four fiscal quarters to (b) Fixed Charges for such fiscal quarters.

         "Participant" has the meaning specified in Section 10.6(b).

         "Partnership Assignment Agreements" means each Borrower Assignment of Partnership Interests, each Subsidiary Assignment of Partnership Interests and each other agreement executed and delivered by any Person pursuant to this Agreement assigning, pledging and transferring to the Administrative Agent all or any portion of the partnership interests of such Person in any Restricted Subsidiary of any Borrower, as the same may be amended, supplemented and modified from time to time.

          Partnership Consent has the meaning specified in Section 5.1(h).

         "Pay Subscriber" has the meaning generally ascribed to such term in the cable television industry.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          Permitted Intercompany Indebtedness means Subordinated Indebtedness of the type described in subsections (a) and (b) of the definition of Subordinated Indebtedness.

         "Permitted Liens" means, as applied to the property or assets (or any revenues, income or profits therefrom), (a) Liens for taxes, assessments and other governmental charges or levies not yet due or which (if foreclosure, distraint, sale or other similar proceedings have not commenced or, if commenced, have been stayed) are being contested in good faith and by appropriate proceedings and adequate reserves for which are maintained on the books of such Person in conformity with GAAP; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty days or which (if foreclosure, distraint, sale or other similar proceedings have not commenced or, if commenced, have been stayed) are being contested in good faith by appropriate proceedings and adequate reserves for which are maintained on the books of such Person in accordance with GAAP; (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower or any Restricted Subsidiary; (f) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease permitted by Section 7.2(c); (g) Liens under Pole Rental Leases on cables and other property affixed to transmission poles; (h) Liens securing Indebtedness of the Borrowers and the Restricted Subsidiaries permitted by Section 7.2(d) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, provided that in no event may such Liens encumber any Capital Securities of any Borrower or any Restricted Subsidiary, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired; and (i) Liens created pursuant to the Security Documents.

         "Permitted Line of Business" has the meaning specified in Section 7.13.

         "Person" means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, mutual company, limited liability company, business trust, trust, estate, unincorporated association, joint venture, union, employee organization, Governmental Authority or other entity of whatever nature.

         "Plan" means any employee benefit plan which is covered by ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pole Rental Leases" means leases under which any Borrower or any of its Subsidiaries has the right to use telephone or utility poles, conduits or trenches for the purpose of supporting or housing cables of any System owned or operated by any Borrower or any of its Subsidiaries.

         "Prime Rate" means the fluctuating prime commercial lending rate of interest adopted by the Administrative Agent, as its reference rate for the determination of interest rates for loans of varying maturities in Dollars to residents of the United States of America of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate." The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily the lowest rate of interest of the Administrative Agent.

         "Pro Forma Debt Service" means, at any date of determination, the sum of all pro forma Interest Expense, commitment fees and principal payments, including the current maturities thereof, due in respect of Senior Funded Debt, during the four fiscal quarters of the Borrowers next succeeding such date of determination; provided that (i) pro forma Interest Expense with respect to outstanding Loans and commitment fees relating to Revolving Credit Loans shall be determined (A) assuming that, with respect to each fiscal quarter comprising a portion of such four fiscal quarter period, Revolving Credit Loans in an aggregate principal amount equal to the lesser of (I) the aggregate amount of Revolving Credit Loans outstanding on such date of determination and (II) the Revolving Credit Commitment which, as at such date, is scheduled to be in effect at the beginning of such quarter in accordance with the provisions of this Agreement will be in effect during such quarter and (B) assuming that (I) all Eurodollar Loans outstanding on such date of determination shall bear interest until the end of the then current Interest Period with respect thereto at the rate applicable thereto on such date of determination and shall bear interest from and after the end of such then current Interest Period with respect thereto, at the three-month Adjusted Eurodollar Rate in effect on the date of calculation on which Pro Forma Debt Service is being calculated (the "Calculation Date") and (II) all Base Rate Loans shall bear interest during such period at the Base Rate in effect on such Calculation Date (provided that (x) if the aggregate principal amount of Loans to be outstanding is ever determined pursuant to clause (i)(A)(II) of this provision, the Revolving Credit Loans shall be deemed repaid in the following order, first, Base Rate Loans and, second, Eurodollar Loans and (y) the interest rate applicable to all Revolving Credit Loans shall be calculated after giving effect to any Interest Rate Protection Agreement in effect with respect to such Revolving Credit Loans),
(ii) pro forma principal payments with respect to Revolving Credit Loans outstanding under this Agreement shall be equal to the excess of the aggregate amount of Revolving Credit Loans outstanding on such date of determination over the Revolving Credit Commitment scheduled to be in effect at the end of such period in accordance with the provisions of this Agreement, (iii) pro forma Interest Expense with respect to all other Senior Funded Debt shall be determined based upon the applicable interest rate in effect on such date of determination assuming that the principal amount of such Indebtedness on such date of determination remains outstanding throughout such period, adjusted to give effect to any scheduled principal payments during such period and after giving effect to any Interest Rate Protection Agreement in effect with respect to such Senior Funded Debt and (iv) pro forma principal payments with respect to all such other Senior Funded Debt shall be equal to the excess of the principal amount of such Senior Funded Debt on such date of determination over the principal amount of such Senior Funded Debt scheduled to be outstanding at the end of such period.

         "Properties" has the meaning specified in Section 4.19.

         "Refinancing" means the payment of the outstanding Indebtedness, together with all accrued interest and fees thereon and other amounts due thereunder to the Closing Date, of (i) Chelsea under the Chelsea Loan Agreement in an aggregate amount not to exceed $335,000,000 and (ii) Kittanning, Northeast, Martha s Vineyard Cablevision, L.P. and Robinson under the Northeast/Robinson Credit Agreement in an aggregate amount not to exceed $190,000,000.

         "Register" has the meaning specified in Section 10.6(d).

         "Regulations G and U" means Regulations G and U of the Board of Governors.

         "Reimbursement Obligations" means the obligations of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.4 for amounts drawn under Letters of Credit.

         "Reinvestment Deadline" has the meaning specified in Section 2.18(a).

         "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event" means any of the events set forth in Section 4043(b) or (c) of ERISA, other than those events described in Section 4043(b) as to which notice is waived by applicable PBGC regulation or those events described in Section 4043(c) as to which the thirty-day notice period is waived under Section .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

         "Required Lenders" means, at the time of any determination, Lenders the Total Facility Percentages of which aggregate at least 51%.

         "Requirement of Law" means, as to any Person, (a) the Charter Documents of such Person and (b) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority or any obligation included in any Authorization or resulting from binding arbitration, including, without limitation, any requirement under common law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means, with respect to any Loan Party, (a) if such Loan Party is a partnership, such senior personnel of the general partner or the managing general partner (if there is more than one general partner) of such partnership, including, without limitation, the Chief Executive Officer, the President, any Vice President and Colin H. Higgin or, with respect to financial matters, the Treasurer, as may be duly authorized and designated in writing by such general partner to the Administrative Agent to execute the Loan Documents to which the Loan Party of which it is the general partner is a party and any other documents, agreements or instruments to be delivered by such Loan Party thereunder and (b) if such Loan Party is a corporation, such senior personnel of such Loan Party, including, without limitation, the Chief Executive Officer, the President, any Vice President and Colin H. Higgin or, with respect to financial matters, the Treasurer, as may be duly authorized and designated in writing by such Loan Party to the Administrative Agent to execute the Loan Documents to which such Loan Party is a party and any other documents, agreements or instruments to be delivered by such Loan Party thereunder.

         "Restricted Investments" means, as to any Person, any Investment by such Person in any of its Affiliates or any Unrestricted Subsidiaries or any payment on account of the purchase, redemption or other acquisition or retirement of any Capital Securities of such Person or any of its Affiliates or any Unrestricted Subsidiaries.

         "Restricted Payments" has the meaning specified in Section 7.6.

          Restricted Subsidiary means any Subsidiary of any Borrower that is not an Unrestricted Subsidiary and any Unrestricted Subsidiary of any Borrower which a Responsible Officer hereafter designates as a Restricted Subsidiary and as to which the applicable Borrower complies with the provisions of Section 6.9 relating to new Restricted Subsidiaries .

         "Revolving Credit Commitment" as to any Revolving Credit Lender, its obligation, if any, to make Revolving Credit Loans to, or issue or participate in Letters of Credit issued on behalf of, any Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Revolving Credit Lender's name in Annex A under the heading "Revolving Credit Commitment" or, in the case of any Revolving Credit Lender that is an Eligible Assignee, the amount of the assigning Revolving Credit Lender's Revolving Credit Commitment assigned to such Eligible Assignee pursuant to Section 10.6(c) and set forth in the applicable Assignment and Acceptance (in each case, as the same may be increased, reduced or otherwise adjusted from time to time as provided herein).

         "Revolving  Credit  Commitment   Period"  means  the  period  from  and
including the date hereof to, but not including, the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments of all Revolving Credit Lenders shall terminate as provided herein.

         "Revolving   Credit  Facility"  means  the  revolving  credit  facility provided for in Section 2.1.

         "Revolving Credit Facility Percentage": at any time, as to any Revolving Credit Lender, the percentage of the aggregate outstanding Revolving Credit Loans and L/C Obligations then constituted by such Revolving Credit Lender's outstanding Revolving Credit Loans and participations in L/C Obligations (or obligations held by the Issuing Lender in respect of L/C Obligations, in the case of the Issuing Lender); provided, if no Revolving Credit Loans or L/C Obligations are outstanding, the Revolving Credit Facility Percentage for any Revolving Credit Lender shall be the percentage of the aggregate Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment.

         "Revolving Credit Lender" means each Lender which has a Revolving Credit Commitment or which has
Revolving Credit Loans outstanding.

         "Revolving Credit Loans" has the meaning specified in Section 2.1.

         "Revolving Credit Note" means a promissory note of the Borrowers payable to the order of each Lender in the form of Exhibit J.

         "Revolving Credit Termination Date" the earlier of (i) December 31, 2003 and (ii) the date on which the Revolving Credit Loans become due and payable in full, pursuant to acceleration or otherwise.

         "Rigas Family" means John J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen K. Rigas, Michael J. Rigas and their respective spouses and children and trusts, partnerships, corporations and other entities controlled by one or more of such Persons; provided that neither ACC nor any of its Subsidiaries shall be deemed to be a part of the Rigas Family. For purposes of this definition, the term "controlled" means the ownership, directly or indirectly, of equity securities or other ownership interests in a Person by another Person or Persons, which represent more than 50% of the voting power in such Person.

         "Robinson" means Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership.

         "Security Documents" means each Partnership Assignment Agreement, each Stock Pledge Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the Obligations hereunder and under any of the other Loan Documents or to secure any guaranty of the Obligations, including, without limitation, any such security document delivered pursuant to Section 6.9 or 6.10.

         "Senior Funded Debt" means, at any date of determination, (a) the sum of (i) the Loans and the Letters of Credit outstanding on such date and (ii) Indebtedness of the Borrowers and the Restricted Subsidiaries of the type described in Section 7.2(d) outstanding on such date, less (b) the Cash Balance at such date.

         "Senior Funded Debt Ratio" means, at the time of any determination, without duplication of amounts, the ratio of (a) the aggregate amount outstanding at such time of all obligations of the Borrowers and the Restricted Subsidiaries in respect of the principal amount of all Senior Funded Debt to (b) Annualized Operating Cash Flow for the most recently ended fiscal quarter for which Financial Statements have been provided.
         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "SMATV System" means any System that is a satellite master antenna television system as such term is commonly understood in the cable television industry.

         "Solvent" means when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (c) such Person will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person; in each case after giving effect to (A) as of the Closing Date, the making of the Loans to be made or the issuance of any Letters of Credit to be issued on the Closing Date and to the application of the proceeds of such Loans and such Letters of Credit and (B) on any date after the Closing Date, the making of any Loan to be made or the issuance of any Letters of Credit to be issued on such date, and to the application of the proceeds of such Loan and such Letters of Credit. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "S&P" means Standard & Poor's Rating Services Group.

         "Stock Pledge Agreement" means a Stock Pledge Agreement in the form of Exhibit K, as amended, supplemented and otherwise modified from time to time.

         "Subordinated Indebtedness" means unsecured Indebtedness of (a) any Borrower owing to any other Borrower, (b) any Restricted Subsidiary owing to any other Restricted Subsidiary or to any Borrower owning, directly or indirectly, Capital Securities of such Restricted Subsidiary, or (c) any Borrower or any Restricted Subsidiary owing to any Affiliate other than any other Borrower or any other Restricted Subsidiary, all of which Indebtedness described in (a), (b) and (c) above is subordinated to the Obligations pursuant to, in the case of Permitted Intercompany Indebtedness, an Intercompany Indebtedness Subordination Agreement and in the case of Affiliate Subordinated Indebtedness, an Affiliate Subordination Agreement, including the following terms and conditions: (i) payments on the Affiliate Subordinated Indebtedness will be subject to the provisions of Section 7.6; (ii) all Subordinated Indebtedness will be unsecured;
(iii) interest on Affiliate Subordinated Indebtedness shall not exceed a rate of 10% per annum; (iv) payments on all Subordinated Indebtedness will not be made if any Default or Event of Default has occurred and is continuing or would result from such payment; (v) upon payment or distribution of assets of the Borrowers upon dissolution, liquidation or reorganization in bankruptcy, all of the Obligations shall be paid in full in cash directly to the Lenders before any payment of principal, interest or any other amount in respect of Subordinated Indebtedness; (vi) in the event of bankruptcy, insolvency, receivership or assignment for the benefit of creditors of any Borrower, the Lenders or the Administrative Agent shall (A) have the right to file a claim on behalf of the holders of Subordinated Indebtedness and collect and receive all such payments,
(B) be irrevocably appointed attorney for the holders of the Subordinated Indebtedness and be granted a security interest in any bankruptcy dividend;
(vii) if, prior to payment in full of the Obligations in cash, the holder of Subordinated Indebtedness receives any payment or security, such payment or security shall be delivered to the Administrative Agent; and (viii) no Subordinated Indebtedness will include cross defaults or cross accelerations with any other Indebtedness.

         "Subordination Agreements" means each Affiliate Subordination Agreement , each Intercompany Indebtedness Subordination Agreement and each Management Subordination Agreement.

         "Subsidiary" means, as to any Person, (a) a corporation of which shares of stock having ordinary voting power (other than stock having such voting power only by reason of the happening of a contingency) sufficient to elect a majority of the board of directors of such corporation is at the time directly or indirectly through one or more intermediaries, or both, owned, or the management of which is controlled, by such Person, or (b) a partnership, joint venture or other entity of which ownership, equity or similar interests having the power to direct or cause the direction of management and policies, or the power to elect the managing general partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be, is at the time directly or indirectly through one or more intermediaries, or both, owned, or the management of which is controlled by, such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of any Borrower.

         "Subsidiary Assignment of Partnership Interests" means a Subsidiary Assignment of Partnership Interests in the form of Exhibit L, as amended, supplemented and otherwise modified from time to time.

         "System" means as to any Person, assets constituting a CATV System or SMATV System (including, without limitation, all related licenses, franchises and permits issued under federal or local laws from time to time, and all Pole Rental Leases, utility easements and other property services provided pursuant to, and all interest of such Person to receive payments from, or pursuant to, said licenses, franchises and permits) owned and operated by such Person and serving subscribers within a geographical area covered by one or more Franchises from the same Head End facility or by two or more related Head End facilities.

         "System Cash Flow Percentage" has the meaning specified in
 Section 7.5(a).

                  "Term Loan Commitment" as to any Term Loan Lender, the obligation of such Term Loan Lender, if any, to make Term Loans to the Borrowers hereunder on the Initial Funding Date in an aggregate principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Term Loan Lender s name on Annex A, or in the case of any Term Loan Lender that is an Eligible Assignee, the amount of the assigning Term Loan Lender's Term Loan assigned to such Eligible Assignee pursuant to Section 10.6(c) and set forth in the applicable Assignment and Acceptance (in each case, as the same may be increased, reduced or otherwise adjusted from time to time as provided herein). The Term Loan Commitment of each Term Loan Lender will automatically be permanently reduced by the amount of any Term Loan made by such Term Loan Lender.

         "Term Loan Facility" the term credit facility provided for in
 Section 2.2.

         "Term Loan Facility Percentage": means (i) on or prior to the Initial Funding Date, as to any Term Loan Lender, the percentage of the aggregate Term Loan Commitments then constituted by such Lender s Term Loan Commitment, and
(ii) thereafter, as to any Term Loan Lender, the percentage of the aggregate outstanding Term Loans then constituted by such Lender's outstanding Term Loans.

         "Term Loan Lender" means each Lender which has a Term Loan Commitment or which has Term Loans outstanding.

         "Term Loans" has the meaning specified in Section 2.2.

         "Term Note" means a promissory note of the Borrowers payable to the order of each Lender in the form of Exhibit M.

         "Termination Date" means the earlier of (i) December 31, 2004 and (ii) any date on which the Loans become due and payable in full, whether by acceleration or otherwise.

          Three Rivers means Three Rivers Cable Associates, L.P., a Pennsylvania limited partnership.

          Three Rivers Partners means Mt. Lebanon Cablevision, Inc., Walter L. Bent and Bent & Associates, Inc.

         "Toronto Dominion" means Toronto Dominion (Texas), Inc.

         "Total Commitment" means the sum of the Revolving Credit Commitments and the Term Loan Commitments (in each case, as the same may be increased, reduced or otherwise adjusted from time to time as provided herein) not to exceed $690,000,000, as such amount is or may be reduced from time to time pursuant to this Agreement.

         "Total Facility Percentages" means, as to any Lender at any time, the quotient (expressed as a percentage) of (a) the sum of (i) such Lender s Revolving Credit Commitment and (ii) such Lender's outstanding Term Loans, and
(b) the sum of (i) the aggregate Revolving Credit Commitments and (ii) the aggregate outstanding Term Loans.

         "Tranche" means the collective reference to Eurodollar Loans made by the Revolving Credit Lenders or the Term Loan Lenders, as the case may be, the then current Interest Periods of which begin on the same date and end on the same later date, whether or not such Eurodollar Loans shall originally have been made on the same day.

         "Transferee" has the meaning specified in Section 10.6(f).

         "Trigger Date" means the earlier of (a) the date the Loans and all other Obligations owing under this Agreement shall have become or been declared to be due and payable and (b) the date on which the Required Lenders shall have notified the Administrative Agent after the occurrence of an Event of Default that amounts are to be allocated pursuant to Section 8.2.

         "Type" refers to a Base Rate Loan or a Eurodollar Loan.

          Uniform Commercial Code means the Uniform Commercial Code from time to time in effect in the State of New York.

          Uniform Customs means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          Unrestricted Subsidiary means any Subsidiary of any Borrower formed or acquired after the Closing Date and designated by a resolution of a Responsible Officer as an Unrestricted Subsidiary; provided that (a) if such Subsidiary is a partnership, such Subsidiary may be an Unrestricted Subsidiary only if no Borrower or any Restricted Subsidiary is a general partner of such Subsidiary and (b) such Subsidiary shall only be an Unrestricted Subsidiary for so long as such Subsidiary engages solely in the business of acquiring, owning or disposing of publicly traded marketable securities and FCC Licenses (other than FCC Licenses used in connection with the ownership or operation of the Systems of any Borrower and its Subsidiaries).

          Wholly Owned Restricted Subsidiary means any Restricted Subsidiary that is also a Wholly Owned Subsidiary.

         "Wholly Owned Subsidiary" means, as to any Person, any other Person 100% of the Capital Securities of which (other than directors' qualifying shares required by law) is owned by such Person directly or indirectly through one or more other Wholly Owned Subsidiaries.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the same defined meanings when used in any Note or any other Loan Document.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and the Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 6.1 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Section 6.1 for such purpose), then compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Without limiting any other provision of this Agreement, to the extent that any entity which is a Restricted Subsidiary under this Agreement would not be included in the financial statements of any Borrower as prepared on a combined and consolidated basis in accordance with GAAP, such financial statements shall be prepared so as to include such Restricted Subsidiary on a combined and consolidated basis in accordance with GAAP. Without limiting any other provision of this Agreement, to the extent that any such Restricted Subsidiary is included in the Financial Statements on a combined and consolidated basis, all financial terms defined herein shall also include the accounts of such Restricted Subsidiary on a combined and consolidated basis in accordance with GAAP.

                  (c) When used in this Agreement, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words Section, Annex, Schedule and Exhibit refer to Sections and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) Except as otherwise specified herein, all references herein to any Requirement of Law defined or referred to herein shall be deemed references to such Requirement of Law or any successor Requirement of Law, as the same may have been or may be amended and supplemented from time to time, and any rules or regulations promulgated thereunder from time to time as the same may have or may be amended and supplemented from time to time.

                  (f) References in this Agreement or any other Loan Document to knowledge by the Borrowers or any Subsidiary of events or circumstances shall be deemed to refer to events or circumstances of which a Responsible Officer has actual knowledge or reasonably should have knowledge.

                  (g) References in this Agreement or any other Loan Document to financial statements shall be deemed to include all related schedules and notes thereto.

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Revolving Credit Facility. (a) The aggregate amount of the Revolving Credit Commitments on the date of this Agreement equals $540,000,000. Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period; provided, that in no event shall the sum of the aggregate outstanding (i)
Revolving  Credit  Loans  and  (ii)  participations  in L/C  Obligations  of any
Revolving  Credit  Lender at any time  exceed  such  Revolving  Credit  Lender's
Revolving Credit Commitment. During the Revolving Credit Commitment Period, within the Available Revolving Credit Commitment and subject, without limitation, to Sections 2.7 and 2.18, the Borrowers may borrow, prepay the Revolving Credit Loans in whole or in part, and reborrow under this Section 2.1, all in accordance with the terms and conditions of this Agreement. The Revolving Credit Loans of each Revolving Credit Lender shall be evidenced by a Revolving Credit Note payable to such Revolving Credit Lender or its nominee's order on or before the Revolving Credit Termination Date.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with Section 2.3 or Section 2.9. Each Borrowing shall consist of Revolving Credit Loans of the same Type made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Facility Percentages.

                  (c) The Borrowers jointly and severally hereby unconditionally promise (i) to pay to the Administrative Agent for the account of the Applicable Lending Office of each Revolving Credit Lender, the principal amount of the Revolving Credit Loans made by such Revolving Credit Lender, together with all accrued and unpaid interest thereon, on or before the Revolving Credit Termination Date and (ii) to prepay to the Administrative Agent for the account of the Applicable Lending Office of each Revolving Credit Lender, the principal amount of each prepayment required by Section 2.7 on the date or dates the same become due and payable pursuant to and in accordance with this Agreement. Subject to Section 2.7(a), payments and prepayments of Revolving Credit Loans shall be applied by the Administrative Agent first, to pay Base Rate Loans and second, to pay Eurodollar Loans in the order that the Interest Periods for such Loans end. All amounts shall be paid on the date due as provided in this Agreement, whether or not such payment would require a prepayment of any Eurodollar Loans prior to the last day of the applicable Interest Periods therefor or would result in losses, costs or expenses compensable under Section 2.16.

                  2.2 Term Loan Facility. (a) The aggregate amount of the Term Loan Commitments on the date of this Agreement equals $150,000,000. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make term loans ("Term Loans") to the Borrowers on the Initial Funding Date in an amount not to exceed such Term Loan Lender's Term Loan Commitment. The Term Loans of each Term Loan Lender shall be evidenced by a Term Note payable to such Term Loan Lender or its nominee's order on or before the Termination Date.

                  (b) The Term Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with Section
2.3 or Section 2.9.

                  (c) Unless sooner paid pursuant to the terms hereof, the aggregate Term Loans of all the Term Loan Lenders shall be due and payable in installments on the last day of each fiscal quarter of the Borrowers, commencing on June 30, 1998, and ending on December 31, 2004, based on the following quarterly percentage reductions:

                 Fiscal Quarter End
          Quarterly Percentage Reduction


 6/30/98 through and including 12/31/02                    0.2500%


 3/31/03 through and including 12/31/03                    2.3125%

 3/31/04 through and including 12/31/04                   21.5000%



The aggregate principal amount of each such installment payable on the last day of any fiscal quarter of the Borrowers shall be equal to the applicable quarterly percentage set forth above of the aggregate principal amount of the Term Loans outstanding on the Initial Funding Date, after giving effect to all borrowings under this Agreement on such date; provided that, in any event, the installment due on December 31, 2004 shall be in an amount equal to the aggregate principal amount of Term Loans outstanding on such date.

                  (d) The Borrowers jointly and severally hereby unconditionally promise to pay, or prepay as the case may be, to the Administrative Agent for the account at the Applicable Lending Office of each Term Loan Lender, the principal amounts specified in Section 2.2(c) (or, if less, the aggregate amount of the Term Loans then outstanding), on or before the dates specified in Section 2.2(c) or, if earlier on, the dates required in Section 2.7 or on the Termination Date, together with all accrued and unpaid interest thereon. Subject to Section 2.7(a), payments and prepayments of the Term Loans shall be applied by the Administrative Agent first, to pay Base Rate Loans and second, to pay Eurodollar Loans in the order that the Interest Periods for such Loans end. All amounts shall be paid on the date specified therefor, whether or not such payment would require a prepayment of any Eurodollar Loans prior to the last day of the applicable Interest Periods therefor or would result in losses, costs or expenses compensable under Section 2.16.

                  (e) In the event the Term Loans  shall be prepaid  pursuant to
Section 2.7, the relevant quarterly installment amounts required by Section 2.2(c), after the date of such prepayment, shall be reduced on a pro rata basis by an aggregate amount equal to the amount of such prepayment.

                  2.3 Procedure for Borrowings. (a) Subject to the terms and conditions hereof, the Borrowers may borrow under the Revolving Credit Facility during the Revolving Credit Commitment Period on any Business Day, provided, that the Borrowers shall give the Administrative Agent an irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 A.M., Houston, Texas time, together with a pro forma Compliance Certificate, giving effect to the requested Borrowing, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the Borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the Borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each Tranche and the respective lengths of the initial Interest Periods therefor. Each Borrowing under the Revolving Credit Facility shall be in an amount equal to (x) in the case of Base Rate Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, each Tranche shall be $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such Notice of Borrowing and Compliance Certificate from the applicable Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. The Administrative Agent shall promptly deliver a copy of each Notice of Borrowing to the Revolving Credit Lenders.

                  (b) Subject to the terms and conditions hereof, the Borrowers may borrow under the Term Loan Facility on the Initial Funding Date, provided, that the Borrowers shall give the Administrative Agent an irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m., Houston, Texas time, together with a pro forma Compliance Certificate giving effect to the requested Borrowing (i) three Business Days prior to the relevant Borrowing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans, or (ii) one Business Day prior to the relevant Borrowing Date, otherwise) requesting that the Term Loan Lenders make Term Loans on such Borrowing Date and specifying (i) the amount to be borrowed, (ii) whether such Term Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof and (iii) in the case of Term Loans that are to be entirely or partly Eurodollar Loans, the respective amount of each Tranche (which shall be $5,000,000 or a whole multiple of $1,000,000 in excess thereof) and the respective lengths of the initial Interest Periods therefor.

                  (c) Each Lender shall, before 11:00 A.M., Houston, Texas time on the Borrowing Date, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Office, in immediately available funds, such Lender's percentage of such Borrowing then constituted by such Lender's Revolving Credit Facility Percentage and/or Term Loan Facility Percentage, as the case may be, of such Borrowing. After the Administrative Agent's receipt of such funds and, upon fulfillment of the applicable conditions set forth in Section 5, the Administrative Agent shall make such funds available to the applicable Borrower's account at the Administrative Agent's Office or as otherwise designated in the Notice of Borrowing.

                  (d) Unless the Administrative Agent has received notice from a Lender prior to 10:00 A.M., Houston, Texas time on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Revolving Credit Facility Percentage and/or Term Loan Facility Percentage, as the case may be, of such Borrowing, the Administrative Agent may assume such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Sections 2.3(a) and 2.3(b), as applicable, and the Administrative Agent in its sole discretion may, in reliance on such assumption, make available to the Borrowers on such date a corresponding amount on behalf of such Lender. If and to the extent that such Lender shall not have so made its Revolving Credit Facility Percentage and/or Term Loan Facility Percentage, as the case may be, available to the Administrative Agent, the Borrowers jointly and severally agree, and such Lender agrees, to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at a per annum rate equal to (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Rate until, and including, the third Business Day after demand is made and thereafter at the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrowers shall repay to the Administrative Agent such corresponding amount, no Borrower shall have any liability with respect to losses, costs or expenses otherwise compensable under
Section 2.16 in connection therewith.

                  (e) The agreements of the Lenders to make Loans to the Borrowers pursuant to this Agreement are several, and not joint nor joint and several, and the failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                  (f) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (g) The Administrative Agent shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

                  (h) The entries made in the Register shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of the Administrative Agent to maintain the Register, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by any Lender in accordance with the terms of this Agreement and the Notes.

                  2.4 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender's Domestic Lending Office a commitment fee during the Revolving Credit Commitment Period, computed at the rate of (a) 3/8ths of 1% per annum when the Senior Funded Debt Ratio is equal to or greater than 5.00 to 1.00 and (b) 1/4th of 1% per annum when the Senior Funded Debt Ratio is less than 5.00 to 1.00, in each case on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, calculated on the basis of a 360-day year for the actual number of days elapsed, payable quarterly in arrears on each Interest Payment Date and on the Revolving Credit Termination Date.

                  (b) The Borrowers jointly and severally agree to pay (without duplication of any fee payable under Section 2.4(a)) to the Administrative Agent and the Managing Agents, for their respective accounts, the fees provided for in the Fee Letters on the dates and in the amounts provided for therein.

                  (c) The Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of each Revolving Credit Lender, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the date such Letter of Credit is no longer outstanding, computed at a percentage rate per annum equal to the Applicable Margin from time to time applicable to Revolving Credit Loans bearing interest at the Adjusted Eurodollar Rate, calculated on the basis of a 360-day year and the actual number of days elapsed, of the aggregate average daily amount available to be drawn under such Letter of Credit for the period as to which payment of such fee is made, payable on each L/C Fee Payment Date to occur while such Letter of Credit remains outstanding and on the date such Letter of Credit expires, is canceled or is drawn upon. Such fee shall be nonrefundable.

                  (d) The Borrowers jointly and severally agree to pay to the Issuing Lender, for its own account, a fronting fee, computed at the rate of 1/8th of 1% per annum, calculated on the basis of a 360-day year and the actual number of days elapsed, of the aggregate average daily face amount of all Letters of Credit outstanding from time to time, payable in arrears on each L/C Fee Payment Date. Such fronting fee shall be nonrefundable.

                  2.5      Reduction of Revolving Credit Commitments.

                  (a) The Revolving Credit Commitment shall reduce under the circumstances, in the amounts and on the dates specified in Section 2.7. Any reduction of the Revolving Credit Commitments pursuant to Section 2.7(e) shall reduce on a pro rata basis (as described in Section 2.7(f)), the relevant quarterly reduction amounts of the Revolving Credit Commitments scheduled to occur pursuant to Section 2.7(c) after the date of such reduction.

                  (b) Any reduction of the Revolving Credit Commitment pursuant to Section 2.7(b) shall reduce on a pro rata basis the relevant quarterly reduction amounts of the Revolving Credit Commitments scheduled to occur pursuant to Section 2.7(c) after the date of such reduction.

                  2.6 Maximum Number of Tranches. All Borrowings, Conversions and payments of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 10 Tranches outstanding at any time.

                  2.7 Optional and Mandatory Prepayments and Commitment Reductions. (a) The Borrowers jointly and severally agree to prepay the Loans as and when required by Section 2.7(d), 2.7(e) or 2.7(f), and the Borrowers may, subject to Section 2.16, at any time and from time to time prepay the Revolving Credit Loans and the Term Loans, in whole or in part, without premium or penalty (it being understood that amounts payable pursuant to Section 2.16 do not constitute premium or penalty). Each such prepayment shall be made upon at least five Business Days' irrevocable notice from a Responsible Officer to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is (i) of Revolving Credit Loans or Term Loans or a combination thereof, and (ii) of Eurodollar Loans, Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each; provided, however, if such prepayment is anticipated to be made from Net Proceeds to be received at the time of the consummation of any Asset Sale, the Borrowers may withdraw any such notice of prepayment on or before the proposed date of such prepayment if for any reason the consummation of such Asset Sale, has been terminated or postponed. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given and not withdrawn as provided above, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section 2.16. Partial prepayments of Loans outstanding under any Facility shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof for each such Facility or such amount as may then be outstanding under such Facility.

                  (b) The Borrowers shall have the right, upon not less than five Business Days' notice by a Responsible Officer to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Revolving Credit Commitments or, from time to time, to permanently reduce the amount of the Revolving Credit Commitments; provided, that no such termination or reduction of the Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the sum of the aggregate outstanding Revolving Credit Loans and L/C Obligations would exceed the aggregate Revolving Credit Commitments then in effect. Any such reduction shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (c) The Revolving Credit Commitments shall automatically be permanently reduced on the last day of each fiscal quarter of the Borrowers, commencing on June 30, 1998, and ending on December 31, 2003, based on the following quarterly percentage reductions:
           Fiscal Quarter End
      Quarterly Percentage Reduction


  June 30, 1998 through and including March 31, 2000                   2.50%


  June 30, 2000 through and including June 30, 2001                    4.00%


  September 30, 2001 through and including June 30, 2002               5.50%


  September 30, 2002 through and including June 30, 2003               6.00%


  September 30, 2003 through and including December 31, 2003           7.00%



The amount of each reduction of the Revolving Credit Commitments as of the end of any fiscal quarter of the Borrowers shall be equal to the applicable quarterly percentage set forth above of the Revolving Credit Commitments in effect on the date of this Agreement; provided that, in any event, the Revolving Credit Commitments shall be reduced to zero on December 31, 2003.

                  (d) If at any time the sum of the aggregate outstanding Revolving Credit Loans and L/C Obligations of all Revolving Credit Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers jointly and severally agree, without notice or demand, to immediately repay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with accrued and unpaid interest on the principal amount so paid or prepaid to the date of such payment or prepayment and any amounts payable under
Section 2.16. To the extent that, after giving effect to any repayment of the Revolving Credit Loans required by the preceding sentence, the aggregate outstanding L/C Obligations of all Revolving Credit Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers jointly and severally agree, without notice or demand, to immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

                  (e) The Borrowers jointly and severally agree that, if any Borrower or any Restricted Subsidiary shall receive Net Proceeds from any Asset Sale which are not reinvested on or before the Reinvestment Deadline in accordance with Section 2.18 hereof, an amount equal to 100% of such Net Proceeds not so reinvested shall be applied no later than the Reinvestment Deadline toward the prepayment of the Term Loans and the permanent reduction of the Revolving Credit Commitments as set forth in Section 2.7(f).

                  (f) Amounts to be applied in connection with prepayments on the Term Loans and permanent reduction of the Revolving Credit Commitments required by Section 2.7(e) shall be applied, pro rata among the Term Loan Facility and the Revolving Credit Facility, to the prepayment of the Term Loans and, to reduce permanently the Revolving Credit Commitments. In the case of reductions of the Revolving Credit Commitments the Borrowers shall, if applicable, comply with the requirements of Section 2.7(d). Prepayments of Term Loans pursuant to this Section 2.7(f) shall be applied pro rata (based on the principal amount of each installment) to the respective installments of principal thereof scheduled to occur pursuant to Section 2.2(c) after the date of such prepayment. Reductions of the Revolving Credit Commitments pursuant to this Section 2.7(f) shall be applied pro rata (based on the amount of each scheduled quarterly reduction) to the quarterly reduction amounts of the Revolving Credit Commitments scheduled to occur pursuant to Section 2.7(c) after the date of such reduction. The application of any prepayment to the Loans pursuant to this Section 2.7 shall be made first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under this Section 2.7 shall be accompanied by accrued and unpaid interest to the date of such prepayment on the amount prepaid and any amounts payable under Section 2.16. Amounts prepaid on account of the Term Loans may not be reborrowed. Notwithstanding the foregoing, any Term Loan Lender having a Term Loan shall have the option, as long as there are any Revolving Credit Loans outstanding or until the Revolving Credit Termination Date, of declining receipt of its share of any such Term Loan prepayment, and, in such event, such share shall be applied as a permanent reduction of the Revolving Credit Commitments pro rata (based on the amounts of the respective Revolving Credit Commitments) and to prepay the Revolving Credit Loans to the extent they would otherwise exceed the Revolving Credit Facility as so reduced.

                  2.8 Computation of Interest. Each Loan shall bear interest at the rates set forth below, and the Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Loan made by each Lender from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

                  (a) during such periods as such Loan is a Base Rate Loan, at a rate per annum equal at all times to the lesser of (i) the Highest Lawful Rate and (ii) the Base Rate in effect from time to time, calculated on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed, payable in arrears on (A) each Interest Payment Date, (B) the date such Loan shall be Converted and (C) on the Revolving Credit Termination Date, with respect to Revolving Credit Loans, and on the Termination Date with respect to Term Loans.

                  (b) during such periods as such Loan is a Eurodollar Loan, a rate per annum equal at all times during each Interest Period for such Loan to the lesser of (i) the Highest Lawful Rate and (ii) the Adjusted Eurodollar Rate for such Interest Period, calculated on the basis of a 360-day year, for the actual number of days elapsed, payable in arrears on (A) the last day of each such Interest Period and, in the case of a Eurodollar Loan having an Interest Period longer than three months, on each three-month anniversary of the first day of such Interest Period and (B) on the Revolving Credit Termination Date, with respect to Revolving Credit Loans, and on the Termination Date with respect to Term Loans.

                  (c) After the occurrence of any Event of Default, at the option of the Required Lenders, to the extent permitted by applicable law, the outstanding Obligations shall bear interest at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Default Rate. Such interest shall be payable on demand and accrue until the earliest of (A) the waiver of such Event of Default by the requisite number of Lenders or the cure of such Event of Default to the satisfaction of the requisite number of Lenders, (B) agreement by the requisite number of Lenders to rescind the charging of interest at the Default Rate and (C) payment in full of the Obligations and the termination of the Total Commitment.

                  2.9 Interest Rate Conversion. Subject to the terms and conditions hereof, the Borrowers may on any Business Day, on telephonic notice to be followed by a Notice of Conversion, given by a Responsible Officer of the Borrowers to the Administrative Agent not later than 11:00 A.M. (Houston, Texas time) (a) on the third Business Day prior to the date of the proposed Conversion of Loans into Eurodollar Loans or (b) on one Business Day prior to the date of the proposed Conversion of Eurodollar Loans into Base Rate Loans, Convert Loans of one Type into Loans of another Type or Convert Eurodollar Loans into Eurodollar Loans having a different Interest Period; provided, however, that any Conversion of any Eurodollar Loans into Base Rate Loans and of any Eurodollar Loans into Eurodollar Loans having a different Interest Period shall be made only on the last day of an Interest Period for such Eurodollar Loans; and provided further, that no Conversion of any Base Rate Loans into Eurodollar Loans may be made if any Default or Event of Default has occurred and is continuing. Each such Notice of Conversion shall specify therein (i) the requested date of such Conversion, (ii) whether the Loans to be Converted are Revolving Credit Loans or Term Loans, (iii) the amount of such Loans to be Converted and (iv) if such Conversion is into Loans constituting Eurodollar Loans or Eurodollar Loans having a different Interest Period, the duration of the Interest Period for such Loans. Each Notice of Conversion shall be irrevocable and binding on the Borrowers. The Administrative Agent shall promptly deliver a copy of each Notice of Conversion to each Lender. Each Conversion shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  2.10 Determination of Interest Rate. (a) The rate of interest for each Eurodollar Loan specified in a Notice of Borrowing or a Notice of Conversion shall be determined by the Administrative Agent two Business Days before the first day of the Interest Period applicable for such Loan. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the interest rate determined by the Administrative Agent for purposes of
Section 2.8(b). Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurodollar Rate Reserve Percentage shall become effective as of the opening of business on the date on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of such change in interest rate. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders, absent manifest error.

                  (b) If a Responsible Officer shall fail to deliver to the Administrative Agent a Notice of Conversion in accordance with Section 2.9 to select the duration of any Interest Period for any outstanding Eurodollar Loan prior to the last day of the Interest Period applicable to such Loan, such Loan will, automatically on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan.

                  2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given, then (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been Converted on the first day of such Interest Period to Eurodollar Loans shall continue as Base Rate Loans and (iii) any outstanding Eurodollar Loans shall be Converted, on the respective last days of the then current Interest Periods with respect to such Loans, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made nor shall Borrowers have the right to Convert Loans into Eurodollar Loans.

                  2.12 Pro Rata Treatment and Payments. Each Borrowing by the Borrowers hereunder shall be made, each payment by the Borrowers on account of any fees payable to the Lenders under Section 2.4(a) hereunder and any reduction of the Commitments shall be allocated by the Administrative Agent according to the respective Revolving Credit Facility Percentages and Term Loan Facility Percentages of the Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on (i) the Term Loans shall be allocated by the Administrative Agent according to the respective outstanding principal amounts of Term Loans then held by the Term Loan Lenders; and (ii) the Revolving Credit Loans shall be allocated by the Administrative Agent according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Revolving Credit Lenders. All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or any other Obligation, shall be made without set-off, counterclaim or other deduction whatsoever and shall be made prior to 11:00 A.M., Houston, Texas time, on the date due to the Administrative Agent, for the account of the respective Applicable Lending Offices of the Lenders, at the Administrative Agent's Office, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  2.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loans as contemplated by this Agreement or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, (a) the commitment of such Lender hereunder to make or Convert into Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as is required by such Requirement of Law. If any such Conversion of Eurodollar Loans into Base Rate Loans occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers jointly and severally agree to pay to such Lender such amounts, if any, as may be required pursuant to
Section 2.16. Each Lender will promptly notify the Borrowers of any event occurring after the date of this Agreement which makes it unlawful for such Lender to make or maintain Eurodollar Loans.

                  2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Adjusted Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition with respect to any Eurodollar Loan; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, Converting or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, such Lender shall give prompt notice thereof to the Borrowers and then, in any such case, the Borrowers jointly and severally agree to promptly pay such Lender such additional amount or amounts as will compensate such Lender, on an after tax basis, for such increased cost or reduced amount receivable. If the Borrowers should receive any such notice from any Lender, subject to Section 2.16, by telephonic notice, followed by written confirmation by a Responsible Officer to the Administrative Agent and such Lender, the Borrowers may Convert the affected Eurodollar Loans of such Lender to Base Rate Loans notwithstanding such Conversion would occur on a date other than the last day of the Interest Period for such Loans.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy, or in the interpretation or application thereof, or compliance by such Lender, or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as a consequence of its obligations hereunder (including in respect of its
Commitment, or any Loans made by it or its participation interest in any L/C Obligations), to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, such Lender shall give prompt notice thereof to the Borrowers and then, from time to time, the Borrowers jointly and severally agree to pay promptly to such Lender such additional amount or amounts as will compensate such Lender, on an after tax basis, for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.14, it shall notify the Borrowers promptly (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.14 submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section 2.14 shall survive the termination of this Agreement and the payment of the Obligations.

                  2.15 Taxes. (a) All payments made by the Borrowers under this Agreement, any Notes and any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 2.15(b). Whenever any Non-Excluded Taxes are payable by the Borrowers, each Lender affected thereby shall give prompt notice to the Borrowers of such circumstance and as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall jointly and severally indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Obligations.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrowers and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, or (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 2.15; provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  2.16 Indemnity. The Borrowers shall jointly and severally indemnify each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a Borrowing of or a Conversion into Eurodollar Loans after a Responsible Officer has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after a Responsible Officer has given a notice thereof in accordance with the provisions of this Agreement, (c) any prepayment of any Eurodollar Loan on a day which is not the last day of the Interest Period for such Loan or (d) any Conversion of a Eurodollar Loan to a Base Rate Loan on any day other than the last day of the Interest Period therefor. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed or Converted, or so Converted, for the period from the date of such prepayment or of such failure to borrow or Convert or such Conversion to the last day of such Interest Period (or, in the case of a failure to borrow or Convert, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for in this Agreement over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

                  2.17 Change of Lending Office; Substitution of Lender. (a) Each Lender agrees that if it makes any demand for payment under Section 2.14 or 2.15, or if any adoption or change of the type described in Section 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under Section 2.14 or 2.15, or would eliminate or reduce the effect of any adoption or change described in Section 2.13.

                  (b) If (i) the obligation of any Lender to make or Convert Loans into Eurodollar Loans has been suspended pursuant to Section 2.13, (ii) any Lender has demanded compensation under Section 2.14 or (iii) any Lender has notified the Borrower that it is not capable of receiving payments without deduction or withholding pursuant to Section 2.15, the Borrowers may replace such Lender by a Responsible Officer designating in a notice given to the Administrative Agent an Eligible Assignee to replace such Lender, which Eligible Assignee, if not already a Lender, shall be subject to the approval of the Administrative Agent, which approval shall not be unreasonably withheld. If the Borrowers so designate an Eligible Assignee, then the Administrative Agent shall give notice thereof to the Lender to be replaced, and thereupon, such Lender shall promptly consummate an assignment of such Lender's Commitment, Loans, Notes and other rights and obligations hereunder relative to the Commitment of such Lender to such Eligible Assignee in accordance with Section 10.6. Notwithstanding anything to the contrary contained in Section 10.6(e) or in the Assignment and Acceptance, in connection with any assignment pursuant to this
Section 2.17(b), the Borrowers jointly and severally agree to pay to the Administrative Agent the $3,000 processing fee provided for in Section 10.6(e) and in the Assignment and Acceptance and jointly and severally agree to pay to the Administrative Agent for the account of the assigning Lender all interest and fees accrued and unpaid to the Effective Date of, and as such term is defined in, the Assignment and Acceptance and all other Obligations (other than principal on the Loans) then owing to such assigning Lender.

                  2.18 Use of Net Proceeds. (a) So long as no Default or Event of Default exists or would exist as a result thereof and subject to the terms and conditions hereof, a selling Borrower, on its own behalf or on behalf of any of its selling Restricted Subsidiaries, as the case may be, may use an amount equal to the Net Proceeds received by such Borrower or such Restricted Subsidiary from any voluntary Asset Sale to make Acquisitions permitted by
Section 7.7(b) and, in the case of any Net Proceeds arising out of a taking by condemnation or eminent domain or a loss or damage pursuant to any casualty, any Borrower suffering such taking or casualty, on its own behalf or on behalf of any of its Restricted Subsidiaries suffering such taking or casualty, may use an amount equal to such Net Proceeds received by such Borrower or such Restricted Subsidiary to replace, restore or repair any property or asset so taken or destroyed or damaged, including, without limitation, to make Acquisitions permitted by Section 7.7(b); provided, that (i) any such Acquisitions or replacements, restorations or repairs are of assets substantially similar in nature to, and of equal or better quality than, the assets which were the subject of such Asset Sale; (ii) are purchased, restored or repaired for a fair market price and (iii) such Acquisition, replacement, restoration or repair, as the case may be, occurs on or before the date which is 365 days after the date on which the Net Proceeds from such Asset Sale are received from time to time by such Borrower or such Restricted Subsidiary (the Reinvestment Deadline ). In the event such Borrower or such Restricted Subsidiary exercises such right only as to a portion of such Net Proceeds, then such unused portion thereof shall be used to prepay the Term Loans and permanently reduce the Revolving Credit Commitment in accordance with Sections 2.7(e) and (f) on or before the Reinvestment Deadline, by the amount of such Net Proceeds that such Borrower or such Restricted Subsidiary elects not to reinvest.

                  (b) On or before the Reinvestment Deadline, a Responsible Officer shall deliver a certificate executed and delivered by such Responsible Officer, certifying (i) the aggregate amount and use of such Net Proceeds actually reinvested in accordance with this Section 2.18 and (ii) the amount of prepayments and reductions in the Revolving Credit Commitments, if any, required by Section 2.18(c).

                  (c) On the  last  day of the 365  day  period  referred  to in
Section 2.18(a) applicable to any Net Proceeds or, at the option of the Required Lenders, upon the occurrence of an Event of Default, the Term Loans shall be prepaid and the Revolving Credit Commitments shall be permanently reduced as provided in Sections 2.7(e) and (f) by an amount equal to such Net Proceeds which have not been reinvested in accordance with this Section 2.18.

                  2.19 Guaranty Provisions. Each Borrower acknowledges and agrees that all Obligations of the Borrowers shall be joint and several Obligations of each individual Borrower, and in furtherance of such joint and several Obligations, each Borrower hereby irrevocably guarantees the payment of all Obligations as set forth in this Section 2.19.

                  (a) Guaranty. Each Borrower hereby absolutely, unconditionally and irrevocably

                  (i) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Borrower and each other Loan Party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss. 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss. 502(b) and ss. 506(b)); and

                  (ii) indemnifies and holds harmless each of the Lenders, the Administrative Agent, the Issuing Lender, the Managing Agents and the other Agents (the Lender Parties ) for any and all costs and expenses (including reasonably attorneys' fees and expenses) incurred by such Lender Party in enforcing any rights under hereunder;

provided, however, that each Borrower shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering this Section 2.19 or any other part of this Agreement, as it relates to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

                  This Guaranty and the provisions of this Section 2.19 constitutes a guaranty of payment when due and not of collection, and each Borrower specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against a Borrower or any other Loan Party (or any other Person) before or as a condition to the obligations of each other Borrower hereunder.

                  (b) Acceleration of Guaranty. Each Borrower agrees that, in the event of a Default of the type set forth in Section 8.1(f) and if such event shall occur at a time when any of the Obligations of the Borrowers and each other Loan Party may not then be due and payable, each Borrower will pay to the Administrative Agent for the account of the Lenders forthwith the full amount which would be payable hereunder by such Borrower if all such Obligations were then due and payable.

                  (c) Guaranty Absolute, Etc. Section 2.19 shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of each Borrower and each other Loan Party have been paid in full, all obligations of each Borrower hereunder shall have been paid in full, all Letters of Credit have expired or been terminated and all Commitments shall have terminated. Each Borrower guarantees that the Obligations of each other Borrower and each other Loan Party will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of each Borrower under this Section 2.19 shall be absolute, unconditional and irrevocable irrespective of:

         (i) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

                  (ii)     the failure of any Lender Party

         (A) to assert any claim or demand or to enforce any right or remedy against any other Borrower, any other Loan Party or any other Person (including any other guarantor) under this Section 2.19, any other Loan Document or otherwise, or

         (B) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of any other Borrower or any other Loan Party;

         (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any other Borrower or any other Loan Party, or any other extension, compromise or renewal of any Obligation of any other Borrower or any other Loan Party;

         (iv) any reduction, limitation, impairment or termination of the Obligations of any other Borrower or any other Loan Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of any other Borrower, any other Loan Party or otherwise;

         (v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any
 Note or any other Loan Document;

         (vi) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of any other Borrower or any other Loan Party; or

         (vii) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Borrower, any other Loan Party, any surety or any guarantor.

                  (d) Reinstatement, Etc. Each Borrower agrees that this Section
2.19 shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of any other Borrower, any other Loan Party or otherwise, all as though such payment had not been made.

                  (e) Waiver, Etc. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of any other Borrower or any other Loan Party and this Section 2.19 and any requirement that any Lender Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any other Borrower, any other Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of any other Borrower or any other Loan Party, as the case may be.

                  (f) Postponement of Subrogation, Etc. No Borrower will exercise any rights which it may acquire by way of rights of subrogation under this Section 2.19, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of each Borrower and each other Loan Party. Any amount paid to any Borrower on account of any such subrogation rights prior to the payment in full of all Obligations of the Borrowers and each other Loan Party shall be held in trust for the benefit of the Lender Parties and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of the Borrowers and each other Loan Party, whether matured or unmatured, in accordance with the terms hereof; provided, however, that if

                  (i) any Borrower has made payment to the Lender Parties of all or any part of the Obligations of the Borrowers or any other Loan Party; and

                  (ii) all Obligations of the Borrowers and each other Loan Party have been paid in full, all Letters of Credit have expired or been terminated and all Commitments have been permanently terminated, each Lender Party agrees that, at any Borrower's request, the Administrative Agent, on behalf of the Lenders, will execute and deliver to such Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Borrower of an interest in the Obligations resulting from such payment by such Borrower. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, each Borrower shall refrain from taking any action or commencing any proceeding against any other Borrower or any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the provisions of this Section 2.19 to any Lender Party.

SECTION 3.  LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in Section 3.3(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the outstanding L/C Obligations would exceed $50,000,000 or (ii) the aggregate amount of all outstanding L/C Obligations and Revolving Credit Loans would exceed the aggregate Available Revolving Credit Commitments. Each Letter of Credit shall (i) be denominated in Dollars, (ii) be a standby letter of credit issued for the account of a Borrower, which finances the working capital and business needs of such Borrower and its Restricted Subsidiaries, and (iii) expire no later than the earlier of (x) five Business Days prior to the Revolving Credit Termination Date and (y) the date which is 12 months after its date of issuance. Any request by a Borrower to renew or extend an existing Letter of Credit, or any renewal of any existing Letter of Credit pursuant to the terms thereof, shall be deemed to be, for all purposes of this Agreement, the issuance of a new Letter of Credit hereunder and each such renewal or extension shall be subject to, and the Issuing Lender shall be entitled to the benefits of, this Section 3.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any other Lender to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letters of Credit. The Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit (or that an existing Letter of Credit be renewed or extended) by delivering to the Issuing Lender and the Administrative Agent a Notice of Letter of Credit Request, a Compliance Certificate, giving effect to the requested Letter of
Credit, and an L/C Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Notice of Letter of Credit Request, Compliance Certificate and L/C Application, the Issuing Lender will notify the Revolving Credit Lenders thereof and process such L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than five Business Days after its receipt of the L/C Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the applicable Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the applicable Borrower and each Revolving Credit Lender promptly following the issuance thereof.

                  3.3 Letter of Credit Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each Revolving Credit Lender, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each Revolving Credit Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Revolving Credit Lender's own account and risk an undivided interest equal to such Revolving Credit Lender's Revolving Credit Facility Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each Revolving Credit Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with Section 3.4(a), such Revolving Credit Lender shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such Revolving Credit Lender's Revolving Credit Facility Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any Revolving Credit Lender to the Issuing Lender pursuant to Section 3.3(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such Revolving Credit Lender shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times, (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times, (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Revolving Credit Lender pursuant to Section 3.3(a) is not in fact made available to the Issuing Lender by such Revolving Credit Lender within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such Revolving Credit Lender, on demand, such amount with interest thereon calculated from such due date at a rate per annum equal to the Base Rate for Revolving Credit Loans. A certificate of the Issuing Lender submitted to any Revolving Credit Lender with respect to any amounts owing under this Section 3.3 shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any Revolving Credit Lender its pro rata share of such payment in accordance with Section 3.3(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 12:00 p.m., Houston, Texas time, on a Business Day, distribute to such Lender its pro rata share thereof on the same Business Day or, if received later than 12:00 p.m., on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Revolving Credit Lender shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  (d) Notwithstanding anything to the contrary in this Agreement, each Revolving Credit Lender's obligation to make the Loans referred to in Section 3.4(b) and to purchase and fund participating interests pursuant to Section 3.3(a) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrowers may have against the Issuing Lender, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in
Section 5; (iii) any adverse change in the condition (financial or otherwise) of any Loan Party; (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.4 Reimbursement Obligation of the Borrowers. (a) The Borrowers jointly and severally agree hereby to reimburse the Issuing Lender (it being understood that such reimbursement shall be effected by means of a borrowing of Revolving Credit Loans unless the Administrative Agent shall determine in its sole discretion that such Loans may not be made for such purpose as a result of a Default pursuant to Section 8.1(f)), upon receipt of notice from the Issuing Lender of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in Dollars and in immediately available funds, on the date on which any Borrower receives such notice, if received prior to 11:00 a.m., Houston, Texas time, on a Business Day and otherwise on the next succeeding Business Day.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Section 3.4, (i) from the date the draft presented under the affected Letter of Credit is paid to the date on which the Borrowers are required to pay such amounts pursuant to paragraph (a) above at a rate per annum equal to the Base Rate for Revolving Credit Loans and (ii) thereafter until payment in full at the Default Rate. Except as otherwise specified in Section 3.4(a), each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Administrative Agent for a borrowing of Revolving Credit Loans that are Base Rate Loans pursuant to Section
2.1 in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of payment of such drawing and the proceeds of such Loans shall be applied by the Administrative Agent to reimburse the Issuing Lender for the amounts paid under such Letter of Credit.

                  3.5 Obligations Absolute. Subject to the penultimate sentence of this Section 3.5, the Borrowers' obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, any Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender and the other Lenders shall not be responsible for, and the Reimbursement Obligations of the Borrowers under Section 3.4(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender and the other Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Person's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in
Section 5-109 of the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers and shall not result in any liability of either the Issuing Lender or any other Lender to the Borrowers.

                  3.6 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrowers and the Revolving Credit Lenders of the date and amount thereof. Subject to Section 3.5, the responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                  3.7 L/C Application. To the extent that any provision of any L/C Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and to issue Letters of Credit, the Borrowers hereby jointly and severally represent and warrant to the Agents and each Lender that:

                  4.1 Financial Condition. (a) The Initial Financial Statements and the other Financial Statements (including in each case the related schedules and notes) delivered pursuant to Section 6.1 present fairly, in all material respects, the consolidated and combined financial position of the Borrowers and the Restricted Subsidiaries at the respective dates of the balance sheets included therein and the consolidated and combined results of their operations and their consolidated and combined cash flows for the respective periods set forth therein and have been prepared in accordance with GAAP consistently applied throughout the periods involved (subject, in the case of interim Financial Statements, to normal year-end adjustments). As of the date of any balance sheet included in such Financial Statements, no Borrower or any Restricted Subsidiary then had any outstanding Indebtedness to any Person or any material, individually or in the aggregate, obligations pursuant to any Guaranty, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment (including, without limitation, any Interest Rate Protection Agreement or foreign currency swap or exchange transaction), or any material, individually or in the aggregate, unrealized or anticipated loss, not reflected in accordance with GAAP on such balance sheet or in the notes related thereto in the Financial Statements.

                  (b)  No  change  has  occurred  in the  business,  operations, properties, liabilities, condition (financial or otherwise), results of operations or prospects of any Borrower or any Restricted Subsidiary, as reflected in the Initial Financial Statements, that could reasonably be expected, either alone or together with all other such changes affecting all or any of the Borrowers and the Restricted Subsidiaries, to have a Material Adverse Effect.

                  4.2 Existence; Compliance with Law. Each Loan Party which is a partnership or a corporation (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership, as the case may be, power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date, (c) is duly qualified as a foreign entity or business, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) possesses, and is in compliance with, all Governmental Approvals and Requirements of Law except to the extent that the failure to possess or comply with any Governmental Approval or Requirement of Law could not reasonably be expected, either alone or together with all such failures by the Borrowers and the Restricted Subsidiaries, to have a Material Adverse Effect. Schedule 4.2 sets forth for each Borrower and each Restricted Subsidiary, the jurisdiction of each formation of such Borrower and Restricted Subsidiary and each jurisdiction where such entities are qualified to do business, as of the date hereof.

                  4.3 Power; Authorization; Enforceable Obligations. Each Loan Party which is a partnership or a corporation has the corporate or partnership, as the case may be, power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and (in the case of each Borrower) to borrow hereunder and has taken all necessary corporate or partnership, as the case may be, action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except as set forth on Schedule 4.3, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.4 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law, Contractual Obligation or Charter Document of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or assets (or any revenues, income or profits therefrom) pursuant to any such Requirement of Law or Contractual Obligation.

                  4.5 No Material Litigation. Except as set forth on Schedule 4.5, no Litigation is pending or, to the knowledge of any Borrower, threatened to which any Borrower or Subsidiary is or may become a party (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) with respect to any Franchises or other Governmental Approvals necessary for the conduct of such Borrower s or Subsidiary s business or (c) which could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Default. No Borrower or Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.No Default or Event of Default has occurred and is continuing.

                  4.7 Ownership of Property; Liens. Each Borrower and Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to or a valid leasehold interest in, all its other property, and none of the property of any Loan Party is subject to any Lien, other than Permitted Liens.

                  4.8 Intellectual Property. Each Borrower and Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those which the failure to own or hold a license to use could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrowers and the Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.9 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of any Borrower or Subsidiary could reasonably be expected to have a Material Adverse Effect.

                  4.10 Taxes. Each Borrower and Subsidiary has filed or caused to be filed all tax returns which, to the knowledge of the Borrowers, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property or assets (or any revenues, income or profits therefrom) and all other taxes, fees or other charges imposed on it or any of its property or assets (or any revenues, income or profits therefrom) by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party); no tax Lien has been filed, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                  4.12 ERISA. (a) Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. No Borrower or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and no Borrower or any Commonly Controlled Entity would become subject to any liability under ERISA if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. No Borrower or any Commonly Controlled Entity has any liability, individually or in the aggregate, to the PBGC (other than required insurance premiums, all of which that have become due have been paid) or any Plan that has not been satisfied in full and no event or condition has occurred, or is reasonably expected to occur, which presents a material risk of termination of any Plan under circumstances which could result in a material liability to any Borrower or any Commonly Controlled Entity.

                  (b) In each case, assuming that the provisions of PL 103-465, the General Agreement on Tariffs and Trade ("GATT"), were currently in effect,
(i) no Plan established or maintained by any Borrower or any Commonly Controlled Entity would have a "liquidity shortfall" within the meaning of Section 302(c)(5) of ERISA, (ii) the liabilities of any such Plan, determined on each of an ongoing and a termination basis, would not be increased, (iii) no additional PBGC premiums relating to any such Plan would be required, (iv) the minimum contribution obligations with respect to any such Plan would not be increased solely by reason of the application of the provisions of GATT, (v) no Lien upon any property or assets of any Borrower or any Restricted Subsidiary (or upon any revenues, income or profits of any Borrower or any Subsidiary therefrom) would be imposed with respect to obligations and responsibilities to any such Plan and
(vi) no notice to participants with respect to the level of funding in any such Plan would be required.

                  4.13 Government  Regulation.  No Borrower or any Subsidiary is
(a) an "investment company" or a company "controlled by" an "investment company," as such terms are defined in the Investment Company Act of 1940, (b) a "holding company" or a "subsidiary" or "affiliate" of any Person that is a "holding company," other than a Person that is a "holding company" exempt from the provisions of the Public Utility Holding Company Act of 1935 ("PUHCA"), and the rules thereunder, except Section 9(a)(2) of the PUHCA, as such terms are defined in such act, or (c) subject to any Requirement of Law that regulates or otherwise limits its ability to issue promissory notes or securities (other than the Securities Act of 1933, the Trust Indenture Act of 1939 and state "blue sky"
laws) or (in the case of any Loan Party) to perform its obligations under the Loan Documents.

                  4.14 Subsidiaries. Schedule 4.14 sets forth a complete and correct list of all the Subsidiaries at the date of this Agreement and of all the issued and outstanding Capital Securities, and the owners thereof, of each Borrower and each such Subsidiary on the date of this Agreement.

                  4.15 General Partners' Existence; Compliance with Law. Each General Partner (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership, as the case may be, power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date, (c) is duly qualified as a foreign entity or business, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) possesses, and is in compliance with, all Governmental Approvals and Requirements of Law except to the extent that the failure to possess or comply with any Governmental Approval or Requirement of Law could not reasonably be expected, either alone or together with all such failures by all or any of the General Partners, to have a Material Adverse Effect.

                  4.16 General Partners' Power: Authorization; Enforceable Obligations. Each General Partner has the corporate or partnership, as the case may be, power and authority and the legal right to make, deliver and perform on behalf of the Loan Party of which it is a general partner, and thereby legally bind such Loan Party to perform, (a) in the case of such Loan Party which is a Borrower, this Agreement, and has taken all necessary action to authorize the borrowings by such Borrower on the terms and conditions of this Agreement and the Notes and (b) in the case of each such Loan Party (including such Borrower), the Loan Documents to which it is a party and has taken all necessary action to authorize the execution and delivery on behalf of such Loan Party of, and thereby legally bind such Loan Party to perform, this Agreement, the Notes and the other Loan Documents to which such Loan Party is a party. This Agreement has been, and each of the other Loan Documents will be, duly executed and delivered by each General Partner on behalf of each Loan Party of which it is a general partner which is a party thereto.

                  4.17  Accuracy of  Information.  (a) All  factual  information heretofore or contemporaneously furnished by or on behalf of any Loan Party or any of its Affiliates to any Agent or any Lender for purposes of, or in connection with, this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Loan Party or any of its Affiliates to any Agent or any Lender pursuant to or in connection with this Agreement, any Loan Document or the transactions contemplated hereby or thereby will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

                  (b) All financial budgets and projections that have been or are hereafter from time to time prepared by or on behalf of the Borrowers and made available to any Agent or any Lender pursuant to or in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished in good faith and were and will be based on facts and assumptions that are believed by the management of the Borrowers to be reasonable in light of the then current and foreseeable business conditions of the Borrowers and the Restricted Subsidiaries and represented and will represent the Borrowers' management's good faith estimate of the consolidated and combined projected financial performance of the Borrowers and the Restricted Subsidiaries based on the information available to the Responsible Officers at the time so furnished.

                  4.18 Purpose of Loans. The proceeds of the Loans shall be used
(a) for the Refinancing, (b) to make distributions to ACC not to exceed $110,000,000 (the ACC Distribution ), (c) for Chelsea, or a Restricted Subsidiary of Chelsea, to acquire certain assets of First Carolina Communications, L.P. (the "First Carolina Acquisition") for a purchase price not to exceed $49,000,000, and (d) by the Borrowers and their Restricted Subsidiaries for other working capital and general corporate purposes; provided, however, in no event shall the aggregate amount of the proceeds of the Loans used pursuant to clause (b) and used for the payment of the outstanding Indebtedness due under the Northeast/Robinson Credit Agreement exceed $260,000,000.

                  4.19     Environmental Matters.  Except as set forth on
Schedule 4.19:

                  (a) The facilities and properties owned, leased or operated by any Borrower or any Restricted Subsidiary (the "Properties") do not contain, and, to the best knowledge of the Borrowers, have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a material violation of, or (ii) could reasonably be expected to give rise to any material liability under, any Environmental Law.

                  (b) To the best knowledge of the Borrowers, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Borrower or any Restricted Subsidiary (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) No Borrower or any Restricted Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

                  (d) To the best knowledge of the Borrowers, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (e) No Litigation is pending or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Borrower or any Restricted Subsidiary is or, to the knowledge of any Borrower, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (f) To the best knowledge of the Borrowers, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Borrower or any Restricted Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  4.20 Solvency. As of the Closing Date each Loan Party is Solvent and on each date on which a Loan is made or a Letter of Credit is issued (after giving effect to the transactions being consummated on such day) will be Solvent.

                  4.21 Franchises; FCC and Copyright Matters. (a) Schedule 4.21 sets forth all of the Systems owned or operated, and all of the Franchises held by, the Loan Parties and correctly sets forth the issuer of and the termination date, if any, of each such Franchise, provided, however, that if any Loan Party acquires any System or Franchise after the Closing Date, the Borrowers shall provide a notice to the Administrative Agent containing information of the type contained in Schedule 4.21 with respect to each such System or Franchise, and such notice shall be deemed incorporated in such Schedule, and provided, further, that nothing contained in this Section shall be deemed to constitute consent to an Acquisition or Investment otherwise prohibited by the terms of this Agreement. The Administrative Agent shall promptly deliver a copy of each such notice to the Lenders.

                  (b) All of the following are true, correct and complete statements with respect to each Borrower and Subsidiary, except for facts or circumstances which could not reasonably be expected, either alone or together with all such facts and circumstances affecting all or any of the Borrowers or the Subsidiaries, to have a Material Adverse Effect:

                  (i) Each Franchise listed in Schedule 4.21 was duly and validly issued by the issuer thereof pursuant to procedures which complied with all requirements of applicable law.

                  (ii) Each Borrower and Subsidiary has the right to use all Franchises and all other material licenses (including, without limitation, all cable television or broadcast licenses), copyrights, permits, Authorizations and other rights, including, without limitation, agreements with public utilities and microwave transmission companies, Pole Rental Leases and utility easements, as are necessary or desirable for the conduct of the business of such Borrower or Subsidiary.

                  (iii) Each such Franchise or other license or right held by any Borrower or Subsidiary is in full force and effect, and such Borrower or Subsidiary is substantially in compliance with the terms thereof with no known conflict with the valid rights of others.

                  (iv) No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Franchise or other license or right.

                  (v) Each Borrower and Subsidiary has duly filed, in a timely manner, all cable television registration statements and other filings which are required to be filed by it under the Communications Act or the Cable Act and is in compliance with the Communications Act and the Cable Act, including, without limitation, the rules and regulations of the FCC relating to the carriage of television signals.

                  (vi) Each Borrower and Subsidiary has submitted all requisite notices under the Copyright Act and the rules and regulations of the U.S. Copyright Office for the carriage of all broadcast stations as currently carried.

                  (vii) Each Borrower and Subsidiary has duly filed, in a timely manner, with the Copyright Office all required documents, instruments and statements of account (other than any such documents or instruments with respect to which counsel for such Borrower or Subsidiary shall have advised such Borrower or Subsidiary that the failure to make a filing in a timely manner is unlikely to result in the U.S. Copyright Office or any other Person imposing sanctions upon or bringing legal proceedings against such Loan Party), has remitted payments of all required royalty fees and has obtained the compulsory license provided for in Section Ill of the Copyright Act for the carriage of broadcast signals, which license is currently valid and in full force and effect.

                  (viii) No Borrower or Subsidiary is liable to any Person for copyright infringement under the Copyright Act as a result of its business operations.

                  (ix) No consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority or any other Person are required in order to operate the Systems owned or operated by any Borrower or Subsidiary or to permit such Borrower or Subsidiary to carry on the business of such Systems as presently conducted, including, without limitation, Chelsea has obtained, or prior to the consummation of the First Carolina Acquisition will obtain, all such consents and authorizations of, made all such filings with, and given all such notices to, all applicable Governmental Authorities that are required in respect of the First Carolina Acquisition.

                4.22 Subordinated Indebtedness. Schedule 4.22 (as supplemented by notice to the Lenders and the Agents from time to time) sets forth a description of all of the Subordinated Indebtedness owed by each Borrower and Restricted Subsidiary, including but not limited to a description of the terms of such Subordinated Indebtedness as well as any and all agreements relating to such Subordinated Indebtedness. No Borrower or Restricted Subsidiary owes any Subordinated Indebtedness other than the Subordinated Indebtedness described on
Schedule 4.22, as supplemented as aforesaid.

SECTION 5.  CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loans requested to be made by it and the obligation of the Issuing Lender to issue any Letter of Credit are subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance of such Letter of Credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall receive each of the following, in sufficient number for each Lender, except where otherwise noted, and in form and substance satisfactory to the Lenders:

   (i) this Agreement, duly executed and delivered on behalf of each Borrower by one or more Responsible Officers as required by such Borrower's
 Charter Documents;

                  (ii) faxed copies of Revolving Credit Notes (with the originals of such Notes to be delivered to the Administrative Agent promptly after the Closing Date) payable to each Revolving Credit Lender, dated the date hereof, duly executed and delivered on behalf of each Borrower by one or more Responsible Officers as required by such Borrower's Charter Documents;

                  (iii) faxed copies of Term Loan Notes (with the originals of such Notes to be delivered to the Administrative Agent promptly after the Closing Date) payable to each Term Loan Lender, dated the date hereof, duly executed and delivered on behalf of each Borrower by one or more Responsible Officers as required by such Borrower s Charter Documents;

                  (iv) a faxed copy of a Guaranty Agreement (with the original of such Guaranty Agreement to be delivered to the Administrative Agent promptly after the Closing Date), dated the date hereof, duly executed and delivered on behalf of (A) each Subsidiary of Chelsea and Mountain Cable Communications Corporation, (B) Adelphia Cablevision, L.P. by the General Partner or General Partners thereof, (C) Mountain, by the General Partner or General Partners thereof and (D) Three Rivers, by the General Partner or General Partners thereof, each by one or more Responsible Officers of such Person as required by their respective Charter Documents;

                  (v) a  faxed  copy of a  Borrower  Assignment  of  Partnership
Interests (with the original of such Borrower Assignment of Partnership Interests to be delivered to the Administrative Agent promptly after the Closing
Date), dated the date hereof, duly executed and delivered on behalf of each of Kittanning and Northeast by one or more Responsible Officers as required by their respective Charter Documents;

                  (vi) a faxed copy of a Subsidiary  Assignment  of  Partnership
Interests (with the original of such Subsidiary Assignments of Partnership Interests to be delivered to the Administrative Agent promptly after the Closing
Date),  dated the date hereof,  duly executed and delivered on behalf of each of
(A) with respect to Adelphia Cablevision, L.P., a Responsible Officer of each of the Adelphia Cablevision, L.P. partners, (B) with respect to Mountain, a Responsible Officer of each of the Mountain partners and (C) with respect to Three Rivers, a Responsible Officer of Mt. Lebanon Cablevision, Inc., each as required by their respective Charter Documents;

                  (vii) a faxed copy of the Bent Assignment of Partnership Interests (with the original of such Bent Assignment of Partnership Interests to be delivered to the Administrative Agent promptly after the Closing Date) duly executed and delivered by Walter L. Bent and a Responsible Officer of Bent & Associates, Inc., as required by its Charter Documents;

                  (viii) a faxed copy of a Stock Pledge Agreement (with the originals of such Stock Pledge Agreements to be delivered to the Administrative Agent promptly after the Closing Date), dated the Closing Date, from each of (A) ACC, (B) the Gans Family, (C) Chelsea and (D) Pericles Communications Corporation, duly executed and delivered on behalf of such Person by one or more Responsible Officers as required by their Charter Documents;

                  (ix) a faxed copy of a Management Subordination Agreement (with the original of such Management Subordination Agreement to be delivered to the Administrative Agent promptly after the Closing Date), dated the Closing Date, duly executed and delivered on behalf of (A) ACC, (B) ACI and (C) ACTV, each by a Responsible Officer as required by their respective Charter Documents;

                  (x) a faxed copy of an Affiliate Subordination Agreement (with the original of such Affiliate Subordination Agreement to be delivered to the Administrative Agent promptly after the Closing Date) from each holder of Subordinated Indebtedness; and

                  (xi) a faxed copy of an Intercompany Indebtedness Subordination Agreement (with the original of such Intercompany Indebtedness Subordination Agreement to be delivered to the Administrative Agent promptly after the Closing Date) executed and delivered by each Borrower and Restricted Subsidiary.

                  (b) Refinancing. The Administrative Agent shall have received evidence, satisfactory to it that:

                  (i) the Refinancing Indebtedness has been paid or otherwise discharged in full, and all liens securing such Refinancing Indebtedness shall have been released, which Indebtedness, together with accrued and unpaid interest and fees thereon, in an aggregate principal amount (A) not to exceed $335,000,000 with respect to the Chelsea Loan Agreement, and (B) subject to
Section 4.18, not to exceed $190,000,000 with respect to the Northeast/Robinson Credit Agreement, may be paid contemporaneously from the proceeds of the Loans; and

                  (ii) the Chelsea Loan Agreement and the Northeast/Robinson Credit Agreement and any other agreements relating to the Refinancing
Indebtedness shall be terminated concurrently with the funding of the Loans, together with executed copies of all payout or assignment letters, Lien releases or assignments, termination or assignment statements, satisfactions, agreements, certificates and other documents entered into in connection with the Refinancing, all of which payout letters, lien releases or assignments, termination or assignment statements, satisfactions, agreements, certificates and other documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (c) Related Agreements. The Administrative Agent shall have received, with a counterpart for each Lender, a complete and correct copy of each Management Agreement, duly certified as of the Closing Date as complete and correct copies thereof, including all amendments, modifications or assignments thereof, by a Responsible Officer of the Borrower or Restricted Subsidiary party thereto.

                  (d) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer for each Borrower, and in the case of Robinson, a certificate executed on behalf of the General Partner by a Responsible Officer, each dated the Closing Date, substantially in the form of Exhibit 5.1(d), with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent.

                  (e) Compliance Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer for each Borrower, and in the case of Robinson, a certificate executed on behalf of each General Partner by a Responsible Officer, each dated the Closing Date, demonstrating in a manner reasonably satisfactory to the Administrative Agent pro forma compliance with the financial covenants set forth in Section 7.1 as of the Closing Date.

                  (f) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party that is a corporation authorizing (i) the execution, delivery and performance of each Loan Document to which such Loan Party is a party, (ii) in the case of Chelsea, Kittanning and Northeast, the borrowings contemplated hereunder, (iii) the pledge and/or assignment by such Loan Party of the Capital Securities described in the Security Documents to which it is a party and/or the subordination by such Loan Party of the rights of such Loan Party under any Management Agreement or relating to any Subordinated Indebtedness as set forth in the Subordination Agreements and (iv) in the case of the Subsidiaries, the guaranty by such Subsidiaries of the Obligations, each certified by a Responsible Officer as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (g) Loan Party Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party that is a corporation and of each corporate partner signing Loan Documents on behalf of each Loan Party that is a partnership, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party and such General Partner executing any Loan Document on behalf of such Loan Party and such General Partner which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party and such General Partner.

                  (h) Partnership Proceedings of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of any consent or approval of the partners required under the Charter Documents of each Loan Party that is a partnership (a Partnership Consent ) in connection with (i) the execution, delivery and performance of each Loan Document to which it is a party, (ii) the pledge and/or assignment by such Loan Party of the Capital Securities described in the Security Documents to which it is a party and/or the subordination by such Loan Party of the rights of such Loan Party under any Management Agreement or relating to any Subordinated Indebtedness as set forth in the Subordination Agreements, (iii) in the case of the Subsidiaries, the guaranty by such Subsidiaries of the Obligations and (iv) in the case of Robinson, the borrowings contemplated hereunder, certified on behalf of such Loan Party by a Responsible Officer of the General Partner of such Loan Party, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the consent or approval thereby certified have not been amended, modified, revoked or rescinded.

                  (i) Charter Documents of Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, complete and correct copies of the Charter Documents of each Loan Party which is a partnership or a corporation, certified as of the Closing Date as complete and correct copies thereof, including all amendments, modifications, revocations, recisions, terminations and assignments, by a Responsible Officer.

                  (j) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Borrower and Subsidiary executed and delivered on behalf of such Borrower and Subsidiary by a Responsible Officer (i) attaching copies of all consents, authorizations, filings and notices referred to in Section 4.3, if any, and (ii) stating that such consents, authorizations, filings and notices are in full force and effect, and each such consent, authorization, filing and notice shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (k) Fees. The Managing Agents shall have received the fees to be received on the Closing Date referred to in the Fee Letters and the other Lenders shall have received the fees to be received by each of them on the Closing Date as set forth in their commitment letters relating to this Agreement.

                  (l) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                  (i) the executed legal opinion of Buchanan Ingersoll Professional Corporation, counsel to the Borrowers and the Subsidiaries, substantially in the form of Exhibit 5.1(l)(i);

                  (ii) the executed legal opinion of Colin H. Higgin, Esq., Deputy General Counsel of the Borrowers, substantially in the form of
Exhibit 5.1(l)(ii); and

                  (iii) the executed legal opinion of Fleischman & Walsh, special counsel to the Borrowers and the Subsidiaries with respect to FCC matters, substantially in the form of Exhibit 5.1(l)(iii).

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (m) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of any Loan Party, and the results of such search shall show no Liens against the personal property of any Loan Party other than Permitted Liens and shall otherwise be satisfactory to the Administrative Agent.

                  (n) Insurance. The Administrative Agent shall have received certificates of insurance and other evidence in form and substance satisfactory to it that all of the requirements of Section 6.5 shall have been satisfied.

                  (o) Transaction Statements; Pledged Stock; Stock Powers; Acknowledgment and Consents. The Administrative Agent shall have received (i) such executed copies of the Transaction Statements and Notices, in the forms attached to each Assignment of Partnership Interests as Exhibit A and Exhibit B, respectively, as are requested by the Administrative Agent, (ii) the certificates representing the Capital Securities pledged pursuant to each Stock Pledge Agreement, together with an undated stock power for each such certificate executed in blank by the appropriate Responsible Officer and (iii) Acknowledgment and Consents in the form attached to the Stock Pledge Agreements, executed by the appropriate Responsible Officers.

                  (p) UCC Financing Statements. All UCC financing statements deemed necessary or appropriate by the Administrative Agent to perfect the Liens in favor of the Administrative Agent for the benefit of the Lenders, duly executed by the appropriate Loan Party, to be recorded with the appropriate filing offices.

                  5.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Initial Conditions Satisfied. Each of the conditions precedent set forth in Section 5.1 shall have been satisfied and shall continue to be satisfied on the date of such Loan.

                  (b) Notice of Borrowing. The Administrative Agent has received a Notice of Borrowing with respect to such Loan in accordance with
 Section 2.3.

                  (c) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to any Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (d) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (e) Requirements of Law. Such Loan will not contravene any Requirement of Law applicable to such Lender.

                  (f) Leverage. On such date and after giving effect to the Loans requested to be made on such date, the Senior Funded Debt Ratio on such date shall not be greater than the Senior Funded Debt Ratio applicable pursuant to Section 7.1 to the most recently ended fiscal quarter of the Borrowers for which the Financial Statements and Compliance Certificate required by Sections
6.1 and 6.2(b) have been delivered.

                  (g) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  5.3 Conditions to Conversions. The agreement of each Lender to Convert any Loan to a Eurodollar Loan on any date pursuant to a Notice of Conversion is subject to the satisfaction of the following conditions precedent:

                  (a) Notice of Conversion. The Administrative Agent has received a Notice of Conversion in accordance with Section 2.9.

                  (b) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to any Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (c) No Default. No Default or Event of Default shall Have occurred and be continuing on such date.

                  (d) Requirements of Law. Such Conversion will not contravene any Requirement of Law applicable to such Lender.

                  5.4 Conditions to all Letters of Credit. The agreement of the Issuing Lender to issue the Letter of Credit requested to be issued by it on any date (including, without limitation, the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent:

         (a) Initial Conditions Satisfied. Each of the conditions precedent set forth in Section 5.1 shall have been satisfied and shall continue to be satisfied on the date of issuance of such Letter of Credit.

         (b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, after giving effect to such Letter of Credit and the proposed use thereof.

         (c) No Default. No Default shall have occurred and be continuing on such date or would occur after the issuance of such Letter of Credit on such date and after giving effect to the proposed use thereof.

         (d) Leverage. On such date and after giving effect to the Letters of Credit requested to be made on such date, the Senior Funded Debt Ratio on such date shall not be greater than the Senior Funded Debt Ratio applicable pursuant to Section 7.1 to the most recently ended fiscal quarter of the Borrowers for which the Financial Statements and Compliance Certificate required by Sections
6.1 and 6.2(b) have been delivered.

                  5.5 Satisfaction of Conditions. Each Borrowing by any Borrower hereunder, each Conversion of any Loan pursuant to Section 2.9 and each issuance of a Letter of Credit pursuant to Section 3 shall constitute a joint and several representation and warranty by the Borrowers as of the date thereof that the conditions contained in Section 5.1 and Section 5.2, 5.3 or 5.4, as the case may be, have been satisfied.

SECTION 6.  AFFIRMATIVE COVENANTS

                  The Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or Letter of Credit shall be outstanding and until payment in full of the Loans and all other Obligations that have become due when the Loans have been paid in full, each Borrower shall and (except in the case of delivery of financial information and reports) shall cause each of its Restricted Subsidiaries to:

                  6.1 Financial Statements. Furnish to each Lender and the Administrative Agent:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrowers, a copy of the consolidated and combined balance sheet of the Borrowers and the Restricted Subsidiaries as at the end of such year and the related consolidated and combined statements of income and retained earnings and of cash flows of the Borrowers and the Restricted Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year (beginning March 31, 1998), reported on without qualification as to the Borrowers being a going concern or as to the scope of the audit by Deloitte & Touche or other independent certified public accountants of nationally recognized standing and with respect to which Deloitte & Touche or such other accountants have not issued an adverse opinion or a disclaimer of opinion; and

                  (b) as soon as available, but in any event not later than 90 days after the end of each of the first three fiscal quarters of the Borrowers, the unaudited consolidated and combined balance sheet of the Borrowers and the Restricted Subsidiaries as at the end of such quarter and the related unaudited consolidated and combined statements of income and retained earnings and of cash flows of the Borrowers and the Restricted Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year (beginning June 30, 1997), certified by a Responsible Officer of the Borrowers as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such Financial Statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods, except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein. If any such change has occurred, the Compliance Certificate shall include the applicable Financial Statement Adjustments.

                  6.2 Certificates; Other Information. Furnish to each Lender and the Administrative Agent:

                  (a) concurrently with the delivery of the Financial Statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such Financial Statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the Financial Statements referred to in Sections 6.1(a) and 6.1(b), a Compliance Certificate of the Borrowers executed and delivered on behalf of the Borrowers by a Responsible Officer and in the case of Robinson, executed and delivered on behalf of the General Partner by a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge, after due inquiry, the Borrowers during such period have observed or performed all of their covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by them or any of them, and that such Responsible Officer has obtained no knowledge, after due inquiry, of the occurrence of any Default or Event of Default except as specified in such certificate (if a Default or Event of Default has occurred, such Responsible Officer shall further state in reasonable detail the duration of such Default or Event of Default and what action any Borrower has taken, is taking or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the calculations required to determine compliance with Sections 7.1, 7.2, 7.5(a) and
(b), 7.6, 7.7 and 7.15, including any necessary Financial Statement Adjustments;

                  (c) as soon as available and in any event within 30 days after the end of each fiscal quarter of the Borrowers, an operating report in such form as is agreed among the Borrowers and the Administrative Agent, including the number of Basic Subscribers, Pay Subscribers (and the services provided to such Pay Subscribers) and Homes Passed for each Borrower and its Restricted Subsidiaries for each principal geographic area of service as of the first and last day of such fiscal quarter;

                  (d) within five days after the same are sent, copies of all financial statements and reports which any Borrower or ACC sends to its partners or stockholders, as the case may be, and within five days after the same are filed, copies of all financial statements and reports which any Borrower or ACC may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) within ten Business Days after the end of each fiscal year
of  the  Borrowers,   evidence  in  form  and  substance   satisfactory  to  the
Administrative Agent that the Borrowers are in compliance with Section 6.5; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. (a) File or cause to be filed all tax returns which are required to be filed and pay and discharge or cause to be paid and discharged promptly when due all taxes, assessments and other charges imposed on it or its revenue, income, profits or capital or in respect of any of its properties or assets by any Governmental Authority before the same shall become delinquent or in default and (b) pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its other obligations of whatever nature, in each case except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings, (b) no Lien has attached with respect thereto (other than a Permitted Lien with respect to which no foreclosure, distraint, sale or other similar proceedings have been commenced or, if commenced, have been stayed) and
(c) reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower or its Restricted Subsidiaries, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate or partnership existence and take all reasonable action to maintain all rights, privileges, Franchises and other material licenses and Governmental Approvals and material rights necessary or desirable in the normal conduct of its business, except as otherwise permitted by Section 7.4; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance; Net Proceeds from Asset Sales. (a) Maintain and preserve all of its properties, owned or leased, that are necessary or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (including public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or similar business; and furnish to the Administrative Agent certificates of insurance from time to time received by it for each such policy of insurance evidencing the Borrowers' compliance with Section 6.5(b).

                  (b) The Borrowers shall cause (i) the Administrative Agent to be named, in a manner reasonably satisfactory to the Administrative Agent, (a) as lender loss payee for the benefit of the Lenders under all policies of casualty insurance maintained by the Borrowers and (b) as an additional insured for the benefit of the Lenders on all policies of liability insurance maintained by the Borrowers; and (ii) all insurance policies to contain a provision that the policy may not be cancelled, terminated or modified without thirty (30) days' prior written notice to the Administrative Agent.

                  (c) Subject to Section 2.18, immediately upon receipt thereof by or on behalf of any Borrower or any Restricted Subsidiary, pay or cause to be paid to the Administrative Agent at the Administrative Agent's Office, any and all Net Proceeds arising out of any Asset Sale, which Net Proceeds shall be applied by the Administrative Agent as a prepayment of the Loans pursuant to
Section 2.7(e) and (f).

                  6.6  Inspection of Property;  Books and Records;  Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (b) permit representatives (whether or not officers or employees) of any Lender, from time to time during such Borrower's normal daytime business hours, as often as may be reasonably requested and upon reasonable notice to (i) visit any of the premises or property of such Borrower or such Subsidiary, (ii) inspect, and verify the amount, character and condition of, any of the properties or assets of such Borrower or such Restricted Subsidiary, (iii) review and make extracts from the books and records of such Borrower or such Restricted Subsidiary and
(iv) discuss the affairs, finances and accounts of such Borrower or such Restricted Subsidiary with (A) its officers and employees, (B) its independent public accountants (and the Borrowers hereby authorize such accountants to discuss the finances and affairs of the Borrowers and the Restricted Subsidiaries), (C) the Manager and (D) the General Partners; provided, that in the case of any discussions pursuant to clause (b)(iv)(B), a representative of the Borrowers designated by a Responsible Officer may be present.

                  6.7 Notices. Promptly (but in no event later than five days, or thirty days with respect to Section 6.7(d)), after any Borrower or any Restricted Subsidiary knows or has reason to know thereof) give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default, specifying the nature and duration thereof and what action any Borrower has taken, is taking or proposes to take with respect thereto;

                  (b) any default under any Contractual Obligation or Governmental Approval of such Borrower or any of its Restricted Subsidiaries which, together with all other such defaults of the Borrowers and the Restricted Subsidiaries, could reasonably be expected to have a Material Adverse Effect;

                  (c)(i) any Litigation affecting such Borrower or any of its Restricted Subsidiaries (A) in which the amount involved is $10,000,000 or more and not covered by insurance or with respect to which any insurer has reserved its rights or (B) in which injunctive or similar relief is sought, including, without limitation, any Litigation which seeks (or reasonably may be expected to seek) to rescind, revoke, terminate, cancel, withdraw, suspend, modify or change adversely or withhold any Franchise or other Governmental Approval and (ii) any Litigation between such Borrower or any of its Restricted Subsidiaries, on the one hand, and any Governmental Authority, on the other hand, which, together with all such Litigation of the Borrowers and the Restricted Subsidiaries, if adversely determined could reasonably be expected to have a Material Adverse Effect;

                  (d) any of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) any condemnation or eminent domain proceeding or any casualty that could reasonably be expected to result in a taking or loss or damage in excess of $10,000,000; and

                  (f) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of such Borrower executed and delivered on behalf of such Borrower by a Responsible Officer setting forth details of the occurrence referred to therein and stating what action such Borrower proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9 Restricted Subsidiary Guaranties; Pledge of After Acquired Capital Securities. (a) If at any time following the Closing Date any Borrower or any of its Restricted Subsidiaries shall acquire at any time Capital Securities of any nature whatsoever of any Borrower or any Restricted Subsidiary which are not subject to the Lien created by the Security Documents, as soon as possible and in no event later than thirty days after the relevant acquisition date and, to the extent permitted by applicable law, grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien on such Capital Securities as collateral security for the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

                  (b) Each Borrower shall cause each new Restricted Subsidiary of such Borrower created, acquired or designated as such by the appropriate Responsible Officer after the date hereof, immediately upon such creation, acquisition or designation, to execute a supplement to the Guaranty Agreement in the form attached thereto and such other Loan Documents as the Administrative Agent shall request, including but not limited to a Partnership Assignment Agreement and/or a Stock Pledge Agreement. Such Borrower shall execute and deliver or, as the case may be, shall cause any other Person holding any of the Capital Securities of such new Restricted Subsidiary to execute and deliver such Security Documents or supplements to Security Documents and such other Loan Documents as the Administrative Agent shall request to effect a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Lenders in and to 100% of the issued and outstanding Capital Securities, of such new Restricted Subsidiary. If such new Restricted Subsidiary is a corporation, such Borrower and/or such other Persons which hold the Capital Securities of such new Restricted Subsidiary shall deliver to the Administrative Agent the stock certificates evidencing such Capital Securities, together with undated stock powers for each such certificate, duly executed in blank.

                  (c) In furtherance of the obligations of the Borrowers and Restricted Subsidiaries set forth in Sections 6.9(a) and (b), each such Borrower shall, and shall cause each Subsidiary or other appropriate Person to, (i) execute, acknowledge and deliver, and thereafter register, file or record in the respective offices of the appropriate Governmental Authorities, such financing statements, documents and instruments and (ii) take all such actions reasonably deemed by the Administrative Agent to be necessary or desirable to ensure the creation, priority and perfection of the Liens contemplated by this Section 6.9.

                  6.10 Pledge During Event of Default. At any time after the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent or the Required Lenders, promptly deliver such security agreements, mortgages, pledges, guarantees and other security documents as the Administrative Agent or the Required Lenders, as the case may be, may reasonably request to grant to the Administrative Agent, for the ratable benefit of the Lenders, to the extent permitted by applicable law, a fully perfected first Lien on all right, title and interest of any Borrower or Restricted Subsidiary in any unencumbered property of any Borrower or Restricted Subsidiary of any nature whatsoever, as collateral security for the Obligations, pursuant to documentation reasonably satisfactory to the Administrative Agent and take all such actions (including obtaining releases of existing Liens) and deliver all such other documents (including legal opinions, title insurance, consents and corporate documents) as the Administrative Agent shall reasonably require to ensure the priority and perfection of such Lien.

                  6.11 Interest Rate Protection. Within 180 days following the Closing Date, enter into one or more Interest Rate Protection Agreements with a party, and on terms, acceptable to the Managing Agents providing to the Borrowers interest rate protection with respect to not less than the greater of
(a) the average aggregate amount of Loans outstanding from the Closing Date to the date upon which such Interest Rate Protection Agreement is entered into and
(b) 50% of the maximum aggregate amount of Loans outstanding at any time during the ninety-day period after the Closing Date, and having an expiry date no earlier than the third anniversary of the Closing Date.

SECTION 7.  NEGATIVE COVENANTS

                  The Borrowers hereby jointly and severally agree that, so long as any of the Commitments remain in effect or any Loan or Letter of Credit shall be outstanding and until payment in full of the Loans and all other Obligations that have become due when the Loans have been paid in full, no Borrower shall, nor shall permit any of its Restricted Subsidiaries to, directly or indirectly:

                  7.1      Financial Condition Covenants.

                  (a) Senior Funded Debt Ratio. Permit at any time the Senior Funded Debt Ratio to be greater than the ratio set forth below opposite the period in which shall occur the last day of the most recently ended fiscal quarter of the Borrowers:

       Period                                            Ratio
 Closing Date through March 31, 1997                 6.50 to 1.00
 April 1, 1997  through September  30,  1997         6.25 to 1.00
 October  1, 1997  through  June 30, 1998            6.00 to 1.00
 July  1,  1998 through  December  31, 1998          5.75 to 1.00
 January 1, 1999  through June 30,  1999             5.50 to 1.00
 July 1, 1999 through  December  31, 1999            5.25 to 1.00
 January 1, 2000  through June 30,  2000             5.00 to 1.00
 July 1, 2000 through  June 30, 2001                 4.75 to 1.00
 July 1, 2001 through  June 30, 2002                 4.50 to 1.00
 July 1, 2002 and Thereafter                         4.00 to 1.00

                  (b) Interest Expense Coverage. Permit at any time the Operating Cash Flow to Interest Expense Ratio to be less than the ratio set forth below opposite the period in which shall occur the last day of the most recently ended fiscal quarter of the Borrowers:

      Period                                           Ratio

   Closing Date through  3/31/97                    1.625 to 1.00
   4/1/97  through 3/31/98                          1.750 to 1.00
   Thereafter                                       2.000 to 1.00

                  (c) Fixed Charge Coverage. Commencing on the first anniversary of the Closing Date, permit at any time the Operating Cash Flow to Fixed Charges Ratio to be less than 1.00 to 1.00.

                  (d) Pro Forma Debt Service. Permit at any time Annualized Operating Cash Flow to Pro Forma Debt Service Ratio to be less than
 1.10 to 1.00.

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Borrower under this Agreement and Indebtedness evidenced by any Guaranty Agreement;

                  (b) Permitted Intercompany Indebtedness which is subordinated to the Obligations pursuant to an Intercompany Indebtedness Subordination Agreement that is in full force and effect and not being contested by any Person;

                  (c) obligations of the Borrowers and the Restricted subsidiaries, in an aggregate amount, not to exceed $35,000,000 at any time outstanding in respect of Capital Leases;

                  (d) obligations of the Borrowers and the Restricted Subsidiaries, in an aggregate amount not to exceed $2,000,000 at any time outstanding in respect of Indebtedness consisting of secured purchase money Indebtedness incurred by any Borrower or any Restricted Subsidiary in the ordinary course of business;

                  (e) obligations of the Borrowers and the Restricted Subsidiaries in respect of deferred Management Fees which are subordinated to the Obligations pursuant to a Management Subordination Agreement that is in full force and effect and not being contested by any Person;

                  (f) Affiliate Subordinated Indebtedness which is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement that is in full force and effect and not being contested by any Person, in an aggregate principal amount, together with all accrued and unpaid interest thereon, not to exceed $100,000,000 at any time outstanding; and

                  (g) additional unsecured Indebtedness of the Borrowers and the
Restricted   Subsidiaries  in  an  aggregate  principal  amount  not  to  exceed
$1,000,000 at any time outstanding.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property or assets (or any revenues, income or profits therefrom), whether now owned or hereafter acquired, except for Permitted Liens.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except so long as no Default would occur after giving effect thereto:

                  (a) subject to compliance with Sections 6.9(a) and 7.16, any Restricted Subsidiary of any Borrower may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving Person) or with or into any one or more Wholly Owned Restricted Subsidiaries of such Borrower (provided that the Wholly Owned Restricted Subsidiary or Wholly Owned Restricted Subsidiaries shall be the continuing or surviving Person or Persons);

                  (b) subject to compliance with Sections 6.9(a) and 7.16, any Restricted Subsidiary of any Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Borrower or any Wholly Owned Restricted Subsidiary of such Borrower;

                  (c) subject to compliance with Sections 6.9(a) and 7.16, any Borrower may be merged or consolidated with or into any other Borrower or any Wholly Owned Restricted Subsidiary of any Borrower other than Northeast, unless Northeast becomes a Wholly Owned Restricted Subsidiary (provided that in the case of a merger or consolidation with any such Wholly Owned Restricted Subsidiary, a Borrower is the surviving Person and in the case of a merger with Northeast, the other Borrower is the surviving Person), and any Borrower may sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Borrower or any Wholly
Owned Restricted Subsidiary of any Borrower other than Northeast, unless Northeast becomes a Wholly Owned Restricted Subsidiary; and

                  (d) subject to compliance with Sections 6.9(a) and 7.16, as permitted by Section 7.5(a).

                  7.5 Limitation on Asset Sales and Asset Swaps. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Securities to any Person other than, subject to compliance with Sections 6.9(a) and 7.16, the Borrower owning the Capital Securities of such Restricted Subsidiary on the date hereof or any Wholly Owned Restricted Subsidiary of such Borrower, except:

                  (a) voluntary Asset Sales; provided that (i) the subscribers of the Systems sold by the Borrowers and the Restricted Subsidiaries in any single voluntary Asset Sale or series of related voluntary Asset Sales, after giving effect to any such voluntary Asset Sale or Asset Sales, shall have contributed less than 15% of Annualized Operating Cash Flow based on the most recent fiscal quarter ended prior to the date of such voluntary Asset Sale or Asset Sales (the percentage of Annualized Operating Cash Flow contributed by subscribers of a System is referred to as the "System Cash Flow Percentage") and
(ii) the System Cash Flow Percentage of all Systems sold by the Borrowers and the Restricted Subsidiaries subsequent to the date of this Agreement, after giving affect to any such voluntary Asset Sale or Asset Sales, shall not exceed, in the aggregate, 25% of Annualized Operating Cash Flow for the most recently ended fiscal quarter prior to such voluntary Asset Sale and on a combined basis with Asset Swaps permitted under Section 7.5(b) shall not exceed 35% of Annualized Operating Cash Flow for the most recently ended fiscal quarter prior to such voluntary Asset Sale; provided further, that if such Asset Sale or Asset Sales equals or exceeds $35,000,000, the selling Borrower, or the Borrower owning, directly or indirectly, Capital Securities of a selling Restricted Subsidiary, shall, at least seven Business Days prior to effecting any such voluntary Asset Sale or Asset Sales, deliver to the Administrative Agent and the Lenders a certificate of the Borrowers, executed and delivered on behalf of such Borrowers by a Responsible Officer, demonstrating to the satisfaction of the Administrative Agent pro forma compliance with the financial covenants set forth in Section 7.1 after giving effect to such voluntary Asset Sale or Asset Sales; and provided further, that all Net Proceeds of any voluntary Asset Sale or Asset Sales shall either be reinvested pursuant to Section 2.18 or be applied toward the prepayment of the Loans pursuant to Section 2.7;

                  (b) Asset Swaps; provided that the System Cash Flow Percentage of all Systems swapped by the Borrowers and the Restricted Subsidiaries in any single Asset Swap or series of related Asset Swaps or in the aggregate, after giving effect to any such Asset Swap or Asset Swaps, shall not exceed 25% of Annualized Operating Cash Flow for the most recently ended fiscal quarter prior to such Asset Swap or Asset Swaps and on a combined basis with voluntary Asset Sales permitted under Section 7.5(a) shall not exceed 35% of Annualized Operating Cash Flow for the most recently ended fiscal quarter prior to such Asset Swap or Asset Swaps; and provided further, that (i) if such Asset Swap or Asset Swaps equals or exceeds $35,000,000, the swapping Borrower, or the Borrower owning, directly or indirectly, Capital Securities of a swapping Restricted Subsidiary, shall, at least seven Business Days prior to effecting any such Asset Swap or Asset Swaps, deliver to the Administrative Agent and the Lenders a certificate of the Borrowers, executed and delivered on behalf of such Borrowers by a Responsible Officer, demonstrating to the satisfaction of the Administrative Agent pro forma compliance with the financial covenants set forth in Section 7.1 after giving effect to such Asset Swap or Asset Swaps; (ii) all Net Proceeds of such Asset Swap or Asset Swaps shall either be reinvested pursuant to Section 2.18 or applied toward the prepayment of the Loans pursuant to Section 2.7; and (iii) all cash proceeds given by the Borrowers and/or the Restricted Subsidiaries as a portion of the consideration of such Asset Swap or Asset Swaps shall not, on a combined basis with Acquisitions (other than the First Carolina Acquisition) permitted under Section 7.7(a), exceed $130,000,000 in the aggregate;

                  (c) the sale or other disposition of obsolete or worn out equipment or equipment no longer used or useful in the business of any Borrower or any Restricted Subsidiary, in each case, in the ordinary course of business;

                  (d) the sale of inventory in the ordinary course of business;

                  (e)  the  sale  or  discount   without  recourse  of  accounts
receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (f) as permitted by Section 7.4(b), subject to compliance with Sections 6.9(a) and 7.16; and

                  (g)      as approved by the Required Lenders.
                  7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Securities (other than Permitted Intercompany Indebtedness) of any Borrower or of any Restricted Subsidiaries or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower or any Restricted Subsidiary, make any Restricted Investments, or make any payment on or in respect of any Affiliate Subordinated Indebtedness (all of the foregoing being herein called "Restricted Payments"), except that:

         (a) the Borrowers may, after delivery of the most recent Financial Statements and Compliance Certificate required by Sections 6.1 and 6.2(b), make a Restricted Payment to an Affiliate if (i) no Default or Event of Default exists or would exist as a result thereof, (ii) such Restricted Payment is not prohibited by the terms of any Affiliate Subordination Agreement, and (iii) (A) the Senior Funded Debt Ratio for the two then most recently ended fiscal quarters of the Borrower for which Financial Statements and related Compliance Certificates have been delivered pursuant to Sections 6.1 and 6.2(b) (I) immediately prior to making such Restricted Payment is less than 4.75 to 1 for each such fiscal quarter and (II) after giving pro forma effect to such Restricted Payment (assuming that Senior Funded Debt increases by the amount of such Restricted Payment as of the last day of each such fiscal quarter) is less than 4.75 to 1 for each such fiscal quarter or (B) after giving effect to such Restricted Payment, the Available Capital Contributions shall be greater than or equal to zero;

         (b) any Restricted Subsidiary may make a Restricted Payment to a Person only if such Restricted Payment is made subject to the conditions on which, on a date on which, and in an amount which, any Borrower would have been able to make a Restricted Payment pursuant to Section 7.6(a). For all purposes of this Agreement any Restricted Payment made by a Restricted Subsidiary pursuant to this Section 7.6(b) shall be deemed to have been a Restricted Payment made by a Borrower;

         (c) any Restricted Subsidiary may make a Restricted Payment to any Borrower or any other Restricted Subsidiary if such Restricted Payment is not prohibited by the Intercompany Indebtedness Subordination Agreement; and

         (d)      the Borrowers may make the ACC Distribution on the Closing
 Date.

                  7.7 Limitation on Investments. Make any Investment in any Person, including, without limitation, any Restricted Investment, except:

                  (a) So long as no Default exists or would result therefrom, Acquisitions by any Borrower or any Wholly Owned Restricted Subsidiary of such Borrower; provided that the aggregate cost or purchase price of such Acquisition together with all other Acquisitions (other than the First Carolina Acquisition) and together with the amount of all cash proceeds given by the Borrowers and/or the Restricted Subsidiaries as a portion of the consideration of any Asset Swap or Asset Swaps, does not exceed $130,000,000 in the aggregate; provided further, that (i) if such Acquisition equals or exceeds $35,000,000 (other than the First Carolina Acquisition), the acquiring Borrower, or the Borrower owning, directly or indirectly, Capital Securities of an acquiring Restricted Subsidiary, shall, at least seven Business Days prior to effecting such Investment, deliver to the Administrative Agent and the Lenders a certificate of such Borrower, executed and delivered on behalf of such Borrower by a Responsible Officer stating that no Default or Event of Default exists or will exist after giving effect to such Acquisition and demonstrating to the satisfaction of the Administrative Agent pro forma compliance with the financial covenants set forth in Section 7.1 after giving effect to such Acquisition, (ii) such Borrower shall have furnished the Administrative Agent and the Lenders with copies of such documents with respect to the Acquisition as the Administrative Agent or any Lender may reasonably request, (iii) such Borrower shall comply, and shall cause each of its Restricted Subsidiaries to comply, with the provisions of Section 6.9 with respect to any Capital Securities acquired as a result of such Acquisition and
(iv) after giving effect to such Acquisition, such Borrower and its Restricted Subsidiaries shall be in compliance with Section 7.13;

                  (b) Subject to compliance with criteria of Section 7.7(a), so long as no Default or Event of Default exists or would result therefrom, Acquisitions by any Borrower or any Restricted Subsidiary, the cost or purchase price of which is paid in whole or in part from the Net Proceeds of any Asset Sale received by such Borrower or Restricted Subsidiary which a Responsible Officer has elected to reinvest pursuant to Section 2.18; provided, that (i) if the Acquisition equals or exceeds $35,000,000, the acquiring Borrower or the Borrower owning, directly or indirectly, Capital Securities of an acquiring Restricted Subsidiary, shall, at least seven Business Days prior to making such Acquisition, deliver to the Administrative Agent and the Lenders a certificate of such Borrower, executed and delivered on behalf of such Borrower by a Responsible Officer, stating (A) that no Default or Event of Default exists or will exist after giving effect to such Acquisition and (B) the amount of the Net Proceeds required to consummate such Acquisition and demonstrating to the satisfaction of the Administrative Agent pro forma compliance with the financial covenants set forth in Section 7.1 after giving effect to such Acquisition; (ii) such Borrower shall have furnished the Administrative Agent and the Lenders with copies of such documents with respect to the Acquisition as the Administrative Agent and/or any Lender may reasonably request; (iii) such Borrower shall comply, and shall cause each of its Subsidiaries to comply, with the provisions of Section 6.9 with respect to any Capital Securities acquired as a result of such Acquisition; (iv) after giving effect to such Acquisition, such Borrower and its Subsidiaries shall be in compliance with Section 7.13; and (v) any such Acquisitions are consummated within the twelve month period provided for in
Section 2.18.

                  (c) Subject to compliance with Sections 6.9(a) and 7.16 (as applicable), Restricted Investments, after delivery of the most recent Financial Statements and Compliance Certificate required by Sections 6.1 and 6.2(b), if no Default exists or would exist as a result thereof and (i) the Senior Funded Debt Ratio for the two then most recently ended fiscal quarters of the Borrowers for which Financial Statements and the related Compliance Certificates have been delivered pursuant to Sections 6.1 and 6.2(b) (A) immediately prior to making such Restricted Investment is less than 4.75 to 1 for each such fiscal quarter, and (B) after giving pro forma effect to such Restricted Investment (assuming that Senior Funded Debt increases by the amount of such Restricted Investment as of the last day of each such fiscal quarter), is less than 4.75 to 1 for each such fiscal quarter or (ii) if such Restricted Investment is not made pursuant to clause (i) above, after giving effect to such Restricted Investment, the Available Capital Contributions shall be greater than or equal to zero; provided, however, any Restricted Investments permitted by clause (i) above shall be made only on or before the forty-fifth day after receipt by the Administrative Agent and the Lenders of such most recent Financial Statements and Compliance Certificates;

                  (d) extensions of trade credit in the ordinary course of business;

                  (e)      Investments in Cash Equivalents;

                  (f) loans to officers of any Borrower outstanding on the date hereof and listed on Schedule 7.7(f);

                  (g) Investments by any Borrower in its Subsidiaries and by its Subsidiaries in other Subsidiaries of such Borrower existing on the date hereof listed on Schedule 7.7(g) and not otherwise listed on Schedule 4.14;

                  (h) So long as no Default or Event of Default exists or would result therefrom, (i) Investments after the date hereof by any Borrower in its Restricted Subsidiaries and by any Borrower in any other Borrower, in each case, that constitute Permitted Intercompany Indebtedness and (ii) other Investments by any Borrower in its Restricted Subsidiaries and other Investments by any Borrower in any other Borrower; provided that, all the Capital Securities of each such Borrower and Restricted Subsidiary (including any such Capital Securities owned by Persons other than such Borrower and its other Restricted Subsidiaries) have been pledged to the Administrative Agent as collateral security for the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; and

                  (i) Investments of Chelsea in ACC outstanding on the date hereof and listed on Schedule 7.7(i).


                  7.8 Limitation on Modifications of Certain Agreements; Replacement of General Partners. (a) Enter into any management agreement with any Person other than a Management Agreement with a Manager, without the prior written consent of the Managing Agents and the Required Lenders (which consent will not be unreasonably withheld), or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Charter Document or any Management Agreement or (c) change or replace any Manager, any General Partner, or add any additional general partner, in each case of (b) and (c) above, without the prior written consent of the Managing Agents (which shall not be unreasonably withheld).

                  7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of such Borrower's or such Restricted Subsidiary's business and
(c) upon fair and reasonable terms no less favorable to such Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, however, the Management Agreements and Management Fees accrued or paid pursuant to Section 7.15 shall not violate this Section 7.9.

                  7.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Restricted Subsidiary.

                  7.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of any Borrower or any Restricted Subsidiary to end on a day other than March 31.

                  7.12 Limitation on Negative Pledge Clauses. Enter into any agreement with any Person, other than (a) this Agreement and (b) any Capital Lease or any agreement evidencing or creating any purchase money Indebtedness permitted under Section 7.2(d) (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of any Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or assets (or any revenues, income or profits therefrom), whether now owned or hereafter acquired or the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to any Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any Borrower or any Restricted Subsidiary to make any payment, directly or indirectly, to any other Borrower.

                  7.13   Limitation   on  Lines  of  Business;   Activities   of
Unrestricted Subsidiaries. (a) Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which such Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement, or which are directly related thereto, and in which other Persons in the cable industry are engaged (a "Permitted Line of Business").

                  (b) Permit any Unrestricted Subsidiary to engage in any business other than the business of acquiring, owning or disposing of publicly traded marketable securities or FCC Licenses (other than FCC Licenses used in connection with the ownership or operation of the Systems of any Borrower and its Subsidiaries).

                  7.14 Limitation on Interest Rate Protection Agreements. Enter into any Interest Rate Protection Agreements other than Interest Rate Protection Agreements required by Section 6.11, provided that (a) the aggregate notional amount of all such Interest Rate Protection Agreements shall not exceed at any time the Total Commitment and (b) such Interest Rate Protection Agreements shall, except as provided in the Security Documents, be unsecured.

                  7.15 Limitation on Management Fees. Make any payment on account of Management Fees, except, (a) if no Default or Event of Default exists at the time of any such payment or would exist as a result thereof and such payment is not prohibited by any Management Subordination Agreement, any Borrower and its Restricted Subsidiaries may, after receipt by the Administrative Agent and the Lenders of the most recent Financial Statements and Compliance Certificate required by Sections 6.1 and 6.2(b), (i) pay Management Fees in arrears with respect to such fiscal quarter in an aggregate amount not to exceed 5% of the gross revenues from such fiscal quarter of the Borrowers and Restricted Subsidiaries' on a consolidated and combined basis in accordance with GAAP as in effect on the date of this Agreement (the Management Fee Cap Amount ) and (ii) pay accrued but unpaid Management Fees (not to exceed the Management Fee Cap Amount), provided that, after giving effect to such payment, the Available Capital Contributions as of the day on which the payment is made shall be greater than or equal to zero and (b) after the occurrence and during the continuation of an Event of Default (such period, a "Default Period") if such payment is not prohibited by any Management Subordination Agreement, pay Management Fees for the most recent fiscal quarter and for any accrued but unpaid Management Fees, in each case not to exceed the Management Fee Cap Amount, during the Default Period with the net proceeds of any sale of Capital Securities of the type described in clause (a) of the definition of "Capital Securities" to any Affiliate of such Borrower during the Default Period, provided that, prior to making any such payment, such Borrower shall have given at least ten days' prior written notice to the Administrative Agent and shall have delivered evidence reasonably satisfactory to it as to the sale of such Capital Securities and the net proceeds received in respect thereof and all Persons receiving any such Capital Securities shall pledge such Capital Securities to the Lenders as required by Section 7.16.

                  7.16 Limitation on Disposal of Capital Securities. Directly or indirectly sell, issue, assign, pledge or otherwise transfer or encumber or dispose of any Capital Securities in any Borrower or any Subsidiary including warrants, rights or options to acquire Capital Securities of any Borrower or any Subsidiary, except any Subsidiary or Borrower may issue Capital Securities, provided that (a) such issuance will not result in a Borrower Change of Control;
(b) the terms and provisions of such Capital Securities will not conflict with or result in a violation or Default under any provision of any Loan Document applicable to such Subsidiary, Borrower or holder of such Capital Securities; and (c) any Persons receiving Capital Securities of any Borrower or any Subsidiary must pledge such Capital Securities to the Lenders as collateral security for the Obligations pursuant to a Stock Pledge Agreement, simultaneously with the sale, issuance, assignment, pledge or other transfer of any such Capital Securities.

SECTION 8.  EVENTS OF DEFAULT

                  8.1 Events of Default; Remedies. If any of the following events shall occur and be continuing:

                  (a) The Borrowers fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof; or the Borrowers fail to pay any interest on any Loan, or any other Obligation payable hereunder or under any other Loan Document (other than principal under any Note), in each case within three Business Days after any such interest or Obligation becomes due in accordance with the terms hereof or thereof;

                  (b) Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document proves to have been incorrect in any material respect on or as of the date made or deemed made;

                  (c) Any Borrower or any other Loan Party defaults in the observance or performance of Section 6.7(a) or any agreement contained in
Section 7 or fails to give the Administrative Agent thirty days' prior notice of a change of name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with any Security Document would become misleading;

                  (d) Any Borrower or any other Loan Party defaults in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty days;

                  (e) Any Borrower or any of its Restricted Subsidiaries (i) defaults in any payment of principal of or interest on any Indebtedness (other than the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, if the aggregate amount of the Indebtedness in respect of which such default or defaults shall have occurred is singly or in the aggregate at least $10,000,000; or (ii) (A) defaults in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due prior to its stated maturity or, with respect to any such Indebtedness pursuant to a Guaranty, such Guaranty obligation becomes payable or (B) any event occurs which gives rise to the right of the holder of any such Indebtedness to require such Borrower or such Restricted Subsidiary to purchase or to offer to purchase any such Indebtedness;

                  (f) (i) Any Borrower or any of its Subsidiaries or ACC commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any such Person shall make a general assignment for the benefit of its creditors; or (ii) there is commenced against any such Person any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty days; or (iii) there is commenced against any such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof; or (iv) any such Person takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                  (g) (i) Any Person engages in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event occurs with respect to, or proceedings are commenced to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity incurs, or in the reasonable opinion of the Required Lenders is likely to incur, any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition occurs or exists with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (h) One or more judgments or decrees are entered against any Borrower or any of its Restricted Subsidiaries involving, individually or in the aggregate for all Borrowers and Restricted Subsidiaries, a liability (not paid or fully covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty days from the entry thereof;

                  (i) (i) Any Security Document or Subordination Agreement ceases, for any reason, to be in full force and effect, or any Borrower or any other Loan Party or any Manager or any Affiliate which is a party to any Security Document or Subordination Agreement shall so assert or (ii) the Lien created by any Security Document shall cease to be enforceable and of the same effect and priority purported to be created thereby;

                  (j) Any Guaranty Agreement ceases, for any reason, to be in full force and effect or any Guarantor shall so assert;

                  (k) Any Borrower Change of Control or any ACC Change of Control occurs; or

                  (l) the Manager ceases to manage and supervise the businesses of any Borrower or any of its Restricted Subsidiaries pursuant to the Management Agreements and substantially in the manner and to the extent the Manager has managed and supervised the businesses of such Borrower immediately prior to the Closing Date;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 8 with respect to any
Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued and unpaid interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented draw requests thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of Revolving Credit Lenders holding 51% or more of the Revolving Credit Facility Percentages, the Administrative Agent may, or upon the request of the Revolving Credit Lenders holding 51% or more of the Revolving Credit Facility Percentages, the Administrative Agent shall, by notice to the Borrowers, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued and unpaid interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented draw requests thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all outstanding Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent (and maintained under its sole dominion and control) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, all Loans shall have been paid in full and no other Obligations shall be due and payable, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).

                  Except as expressly provided above in this Section 8.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  8.2  Application  of Proceeds.  Notwithstanding  Section 2.12,
from and after the Trigger Date, all payments in respect of the Obligations and all proceeds of any Collateral received by the Administrative Agent shall be applied by the Administrative Agent to the Obligations, as follows: (a) first, to pay interest on and the principal of any portion of any Loan which the
Administrative Agent has advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by any Lender or any Borrower;
(b) second, to the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the retaking, holding, preparing for sale or lease, selling or leasing or other disposition of any Collateral, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel;(c) third, to the payment in full of the Obligations and to make deposits to the cash collateral account opened by the Administrative Agent pursuant to Section 8.1 or in the event that such proceeds are insufficient to pay in full the Obligations and to make deposits to the cash collateral account opened by the Administrative Agent pursuant to
Section 8.1, equally and ratably, in accordance with each Lender s respective participation in outstanding Letters of Credit and amounts owing to it under or pursuant to this Agreement (including, without limitation and without duplication, amounts owing to any Lender in its capacity as an Agent under this Agreement pursuant to this Agreement or any other Loan Document), or under or pursuant to any Interest Rate Protection Agreement (as to each Lender, applied first to fees and expense reimbursements then due to such Lender, then to interest due to such Lender, then to pay or prepay principal of the Loans owing to, or to reduce the credit exposure of, such Lender under such Interest Rate Protection Agreement, as the case may be); (d) fourth, to any Persons entitled to such amounts pursuant to Section 9-504(a)(c) of the Uniform Commercial Code; and (e) fifth, to the Borrowers, or their respective successors and assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining. For purposes of this Agreement, the credit exposure at any time of any Lender under an Interest Rate Protection Agreement to which such Lender is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement. The Borrowers shall remain jointly and severally liable to the Agents and the Lenders for any deficiency. If the Administrative Agent has funds available to apply to a portion of, but not all of, one of the amounts described in clauses (a) through (d) above, then the Administrative Agent shall apply such funds to the applicable parties in proportion to the amounts to which such parties would have been entitled if the entire amount described in any such clause had been available.

SECTION 9.  THE ADMINISTRATIVE AGENT

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. No Agent, in its capacity as an Agent hereunder, other than the Administrative Agent, has any duties or responsibilities hereunder or under any other Loan Document.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

                  9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer or representative thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that (a) unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and (b) no such direction could reasonably be expected to result in liability to the Administrative Agent, or in a violation of applicable law or any Loan Document.

                  9.6 Non-Reliance on the Agents and Other Lenders. Each Lender expressly acknowledges that no Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to such Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Agent in its agency capacity (to the extent not reimbursed by or on behalf of any Borrower and without limiting the obligation of any Borrower or other Loan Party to do so), ratably according to their respective Total Facility Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Total Commitment shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective Total Facility Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by any Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they result solely from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 An Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower and its Subsidiaries as though such Agent were not an Agent hereunder or under the other Loan Documents. With respect to the Loans made by it, such Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty days' notice to the Lenders and may be removed at any time by the Required Lenders with or without cause. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent, if no Event of Default exists, shall be approved by the Borrowers (which approval shall not be unreasonably withheld or delayed) and accepted by such successor Administrative Agent, whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval and acceptance, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation or removal as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

SECTION 10.  MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, Reimbursement Obligation or Commitment or of any installment, prepayment or reduction thereof, or reduce the stated rate of any interest (other than reducing or waiving the Default Rate in connection with the cure or waiver of an Event of Default which may be waived by Required Lenders) or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Commitment of any Lender, or make any change in the method of application of any payment of the Loans or the fees specified in Section 2.12, or amend Section 8.2 or Section 10.7(a), or impose any additional monetary obligations on the Lenders, in each case without the consent of each Lender, or (ii) amend, modify or waive Section 2.7(c), (d), (e) or (f), any provision of this Section 10.1 or change the requirement specified in any provision herein for any consent or approval or the definition of Required Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents or release any Borrower from its obligations hereunder or, subject to Section 10.16, release any of the Collateral or reduce or limit the obligations of any Guarantor under any Guaranty Agreement or, subject to Section 10.16, release any Guarantor under any Guaranty Agreement or waive any Default or Event of Default under Section 8.1(a) or (b) or amend or modify the definition of Subordinated Indebtedness or the subordination provisions contained in any Subordination Agreement, in each case without the written consent of each Lender, or (iii) reduce the amount of any mandatory prepayment of any Loan or waive or extend the date of any mandatory prepayment of any Loan or waive any Commitment reduction, without the written consent of all Lenders, or (iv) amend or waive any provision of Section 2.7(f) (other than as contemplated by Section 8.2) or Section 5 without the written consent of all Lenders, or (v) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent or any other Agent affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and the other Agents and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Annex A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrowers:             c/o Chelsea Communications, Inc.
                                            5 West Third Street
                                            Coudersport, Pennsylvania 16915
                                            Attention: Colin Higgin, Esq.
                                            Telephone: (814) 274-6446
                                            Telecopy: (814) 274-6586


         with a copy to:            Buchanan Ingersoll
                                            Professional Corporation
                                            One Oxford Centre
                                            301 Grant Street, 20th Floor
                                            Pittsburgh, Pennsylvania  15219
                                            Attention:        Paula Zawadzki
                                            Telephone:        (412) 562-8911
                                            Telecopy:         (412) 562-1041


         The Administrative
           Agent:                   Toronto Dominion (Texas), Inc.
                                            909 Fannin, Suite 1700
                                            Houston, TX 77010
                                            Attention:        Sophia Sgrabi
                                            Telephone:        (713) 653-8325
                                            Telecopy:         (713) 951-9921


         with a copy to:            Toronto Dominion Bank
                                            31 West 52nd Street, 20th Floor
                                            New York, NY 10019
                                            Attention:        Jessica Laxman
                                            Telephone:        (212) 468-0719
                                            Telecopy:         (212) 262-1928


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2 shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by any Requirement of Law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of Letters of Credit hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrowers  jointly and severally agree (a) to pay or reimburse the Documentation Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and to pay or reimburse each of the Administrative Agent and the Documentation Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including in all such cases, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Documentation Agent, (b) to pay or reimburse each of the Lenders and the Administrative Agent for all its reasonable costs and expenses incurred in connection with any work-out or restructuring of the Obligations (whether or not ultimately consummated) and the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent and the Documentation Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (d) (i) to pay, indemnify, and hold the Lenders and the Agents, and their respective directors, officers, employees and agents, harmless from and against any and all other liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, proceedings, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Person (including, without limitation, the reasonable fees charged and disbursements made by counsel to such Person, whether or not suit is brought) or to which such Person may become subject arising out of or in connection with or in any way relating to or resulting from any actual or threatened Litigation relating to this Agreement (including the use of the proceeds of the Loans), the other Loan Documents or any transaction contemplated by any of the foregoing, whether or not such Person is a party thereto, whether direct or indirect, whether based on any federal, state or local law or regulation, securities or commercial law or regulation or under common law or in equity or on contract, tort or otherwise, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Borrower, any of its Subsidiaries or any of the Properties, and (ii) to reimburse each such Person, on demand, for all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred in connection with any of the foregoing, including, without limitation, costs and expenses incurred in connection with investigating, defending or participating in any legal proceeding  relating to any of the  foregoing  (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"); provided that no Borrower shall have any obligation hereunder to any such Person with respect to indemnified liabilities arising solely from (i) the gross negligence or willful misconduct of such Person or (ii) legal proceedings commenced against such Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. No Borrower shall make any claim against any such Person for any special, indirect or punitive damages in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated by, and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns;  Participations  and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. Any purported transfer by any Borrower in contravention of the foregoing shall be null and void.

                  (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other Persons ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Section 2.15, such Participant shall have complied with the requirements of said Section; and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Administrative Agent and the Borrowers (which in each case shall not be unreasonably withheld or delayed), to any other Eligible Assignee all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance executed by such Eligible Assignee, such assigning Lender (and, in the case of an Eligible Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, in the case of any such assignment to an Eligible Assignee that is not a Lender or an Affiliate of a Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment remaining with the assigning Lender are each not less than $5,000,000 (provided, that in any event such $5,000,000 minimum shall not be required for an assignment of a Lender's then remaining Loans and Commitments). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (ii) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6(c) and Section 10.6(e), the consent of the Borrowers shall not be required, and, unless requested by the Eligible Assignee or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing. Each Lender party to this Agreement on the Closing Date hereby represents, and each Person that becomes a Lender pursuant to any Assignment and Acceptance will represent, that it is in fact, otherwise than by reason of being a Lender, an Eligible Assignee and will make or acquire Loans hereunder for its own account in the ordinary course of its business.

                  (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in Section
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee (and, in the case of an Eligible Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) within five Business Days after receipt thereof accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

                  (f) The Borrowers authorize each Lender to disclose to any Participant or Eligible Assignee (each, a "Transferee") and any prospective Transferee, which has agreed to be bound by the same standards of confidentiality by which the Lenders have agreed to be bound, any and all financial information in such Lender's possession concerning any Borrower and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or Letter of Credit participations, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to, or collateral received by, any other Lender, if any, in respect of such other Lender's Loans or Letter of Credit participations, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or Letter of Credit participations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, after the occurrence of an Event of Default and until such Event of Default has been cured to the satisfaction of or waived by the requisite Lenders, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify such Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  10.9 Severability; Limitation on Agreements. (a) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (b) It is the express intent of the parties to this Agreement that the Borrowers not pay and no Agents or Lenders charge or receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid to such Agent or Lender under applicable Requirements of Law. In no event shall the amount of interest due or payable hereunder to any Agent or any Lender or under any Lender's Note or other Loan Document exceed the Highest Lawful Rate. In the event any payment of interest in excess of the Highest Lawful Rate is inadvertently made by any Borrower or inadvertently received by any Lender or any Agent, then such excess shall be applied to the reduction of the principal amount owing on account of such Lender's Note or the amounts owing on other Obligations of the Borrowers to such Agent or such Lender under any Loan Document and not to the payment of interest; provided, however, if such excessive interest exceeds the unpaid principal balance of any Note and the amounts owing on other obligations of the Borrowers to such Agent or such Lender under any Loan Document, as the case may be, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to any Agent or any Lender in connection with the use, forbearance or detention of the Loans made under this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of the Loans shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of any Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of such Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of such Note shall not reduce the rate of interest which accrues on the outstanding principal balance of such Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of such Note equals the amount of interest which would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 10.9(b) shall control and supersede every other provision of the Loan Documents.

                  10.10 Integration. This Agreement and the other Loan Documents represent the final agreement of the Borrowers, the Agents and the Lenders as of the date hereof with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

                  10.12 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers at their respective addresses set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent permitted by applicable Requirement of Law any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary or punitive damages.

                  10.13 Acknowledgments. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) no Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents, among the Lenders, among the Borrowers and the Lender or among the Borrowers and the Agents; and

                  (d) the obligations of the Borrowers to make payment in full of all Obligations owing hereunder from time to time pursuant to and in accordance with the terms of this Agreement are joint and several, and the failure of any Borrower to make any payment (or any prepayment) on any Obligation as and when the same is due pursuant to and in accordance with this Agreement shall not relieve any other Borrower of its obligation hereunder to make such payment (or prepayment) on the date when due.

                  10.14 WAIVER OF JURY TRIAL. EACH BORROWER, EACH AGENT AND EACH LENDER HEREBY, KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.15 Authority of General Partners. The General Partners shall have the right to execute and deliver Loan Documents on behalf of the Loan Parties of which they are a General Partner and take any other action on behalf of such Loan Parties under this Agreement until, subject to Section 7.8, a new general partner is admitted under the applicable partnership agreement of such Loan Party, and the Administrative Agent and the Lenders shall be under no obligation to make any inquiry respecting such authority.

                  10.16 Release. The Administrative Agent is hereby authorized by the Lenders to, and shall, release Liens, any party to a Guaranty Agreement and any other guarantees and take such other actions as any Borrower may reasonably request in connection with any Asset Sale or Asset Swap permitted under this Agreement and involving any asset subject to any such Lien or any other disposition of property or assets permitted under this Agreement.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        BORROWERS:

                                        CHELSEA COMMUNICATIONS, INC.



                                         By:
                                         Name:
                                         Title:


                                         NORTHEAST CABLE, INC.



                                          By:
                                          Name:
                                          Title:


                                          KITTANNING CABLEVISION, INC.



                                          By:
                                          Name:
                                          Title:


                                          ROBINSON/PLUM CABLEVISION, L.P.

                                          By:  Kittanning Cablevision, Inc.,
                                          its General Partner



                                           By:
                                           Name:
                                           Title:


                                           TORONTO DOMINION (TEXAS), INC.,
                                           as Managing Agent and
                                           Administrative Agent



                                           By:
                                           Name:
                                           Title:


                                           NATIONSBANK OF TEXAS, N.A.,
                                           as Managing Agent and Documentation
                                           Agent



                                           By:
                                           Name:
                                           Title:


                                           CHEMICAL BANK,
                                           as Managing Agent and Syndication
                                           Agent



                                           By:
                                           Name:
                                           Title:


                                           THE BANK OF NOVA SCOTIA,
                                           as Managing Agent



                                           By:
                                           Name:
                                           Title:

                                           CIBC INC.,
                                           as Managing Agent



                                           By:
                                           Name:
                                           Title:


                                           SOCIETE GENERALE



                                            By:
                                            Name:
                                            Title:



                                            PNC BANK, NATIONAL ASSOCIATION



                                            By:
                                            Name:
                                            Title:

                                             VAN KAMPEN AMERICAN CAPITAL PRIME
                                             RATE INCOME TRUST



                                              By:
                                              Name:
                                              Title:


                                              FLEET NATIONAL BANK


                                              By:
                                              Name:
                                              Title:


                      THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                               By:
                                               Name:
                                               Title:


                       BANK OF AMERICA NATIONAL TRUST AND
                       SAVINGS ASSOCIATION



                                                     By:
                                                     Name:
                                                     Title:

                       MERRILL LYNCH SENIOR FLOATING RATE
                                   FUND, INC.



                                                     By:
                                                     Name:
                                                     Title:


                                          BANK OF MONTREAL, CHICAGO BRANCH

                                                 By:
                                                     Name:
                                                     Title:



                                              CHL HIGH YIELD LOAN PORTFOLIO

                                                     By:
                                                     Name:
                                                     Title:


                                                     NATWEST BANK N.A.



                                                     By:
                                                     Name:
                                                     Title:

                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH



                                                     By:
                                                     Name:
                                                     Title:


                       THOROUGHBRED LIMITED PARTNERSHIP I



                                                     By:
                                                     Name:
                                                     Title:


                                            BANK OF TOKYO - MITSUBISHI TRUST
                                                     COMPANY



                                                     By:
                                                     Name:
                                                     Title:


                                                     UNION BANK OF CALIFORNIA



                                                     By:
                                                     Name:
                                                     Title:

                                            PROTECTIVE LIFE INSURANCE COMPANY



                                                     By:
                                                     Name:
                                                     Title:


                                              THE SUMITOMO BANK, LTD. - CHICAGO
                                              BRANCH



                                                     By:
                                                     Name:
                                                     Title:


                                                     CRESTAR BANK



                                                     By:
                                                     Name:
                                                     Title:


                                                     THE NIPPON CREDIT BANK LTD.



                                                     By:
                                                     Name:
                                                     Title:

                                                     THE SAKURA BANK, LIMITED



                                                     By:
                                                     Name:
                                                     Title:



                                                     BANK OF AMERICA ILLINOIS



                                                     By:
                                                     Name:
                                                     Title:



                      ABN AMRO BANK N.V., PITTSBURGH BRANCH
                               By:      ABN AMRO North America, Inc., its agent



                                                              By:
                                                              Name:
                                                              Title:


                                                              By:
                                                              Name:
                                                              Title:

EXHIBIT A-1

AFFILIATE         SUBORDINATION AGREEMENT


                  AFFILIATE SUBORDINATION AGREEMENT dated as of April ___, 1996 (as amended, supplemented and otherwise modified from time to time, this
"Agreement"), among CHELSEA COMMUNICATIONS, INC., a Delaware corporation, NORTHEAST CABLE, INC., a Delaware corporation, KITTANNING CABLEVISION, INC., a Delaware corporation and ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership (collectively, the "Borrowers"), each Restricted Subsidiary of each Borrower from time to time party hereto (together with the Borrowers, the
"Affiliate Borrowers"), each Affiliate of each Borrower and Restricted Subsidiary (other than any other Borrower or any other Restricted Subsidiary) from time to time party hereto (collectively, the "Subordinated Affiliate Lenders"), and TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Credit Agreement, dated of even date herewith, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


W I T N E S S E T H


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and to issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, pursuant to Section 7.2(f) of the Credit Agreement, the Affiliate Borrowers may collectively borrow up to an aggregate amount of [$100,000,000] (including principal and accrued and unpaid interest thereon) at any time outstanding from the Subordinated Affiliate Lenders; and

                  WHEREAS, it is a condition precedent to the right of the Affiliate Borrowers to borrow from the Subordinated Affiliate Lenders that (i) each Borrower and each Restricted Subsidiary which makes any such borrowing shall be or become a party to this Agreement in the manner provided for herein and (ii) each Affiliate of each Borrower and each Restricted Subsidiary (other than any other Borrower or any other Restricted Subsidiary) from which any such borrowing is made shall have become a party to this Agreement in the manner provided for herein;

                  NOW, THEREFORE, for and in consideration of the premises and to induce the Agents and the Lenders to permit such borrowings, each Affiliate Borrower and each Subordinated Affiliate Lender hereby agrees with the Administrative Agent, for the benefit of the Lenders and the other Agents, as follows:

                  1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower, and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

                  (b) For purposes of this Agreement, the following terms shall have the following meanings:

         "Obligations": the Obligations (as defined in the Credit Agreement).

         "Reorganization": with respect to any Affiliate Borrower, any distribution of the assets of such Affiliate Borrower upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving such Affiliate Borrower or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

         "Senior Indebtedness": (a) the Obligations, and (b) all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

         "Subordinated Indebtedness": the principal of, and interest on, all loans, advances and other extensions of credit from time to time made by any Subordinated Affiliate Lender to any Affiliate Borrower and any and all other amounts payable in connection therewith, whether on account of fees, indemnities, costs, expenses or otherwise.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Agreement to Subordinate. Each Affiliate Borrower, for itself and its successors and assigns, covenants and agrees, and each of the Subordinated Affiliate Lenders, as a holder of Subordinated Indebtedness, hereby agrees, for itself and its successors and assigns, that the payment of the Subordinated Indebtedness is and shall be expressly "subordinate and junior in right of payment" (as such phrase is defined in Section 3) to the prior payment in full of all Senior Indebtedness to the extent and in the manner hereinafter set forth.

                  3. Meaning of Subordinate and Junior in Right of Payment. (a) "Subordinate and junior in right of payment" shall mean that no holder of any part of the Subordinated Indebtedness shall have any claim to the assets of any Affiliate Borrower on a parity with or prior to the claim of any holder of the Senior Indebtedness, whether such claim be made in connection with a Reorganization or otherwise. Unless and until the Senior Indebtedness shall have been paid in full in cash, and the Commitments, all Letters of Credit, the Credit Agreement and the other Loan Documents shall have been terminated, no Subordinated Affiliate Lender will take, retain, permit to exist, demand or receive from any Affiliate Borrower, and no Affiliate Borrower will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, (i) any payment of the whole or any part of the Subordinated Indebtedness, (ii) any security or collateral for the whole or any part of the Subordinated Indebtedness or (iii) any guaranty of the whole or any part of the Subordinated Indebtedness; provided, that the Affiliate Borrowers may make and the Subordinated Affiliate Lenders may receive payments on the Subordinated Indebtedness in accordance with the terms thereof so long as (A) no Default or Event of Default shall have occurred and then be continuing or would occur as a result of, or after giving effect to, any such payment, (B) the rate of interest applicable to such Subordinated Indebtedness does not exceed 10% per annum and
(C) no such payment would violate Section 5 hereof or Section 7.6 of the Credit Agreement. Each Affiliate Borrower expressly agrees that it will not make any payment of any of the Subordinated Indebtedness, or take any other action, in contravention of the provisions of the Credit Agreement or this Agreement.

                  (b) For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until and unless the Lenders and the Agents shall have indefeasibly received payment in full of the principal of, interest on and costs and expenses and any and all other amounts payable in connection with the Senior Indebtedness in cash and the Commitments, all Letters of Credit, the Credit Agreement and the other Loan Documents shall have been terminated. The subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by the Lenders and the Agents and each Lender and each Agent shall be deemed to have acquired such Senior Indebtedness in reliance upon this Agreement. The Administrative Agent shall have the right to act on behalf of the Lenders and the other Agents pursuant to this Agreement in enforcing the rights of the Lenders and the other Agents, and in receiving payments and other distributions to be made, under this Agreement.

                  (c) In the event that notwithstanding the provisions of paragraph (a) of this Section 3, any Subordinated Affiliate Lender shall have received any payment or distribution with respect to Subordinated Indebtedness contrary to the foregoing provisions of such paragraph, then and in any such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such Subordinated Affiliate Lender to the Administrative Agent to be used to prepay the Loans outstanding under the Credit Agreement as provided in Section 2.12 or 8.2, as applicable, of the Credit Agreement.

                  4. Limitations on Subordinated Indebtedness. The Subordinated Affiliate Lenders agree that the Subordinated Indebtedness shall be unsecured, and that, so long as any of the Senior Indebtedness shall remain unpaid in cash or the Commitments, all Letters of Credit, the Credit Agreement and the other Loan Documents shall not have been terminated, if at any time any Subordinated Affiliate Lender shall be in possession of any Collateral, such Subordinated Affiliate Lender shall promptly deliver such Collateral to the Administrative Agent and until such delivery shall hold such Collateral in trust for the Lenders and the Agents. Until such time as the Senior Indebtedness has been paid in full in cash and the Commitments, all Letters of Credit, the Credit Agreement and the other Loan Documents shall have been terminated, the Subordinated Affiliate Lenders agree not to exercise any of their respective rights under any document, instrument or agreement, or to accelerate, sue for or collect the obligations of any of the Affiliated Borrowers, or to realize upon any of the Collateral or any other assets of any of the Affiliated Borrowers or to attach, levy upon or execute against any of the Collateral or any other assets of any of the Affiliated Borrowers; provided however, that the Subordinated Affiliate Lenders shall be entitled to the payments provided for in Section 3 so long as the conditions to such payments set forth in Section 3 have been satisfied.

                  5. Subordinated Indebtedness Subordinated to Prior Payment of All Senior Indebtedness on Reorganization; Sale of the Affiliate Borrowers; Etc. Upon any payment or distribution of all or any of the assets or securities of any Affiliate Borrower of any kind or character, whether in cash, property or securities, whether made pursuant to a Reorganization relative to such Affiliate Borrower or any of its properties, or a distribution of proceeds of or upon sale of all or any part of such Affiliate Borrower or any of its subsidiaries or any of their respective assets, other than as permitted by Section 7.5 of the Credit Agreement, then in such event:

         (a) the Lenders and the Agents shall be entitled to receive payment in full in cash as provided herein of all amounts due or to become due on or in respect of all Senior Indebtedness, before any payment is made on account of or applied to the Subordinated Indebtedness;

         (b) any payment or distribution of assets of such Affiliate Borrower of any kind or character, whether in cash, property or securities (including any payment or other distribution that may be payable by reason of the payment of any other Indebtedness of such Affiliate Borrower being subordinated to the payment of Subordinated Indebtedness), to which the holders of Subordinated Indebtedness would be entitled except for the provisions of this Agreement, shall be paid or delivered by any debtor, custodian, receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Administrative Agent for the benefit of the Lenders and the Agents, for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to the Lenders or the Agents; and

         (c) in the event that, notwithstanding the foregoing provisions of this
Section 5, any holder of Subordinated Indebtedness shall have received any payment or distribution with respect to Subordinated Indebtedness contrary to the foregoing provisions of this Section 5, then and in such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder of Subordinated Indebtedness to the Administrative Agent for the benefit of the Lenders and the Agents for application to the payment or prepayment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to the Lenders or the Agents.

                  In the event of a Reorganization, if any Subordinated Affiliate Lender has not filed any claim, proof of claim or other instrument of similar character with respect to the Subordinated Indebtedness of such Subordinated Affiliate Lender within 20 days before the expiration of the time to file the same, the Administrative Agent, any other Agent or any Lender may, as an attorney-in-fact for such Subordinated Affiliate Lender, file, any claim, proof of claim or other instrument of similar character on behalf of such Subordinated Affiliate Lender, and such Subordinated Affiliate Lender hereby appoints the Administrative Agent, any such other Agent and any such Lender as an attorney-in-fact for such Subordinated Affiliate Lender, to so file any claim, proof of claim or such other instrument of similar character. Each Subordinated Affiliate Lender ratifies all that the Administrative Agent, any such other Agent and any such Lender, as said attorney-in-fact, shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof. The power of attorney granted in this Section 5 is a power coupled with an interest and shall be irrevocable.

                  Upon any  distribution  of  assets of any  Affiliate  Borrower referred to in this Agreement, the Subordinated Affiliate Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which a Reorganization is pending for the purpose of ascertaining the identity of the Lenders and the Agents, the amount of Senior Indebtedness, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement. Nothing in the foregoing sentence shall limit the right of the Lenders and the Agents to receive payment in full of the Senior Indebtedness in accordance with this Agreement.

                  6. Holders of Subordinated Indebtedness to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness, the holders of Subordinated Indebtedness shall be subrogated to the rights of the Lenders and the Agents to receive payments or distributions of assets of the Affiliate Borrowers made on account of the Senior Indebtedness until all amounts payable in respect of the Subordinated Indebtedness shall be paid in full, and for purposes of such subrogation, no payment or distribution to the Lenders and the Agents of assets, whether in cash, property or securities, distributable to the Lenders and the Agents under the provisions hereof to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Lenders and the Agents by the holders of the Subordinated Indebtedness shall, as between the relevant Affiliate Borrower, its creditors other than the Lenders and the Agents, and the holders of the Subordinated Indebtedness, be deemed to be a payment by such Affiliate Borrower to or on account of such Senior Indebtedness, it being understood that the provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the holders of the Subordinated Indebtedness, on the one hand, and the Lenders and the Agents, on the other hand.

                  7. Obligations of the Affiliate Borrowers  Unconditional.  (a)
Nothing contained in this Agreement is intended to or shall relieve the obligations of the Affiliate Borrowers to the Lenders or the Agents or the holders of Subordinated Indebtedness to pay any amount in respect of the Senior Indebtedness or such Subordinated Indebtedness (subject to the terms hereof), as the case may be, as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Lenders or the Agents or the holders of Subordinated Indebtedness, on the one hand, and the other creditors of the Affiliate Borrowers, on the other hand. All rights and interests of the Lenders and the Agents hereunder, and all agreements and obligations of the Affiliate Borrowers and the Subordinated Affiliate Lenders, shall remain in full force and effect irrespective of, and each Affiliate Borrower and each Subordinated Affiliate Lender hereby irrevocably waives any defenses it may now or hereafter have in any way relating to:

         (i) any lack of validity or enforceability of any Loan Document r any other agreement or instrument relating thereto;

         (ii) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any amendment or waiver of or any consent to departure from any provision of the Credit Agreement or any other Loan Document;

         (iii) any exchange, release or nonperfection of any security interest in any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness; or

         (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Affiliate Borrowers in respect of the Senior Indebtedness, or of the Affiliate Borrowers or the Subordinated Affiliate Lenders in respect of this Agreement.

                  (b) Nothing contained in this Agreement shall affect the obligation of the Affiliate Borrowers to make, or prevent the Affiliate Borrowers from making, at any time, payment of any amount in respect of the Senior Indebtedness. Nothing contained in this Agreement shall, except as set forth in Sections 2, 3, 4 and 5, affect the obligation of the Affiliate Borrowers to make, or prevent the Affiliate Borrowers from making, at any time, payment of any amount in respect of Subordinated Indebtedness.

                  8. No Other Beneficiaries of Subordination. This Agreement and the subordination provisions contained herein are intended only for the benefit of the holders of Senior Indebtedness and no other creditor of any Affiliate Borrower. No Affiliate Borrower will publish or give to any creditor or prospective creditor of such Affiliate Borrower any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the holders of Subordinated Indebtedness without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the holders of Senior Indebtedness and not for the benefit of any other creditor of such Affiliate Borrower or such Affiliate Borrower, provided, however, that nothing contained in this Section 8 is intended to restrict the right or obligation of any Affiliate Borrower to make filings or registrations pursuant to any Requirement of Law.

                  9. Rights of Holders of Senior Indebtedness Not to be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by any Affiliate Borrower with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder of Senior Indebtedness may have or otherwise be charged with.

                  10. Legend. The Affiliate Borrowers and the Subordinated Affiliate Lenders shall cause each note representing or evidencing Subordinated Indebtedness to have affixed upon it a legend, including in connection with the issuance of any new or replacement note with respect to the transfer of such note or the reduction of the principal amount thereof, which reads substantially as follows:

         "This instrument is subject to the Affiliate Subordination Agreement, dated as of April __, 1996, among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership (the "Borrowers"), each Restricted Subsidiary of each Borrower from time to time party thereto, each Affiliate of each Borrower and its Restricted Subsidiaries (other than any other Borrower or any other Restricted Subsidiary) from time to time party thereto, and Toronto Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent"), for the Lenders from time to time parties to the Credit Agreement, dated of even date with the Affiliate Subordination Agreement, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent."

                  11. Representations and Warranties. Each Subordinated Affiliate Lender hereby represents and warrants that:

         (i) such Subordinated Affiliate Lender has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

         (ii) this Agreement constitutes a legal, valid and binding obligation of such Subordinated Affiliate Lender enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

         (iii) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Subordinated Affiliate Lender;

         (iv) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of such Subordinated Affiliate Lender) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

         (v) no Litigation is pending or, to the knowledge of such Subordinated Affiliate Lender, threatened by or against such Subordinated Affiliate Lender with respect to this Agreement;

         (vi) the agreements governing the Subordinated Indebtedness of such Subordinated Affiliate Lender do not and will not contain (A) any default which is triggered by (I) a default under any other agreements to which any Affiliate Borrower is a party or (II) any other Indebtedness of any Affiliate Borrower being declared due and payable prior to its stated maturity, or the ability of the holder of any other Indebtedness of any Affiliate Borrower to declare such Indebtedness due and payable prior to its stated maturity or (B) without limiting clause (A) above, any covenants or events of default which are more restrictive than those contained in the Credit Agreement; and

        (vii)such Subordinated Affiliate Lender is an Affiliate of the Borrower.

                  12. Successors; Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, the Lenders, the Agents and the Subordinated Affiliate Lenders, and their respective successors and assigns, including subsequent holders of Senior Indebtedness and the Subordinated Indebtedness, and the term "holders of Senior Indebtedness" shall include any such subsequent or additional holder of Senior Indebtedness, and the term "Subordinated Affiliate Lenders" shall include any such subsequent or additional holder of Subordinated Affiliate Indebtedness, wherever the context permits, provided that no Subordinated Affiliate Lender shall transfer or assign any of its rights with respect to Subordinated Indebtedness to any Person other than another Affiliate of any Borrower which has executed a Supplement in the form of Exhibit B hereto agreeing to be bound by the terms of this Agreement.

                  13. Further Assurances. Each Affiliate Borrower and each Subordinated Affiliate Lender will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent, the Lenders and the other Agents to exercise and enforce their rights and remedies hereunder.

                  14. Expenses. Each of the Borrowers jointly and severally agree to pay to the Administrative Agent, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, which the Agents and the Lenders may incur in connection with the exercise or enforcement of any of their rights or interests under this Agreement.

                  15. Notices; Amendments; etc. (a) All notices, requests and demands to or upon the Administrative Agent, any Affiliate Borrower or any Subordinated Affiliate Lender to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) three days after being deposited in the mail, postage prepaid or (3) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by telecopy or facsimile, when received:

         (i) if to the Administrative Agent or any Borrower, at its address or transmission number for notices provided in Section 10.2 of the Credit Agreement;

         (ii) if to any Lender or to any Agent other than the Administrative Agent, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time pursuant to assignments in accordance with Section 10.6 of the Credit Agreement; and

         (iii) if to any other Affiliate Borrower or any Subordinated Affiliate Lender, at its address or transmission number for notices set forth under its signature below.

                  The Administrative Agent, each Lender, each other Agent, each Affiliate Borrower and each Subordinated Affiliate Lender may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                 (b) Subject to Section 10.1 of the Credit Agreement, this Agreement may be amended and the terms hereof may be waived only with the written consent of the Administrative Agent, each Affiliate Borrower and the holders of a majority of the principal amount of the Subordinated Indebtedness then outstanding; provided that any provision of this Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent. Any such amendment or waiver shall be binding upon the Lenders, the Agents, the Affiliate Borrowers and all the holders of Subordinated Indebtedness.

                  16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  17. Submission to Jurisdiction. Each Affiliate Borrower and each Subordinated Affiliate Lender hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant to Section 15;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary or punitive damages.

                  18. WAIVER OF JURY TRIAL. EACH AFFILIATE BORROWER, EACH SUBORDINATED AFFILIATE LENDER AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  19. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

                  20. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of counterparts (including by
telecopy   transmission),   and  all  such  counterparts  taken  together  shall
constitute one and the same instrument.

                  21. Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  22. Addition of Affiliate Borrowers and Subordinated Affiliate Lenders. Any Restricted Subsidiary of any Borrower may become an "Affiliate Borrower" under this Agreement by executing and delivering to the Administrative Agent a Supplement to this Agreement in the form attached hereto as Exhibit A. Any Affiliate of any Borrower or Restricted Subsidiary (other than any other Borrower or any other Restricted Subsidiary) may become a "Subordinated Affiliate Lender" under this Agreement by executing and delivering to the Administrative Agent a Supplement to this Agreement in the form attached hereto as Exhibit B.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.]

                  IN WITNESS WHEREOF, the undersigned have caused this Affiliate Subordination Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.

                              AFFILIATE BORROWERS:

CHELSEA COMMUNICATIONS, INC.



By:
Name:
Title:


NORTHEAST CABLE, INC.



By:
Name:
Title:


KITTANNING CABLEVISION, INC.



By:
Name:
Title:


ROBINSON/PLUM CABLEVISION, L.P.

By: Kittanning Cablevision, Inc.,
its General Partner



By:
Name:
Title:

AFFILIATE BORROWERS:

AURORA CABLE VISION, INC.,
BETTER TV, INC. OF BENNINGTON,
CAMPBELL COMMUNICATIONS, INC.,
CHAUTAUQUA COUNTY CABLE VISION, INC.,
HARBOR VUE CABLE TV, INC.,
HOOSICK CABLEVISION, INC.,
KALAMAZOO COUNTY CABLEVISION, INC.,
MASS. CABLEVISION, INC.,
MT. LEBANON CABLEVISION, INC.,
MULTI-CHANNEL T.V. CABLE COMPANY,
PERICLES COMMUNICATIONS CORPORATION,
RIGPAL COMMUNICATIONS, INC.,
SOUTH SHORE CABLEVISION, INC.,
UPPER ST. CLAIR CABLEVISION, INC.,
VERMILION CABLE COMMUNICATIONS, INC.,
MOUNTAIN CABLE COMMUNICATIONS
CORPORATION



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631

ADELPHIA CABLEVISION ASSOCIATES, L.P.

By: CHELSEA COMMUNICATIONS, INC.,
its General Partner



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631


MOUNTAIN CABLE COMPANY

By: PERICLES COMMUNICATIONS
CORPORATION, its Managing General Partner



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631


THREE RIVERS CABLE ASSOCIATES, L.P.

By: MT. LEBANON CABLEVISION, INC.,
its General Partner



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631



ADMINISTRATIVE AGENT:

TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent



By:
Name:
Title:

SUBORDINATED AFFILIATE LENDERS:

ADELPHIA COMMUNICATIONS
CORPORATION



By:
Name:
Title:

5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telepcopy: (814) 274-8631


HIGHLAND VIDEO ASSOCIATES, L.P.

By: ,
its



By:
Name:
Title:

5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telepcopy: (814) 274-8631



SYRACUSE HILTON HEAD HOLDINGS,
L.P.



By:
its


5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telepcopy: (814) 274-8631


OLYMPUS COMMUNICATIONS, L.P.



By:
its


5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telepcopy: (814) 274-8631

EXHIBIT A


SUPPLEMENT TO
AFFILIATE SUBORDINATION AGREEMENT


                  SUPPLEMENT, dated as of , 19__, to the Affiliate Subordination Agreement, dated as of April ___, 1996 (as amended, supplemented and otherwise modified from time to time, the "Agreement"), among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership (collectively, the "Borrowers"), each Restricted Subsidiary of each Borrower from time to time party hereto (together with the Borrowers, the "Affiliate Borrowers"), each Affiliate of each Borrower and Restricted Subsidiary (other than any other Borrower or any other Restricted Subsidiary) from time to time party hereto (collectively, the "Subordinated Affiliate Lenders"), and Toronto Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Credit Agreement, dated of even date herewith, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


W I T N E S S E T H


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) to the Borrowers and to issue Letters of Credit (as defined in the Credit Agreement) upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, pursuant to Section 7.2(f) of the Credit Agreement, the Affiliate Borrowers may borrow up to an aggregate amount of [$100,000,000] (including principal and accrued and unpaid interest thereon) at any one time outstanding from the Subordinated Affiliate Lenders;

                  WHEREAS, it is a condition precedent to the right of the Affiliate Borrowers to borrow from the Subordinated Affiliate Lenders that (i) each Borrower and each Restricted Subsidiary which makes any such borrowing shall be or become a party to the Agreement in the manner provided for therein and (ii) each Affiliate of each Borrower and each Restricted Subsidiary (other than any other Borrower or any other Restricted Subsidiary) from which any such borrowing is made shall have become a party to the Agreement in the manner provided for therein; and

                  WHEREAS, the undersigned wishes to become an "Affiliate Borrower" under the Agreement; and

                  WHEREAS, the Agreement provides that any Borrower or Restricted Subsidiary may become an Affiliate Borrower under the Agreement by executing and delivering to the Administrative Agent a supplement in substantially the form of this Supplement;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

         The undersigned agrees to be bound by all of the provisions of the Agreement applicable to an Affiliate Borrower thereunder and agrees that it shall, on the date this Supplement is accepted by the Administrative Agent, become an Affiliate Borrower, for all purposes of the Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

         Unless otherwise defined herein, capitalized terms which are defined in the Agreement are used herein as so defined.

                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                              [NAME OF BORROWER OR
                             RESTRICTED SUBSIDIARY]



By:
Name:
Title:

Address for notices:



Telecopy:

ACKNOWLEDGED AND ACCEPTED
this day of , 1996

TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By:
Name:
Title:

EXHIBIT B


SUPPLEMENT TO
AFFILIATE SUBORDINATION AGREEMENT


                  SUPPLEMENT, dated as of , 19__, to the Affiliate Subordination Agreement, dated as of April ___, 1996 (as amended, supplemented and otherwise modified from time to time, the "Agreement"), among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership (collectively, the "Borrowers"), each Restricted Subsidiary of each Borrower from time to time party hereto (together with the Borrowers, the "Affiliate Borrowers"), each Affiliate of each Borrower and Restricted Subsidiary (other than any other Borrower or any other Restricted Subsidiary) from time to time party hereto (collectively, the "Subordinated Affiliate Lenders"), and Toronto Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Credit Agreement, dated of even date herewith, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


W I T N E S S E T H


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) to the Borrowers and to issue Letters of Credit (as defined in the Credit Agreement) upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, pursuant to Section 7.2(f) of the Credit Agreement, the Affiliate Borrowers may borrow up to an aggregate amount of [$100,000,000] (including principal and accrued and unpaid interest thereon) at any one time outstanding from the Subordinated Affiliate Lenders;

                  WHEREAS, it is a condition precedent to the right of the Affiliate Borrowers to borrow from the Subordinated Affiliate Lenders that (i) each Borrower and Restricted Subsidiary which makes any such borrowing shall be or become a party to the Agreement in the manner provided for therein and (ii) each Affiliate of each Borrower and each Restricted Subsidiary (other than any other Borrower or any other Restricted Subsidiary) from which any such borrowing is made shall have become a party to the Agreement in the manner provided for therein; and

                  WHEREAS, the undersigned wishes to become a "Subordinated Affiliate Lender" under the Agreement; and

                  WHEREAS, the Agreement provides that any Affiliate of any Borrower or any Restricted Subsidiary (other than any other Borrower or Restricted Subsidiary) may become an Subordinated Affiliate Lender under the Agreement by executing and delivering to the Administrative Agent a supplement in substantially the form of this Supplement;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

         The undersigned agrees to be bound by all of the provisions of the Agreement applicable to a Subordinated Affiliate Lender thereunder and agrees that it shall, on the date this Supplement is accepted by the Administrative Agent, become a Subordinated Affiliate Lender, for all purposes of the Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

         Unless otherwise defined herein, capitalized terms which are defined in the Agreement are used herein as so defined.

                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                               [NAME OF AFFILIATE]


                                                              By:
                                                              Name:
                                                              Title:

                              Address for notices:



                                                              Telecopy:

ACKNOWLEDGED AND ACCEPTED
this       day of                        , 1996

TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By:
Name:
Title:

EXHIBIT A-2

INTERCOMPANY INDEBTEDNESS  SUBORDINATION AGREEMENT


                  INTERCOMPANY INDEBTEDNESS SUBORDINATION AGREEMENT dated as of April __, 1996 (as amended, supplemented and otherwise modified from time to time, this "Agreement"), among CHELSEA COMMUNICATIONS, INC., a Delaware corporation, NORTHEAST CABLE, INC., a Delaware corporation, KITTANNING CABLEVISION, INC., a Delaware corporation and ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership (collectively, the "Borrowers"), each Restricted Subsidiary of each Borrower from time to time party hereto, and TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Credit Agreement, dated of even date herewith, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


W I T N E S S E T H


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and to issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, pursuant to Section 7.2(b) of the Credit Agreement, any Borrower may borrow from another Borrower and any Restricted Subsidiary may borrow from any other Restricted Subsidiary or from a Borrower owning directly or indirectly 100% of the Capital Securities of such Restricted Subsidiary (collectively, Permitted Intercompany Indebtedness ); and

                  WHEREAS, it is a condition precedent to the right of each Borrower and Restricted Subsidiary to incur Permitted Intercompany Indebtedness that (i) each Borrower and each Restricted Subsidiary which makes any such borrowing (hereinafter referred to as an Intercompany Borrower , and collectively as Intercompany Borrowers ) shall be or become a party to this Agreement in the manner provided for herein and (ii) each Borrower and its Restricted Subsidiaries from which any such borrowing is made (hereinafter referred to individually as a Subordinated Intercompany Lender and collectively as Subordinated Intercompany Lenders ) shall have become a party to this Agreement in the manner provided for herein;

                  NOW, THEREFORE, for and in consideration of the premises and to induce the Agents and the Lenders to permit such borrowings, each Intecompany Borrower and each Subordinated Intercompany Lender hereby agrees with the Administrative Agent, for the benefit of the Lenders and the other Agents, as follows:

                  23. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower, and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

                  (b) For purposes of this Agreement, the following terms shall have the following meanings:

         "Obligations": the Obligations (as defined in the Credit Agreement).

         "Reorganization": with respect to any Intercompany Borrower, any distribution of the assets of such Intercompany Borrower upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving such Intercompany Borrower or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

         "Senior Indebtedness": (a) the Obligations, and (b) all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

         "Subordinated Indebtedness": the principal of, and interest on, all loans, advances and other extensions of credit, including but not limited to Permitted Intercompany Indebtedness, from time to time made by any Subordinated Intercompany Lender to any Intercompany Borrower and any and all other amounts payable in connection therewith, whether on account of fees, indemnities, costs, expenses or otherwise.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  24. Agreement to Subordinate. Each Intercompany Borrower, for itself and its successors and assigns, covenants and agrees, and each of the Subordinated Intercompany Lenders, as a holder of Subordinated Indebtedness, hereby agrees, for itself and its successors and assigns, that the payment of the Subordinated Indebtedness is and shall be expressly "subordinate and junior in right of payment" (as such phrase is defined in Section 3) to the prior payment in full of all Senior Indebtedness to the extent and in the manner hereinafter set forth.

                  25. Meaning of Subordinate and Junior in Right of Payment. (a) "Subordinate and junior in right of payment" shall mean that no holder of any part of the Subordinated Indebtedness shall have any claim to the assets of any Intercompany Borrower on a parity with or prior to the claim of any holder of the Senior Indebtedness, whether such claim be made in connection with a Reorganization or otherwise. Unless and until the Senior Indebtedness shall have been paid in full in cash, and the Commitments, all Letters of Credit, the Credit Agreement and the other Loan Documents shall have been terminated, no Subordinated Intercompany Lender will take, retain, permit to exist, demand or receive from any Intercompany Borrower, and no Intercompany Borrower will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, (i) any payment of the whole or any part of the Subordinated Indebtedness, (ii) any security or collateral for the whole or any part of the Subordinated Indebtedness or (iii) any guaranty of the whole or any part of the Subordinated Indebtedness; provided, that the Intercompany Borrowers may make and the Subordinated Intercompany Lenders may receive payments on the Subordinated Indebtedness in accordance with the terms thereof so long as (A) no Default or Event of Default shall have occurred and then be continuing or would occur as a result of, or after giving effect to, any such payment and (B) no such payment would violate Section 5 hereof or Section 7.6 of the Credit Agreement. Each Intercompany Borrower expressly agrees that it will not make any payment of any of the Subordinated Indebtedness, or take any other action, in contravention of the provisions of the Credit Agreement or this Agreement.

                  (b) For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until and unless the Lenders and the Agents shall have indefeasibly received payment in full of the principal of, interest on and costs and expenses and any and all other amounts then payable in connection with the Senior Indebtedness in cash and the Commitments, all Letters of Credit, the Credit Agreement and the other Loan Documents shall have been terminated. The subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by the Lenders and the Agents and each Lender and each Agent shall be deemed to have acquired such Senior Indebtedness in reliance upon this Agreement. The Administrative Agent shall have the right to act on behalf of the Lenders and the other Agents pursuant to this Agreement in enforcing the rights of the Lenders and the other Agents, and in receiving payments and other distributions to be made, under this Agreement.

                  (c) In the event that notwithstanding the provisions of paragraph (a) of this Section 3, any Subordinated Intercompany Lender shall have received any payment or distribution with respect to the Subordinated Indebtedness contrary to the foregoing provisions of such paragraph, then and in any such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such Subordinated Intercompany Lender to the Administrative Agent to be used to prepay the Loans outstanding under the Credit Agreement as provided in Section 2.12 or 8.2, as applicable, of the Credit Agreement.

                  26. Limitations on Subordinated Indebtedness. The Subordinated Intercompany Lenders agree that the Subordinated Indebtedness shall be unsecured, and that, so long as any of the Senior Indebtedness shall remain unpaid in cash or the Commitments, all Letters of Credit, the Credit Agreement and the other Loan Documents shall not have been terminated, if at any time any Subordinated Intercompany Lender shall be in possession of any Collateral, such Subordinated Intercompany Lender shall promptly deliver such Collateral to the Administrative Agent and until such delivery shall hold such Collateral in trust for the Lenders and the Agents. Until such time as the Senior Indebtedness has been paid in full in cash and the Commitments, all Letters of Credit, the Credit Agreement and the other Loan Documents shall have been terminated, the Subordinated Intercompany Lenders agree not to exercise any of their respective rights under any document, instrument or agreement, or to accelerate, sue for or collect the obligations of any of the Intercompany Borrowers, or to realize upon any of the Collateral or any other assets of any of the Intercompany Borrowers or to attach, levy upon or execute against any of the Collateral or any other assets of any of the Intercompany Borrowers; provided however, that the Subordinated Intercompany Lenders shall be entitled to the payments provided for in Section 3 so long as the conditions to such payments set forth in Section 3 have been satisfied.

                  27. Subordinated Indebtedness Subordinated to Prior Payment of All Senior Indebtedness on Reorganization; Sale of the Intercompany Borrowers; Etc. Upon any payment or distribution of all or any of the assets or securities of any Intercompany Borrower of any kind or character, whether in cash, property or securities, whether made pursuant to a Reorganization relative to such Intercompany Borrower or any of its properties, or a distribution of proceeds of or upon sale of all or any part of such Intercompany Borrower or any of its subsidiaries or any of their respective assets, other than as permitted by
Section 7.5 of the Credit Agreement, then in such event:

         (a) the Lenders and the Agents shall be entitled to receive payment in full in cash as provided herein of all amounts due or to become due on or in respect of all Senior Indebtedness, before any payment is made on account of or applied to the Subordinated Indebtedness;

         (b) any payment or distribution of assets of such Intercompany Borrower of any kind or character, whether in cash, property or securities (including any payment or other distribution that may be payable by reason of the payment of any other Indebtedness of such Intercompany Borrower being subordinated to the payment of Subordinated Indebtedness), to which the holders of Subordinated Indebtedness would be entitled except for the provisions of this Agreement, shall be paid or delivered by any debtor, custodian, receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Administrative Agent for the benefit of the Lenders and the Agents, for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to the Lenders or the Agents; and

         (c) in the event that, notwithstanding the foregoing provisions of this
Section 5, any holder of Subordinated Indebtedness shall have received any payment or distribution with respect to Subordinated Indebtedness contrary to the foregoing provisions of this Section 5, then and in such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder of Subordinated Indebtedness to the Administrative Agent for the benefit of the Lenders and the Agents for application to the payment or prepayment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to the Lenders or the Agents.

                  In the event of a Reorganization, if any Subordinated Intercompany Lender has not filed any claim, proof of claim or other instrument of similar character with respect to the Subordinated Indebtedness of such Subordinated Intercompany Lender within 20 days before the expiration of the time to file the same, the Administrative Agent, any other Agent or any Lender may, as an attorney-in-fact for such Subordinated Intercompany Lender, file, any claim, proof of claim or other instrument of similar character on behalf of such Subordinated Intercompany Lender, and such Subordinated Intercompany Lender hereby appoints the Administrative Agent, any such other Agent and any such Lender as an attorney-in-fact for such Subordinated Intercompany Lender, to so file any claim, proof of claim or such other instrument of similar character. Each Subordinated Intercompany Lender ratifies all that the Administrative Agent, any such other Agent and any such Lender, as said attorney-in-fact, shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof. The power of attorney granted in this Section 5 is a power coupled with an interest and shall be irrevocable.

                  Upon any distribution of assets of any  Intercompany  Borrower referred to in this Agreement, the Subordinated Intercompany Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which a Reorganization is pending for the purpose of ascertaining the identity of the Lenders and the Agents, the amount of Senior Indebtedness, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement. Nothing in the foregoing sentence shall limit the right of the Lenders and the Agents to receive payment in full of the Senior Indebtedness in accordance with this Agreement.

                  28. Holders of Subordinated Indebtedness to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness, the holders of Subordinated Indebtedness shall be subrogated to the rights of the Lenders and the Agents to receive payments or distributions of assets of the Intercompany Borrowers made on account of the Senior Indebtedness until all amounts payable in respect of the Subordinated Indebtedness shall be paid in full, and for purposes of such subrogation, no payment or distribution to the Lenders and the Agents of assets, whether in cash, property or securities, distributable to the Lenders and the Agents under the provisions hereof to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Lenders and the Agents by the holders of the Subordinated Indebtedness shall, as between the relevant Intercompany Borrower, its creditors other than the Lenders and the Agents, and the holders of the Subordinated Indebtedness, be deemed to be a payment by such Intercompany Borrower to or on account of such Senior Indebtedness, it being understood that the provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the holders of the Subordinated Indebtedness, on the one hand, and the Lenders and the Agents, on the other hand.

                  29. Obligations of the Intercompany  Borrowers  Unconditional.
(a) Nothing contained in this Agreement is intended to or shall relieve the obligations of the Intercompany Borrowers to the Lenders or the Agents or the holders of Subordinated Indebtedness to pay any amount in respect of the Senior Indebtedness or such Subordinated Indebtedness (subject to the terms hereof), as the case may be, as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Lenders or the Agents or the holders of Subordinated Indebtedness, on the one hand, and the other creditors of the Intercompany Borrowers, on the other hand. All rights and interests of the Lenders and the Agents hereunder, and all agreements and obligations of the Intercompany Borrowers and the Subordinated Intercompany Lenders, shall remain in full force and effect irrespective of, and each Intercompany Borrower and each Subordinated Intercompany Lender hereby irrevocably waives any defenses it may now or hereafter have in any way relating to:

         (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

         (ii) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any amendment or waiver of or any consent to departure from any provision of the Credit Agreement or any other Loan Document;

         (iii) any exchange, release or nonperfection of any security interest in any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness; or

         (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Intercompany Borrowers in respect of the Senior Indebtedness, or of the Intercompany Borrowers or the Subordinated Intercompany Lenders in respect of this Agreement.

                  (b) Nothing contained in this Agreement shall affect the obligation of the Intercompany Borrowers to make, or prevent the Intercompany Borrowers from making, at any time, payment of any amount in respect of the Senior Indebtedness. Nothing contained in this Agreement shall, except as set forth in Sections 2, 3, 4 and 5, affect the obligation of the Intercompany Borrowers to make, or prevent the Intercompany Borrowers from making, at any time, payment of any amount in respect of Subordinated Indebtedness.

                  30. No Other Beneficiaries of Subordination. This Agreement and the subordination provisions contained herein are intended only for the benefit of the holders of Senior Indebtedness and no other creditor of any Intercompany Borrower. No Intercompany Borrower will publish or give to any creditor or prospective creditor of such Intercompany Borrower any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the holders of Subordinated Indebtedness without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the holders of Senior Indebtedness and not for the benefit of any other creditor of such Intercompany Borrower or such Intercompany Borrower, provided, however, that nothing contained in this Section 8 is intended to restrict the right or obligation of any Intercompany Borrower to make filings or registrations pursuant to any Requirement of Law.

                  31. Rights of Holders of Senior Indebtedness Not to be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by any Intercompany Borrower with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder of Senior Indebtedness may have or otherwise be charged with.

                  32. Legend. The Intercompany Borrowers and the Subordinated Intercompany Lenders shall cause each note representing or evidencing Subordinated Indebtedness to have affixed upon it a legend, including in connection with the issuance of any new or replacement note with respect to the transfer of such note or the reduction of the principal amount thereof, which reads substantially as follows:

         "This instrument is subject to the Intercompany Indebtedness Subordination Agreement, dated as of April ___, 1996, among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership (the
"Borrowers"), each Restricted Subsidiary of each Borrower from time to time party thereto, and Toronto Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent"), for the Lenders from time to time parties to the Credit Agreement, dated of even date with the Intercompany Indebtedness Subordination Agreement, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent."

                  33. Representations and Warranties. Each Subordinated Intercompany Lender hereby represents and warrants that:

         (i) such Subordinated Intercompany Lender has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

         (ii) this Agreement constitutes a legal, valid and binding obligation of such Subordinated Intercompany Lender enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

         (iii) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Subordinated Intercompany Lender;

         (iv) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of such Subordinated Intercompany Lender) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

         (v) no Litigation is pending or, to the knowledge of such Subordinated Intercompany Lender, threatened by or against such Subordinated Intercompany Lender with respect to this Agreement;

         (vi) the agreements governing the Subordinated Indebtedness of such Subordinated Intercompany Lender do not and will not contain (A) any default which is triggered by (I) a default under any other agreements to which any Intercompany Borrower is a party or (II) any other Indebtedness of any Intercompany Borrower being declared due and payable prior to its stated maturity, or the ability of the holder of any other Indebtedness of any Intercompany Borrower to declare such Indebtedness due and payable prior to its stated maturity or (B) without limiting clause (A) above, any covenants or events of default which are more restrictive than those contained in the Credit Agreement; and

         (vii) such Subordinated Intercompany Lender is an Affiliate of the Borrower.

                  34.  Successors;  Continuing  Effect.  This Agreement is being entered into for the benefit of, and shall be binding upon, the Lenders, the Agents and the Subordinated Intercompany Lenders, and their respective successors and assigns, including subsequent holders of Senior Indebtedness and the Subordinated Indebtedness, and the term "holders of Senior Indebtedness" shall include any such subsequent or additional holder of Senior Indebtedness, and the term "Subordinated Intercompany Lenders" shall include any such subsequent or additional holder of Subordinated Intercompany Indebtedness, wherever the context permits, provided that no Subordinated Intercompany Lender shall transfer or assign any of its rights with respect to Subordinated Indebtedness to any Person other than another Subordinated Intercompany Lender.

                  35. Further Assurances. Each Intercompany Borrower and each Subordinated Intercompany Lender will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent, the Lenders and the other Agents to exercise and enforce their rights and remedies hereunder.

                  36. Expenses. Each of the Borrowers jointly and severally agree to pay to the Administrative Agent, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, which the Agents and the Lenders may incur in connection with the exercise or enforcement of any of their rights or interests vis-a-vis the Subordinated Intercompany Lenders.

                  37. Notices; Amendments; etc. (a) All notices, requests and demands to or upon the Administrative Agent, any Intercompany Borrower or any Subordinated Intercompany Lender to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) three days after being deposited in the mail, postage prepaid or (3) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by telecopy or facsimile, when received:

         (i) if to the Administrative Agent or any Borrower, at its address or transmission number for notices provided in Section 10.2 of the Credit Agreement;

         (ii) if to any Lender or to any Agent other than the Administrative Agent, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time pursuant to assignments in accordance with Section 10.6 of the Credit Agreement; and

         (iii) if to any other Intercompany Borrower or any other Subordinated Intercompany Lender, at its address or transmission number for notices set forth under its signature below.

                  The Administrative Agent, each Lender, each other Agent, each Intercompany Borrower and each Subordinated Intercompany Lender may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                           (b)      Subject to Section 10.1 of the Credit
Agreement, this Agreement may be amended
and the terms hereof may be waived only with the written consent of the Administrative Agent, each Intercompany Borrower and the holders of a majority of the principal amount of the Subordinated Indebtedness then outstanding; provided that any provision of this Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent. Any such amendment or waiver shall be binding upon the Lenders, the Agents, the Intercompany Borrowers and all the holders of Subordinated Indebtedness.

                  38. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  39. Submission to Jurisdiction. Each Intercompany Borrower and each Subordinated Intercompany Lender hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant to Section 15;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary or punitive damages.

                  40. WAIVER OF JURY TRIAL. EACH INTERCOMPANY BORROWER, EACH SUBORDINATED INTERCOMPANY LENDER AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  41. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

                  42. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of counterparts (including by telecopy transmission), and all such counterparts taken together shall constitute one and the same instrument.
                  43. Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  44. Addition of Intercompany Borrowers and Subordinated Intercompany Lenders. Any Restricted Subsidiary of any Borrower may become an "Intercompany Borrower" or a Subordinated Intercompany Lender under this Agreement by executing and delivering to the Administrative Agent a Supplement to this Agreement in the form attached hereto as Exhibit A.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.]

                  IN WITNESS WHEREOF, the undersigned have caused this Intercompany Indebtedness Subordination Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.


CHELSEA COMMUNICATIONS, INC.



By:
Name:
Title:


NORTHEAST CABLE, INC.



By:
Name:
Title:


KITTANNING CABLEVISION, INC.




By:
Name:
Title:


ROBINSON/PLUM CABLEVISION, L.P.

By: Kittanning Cablevision, Inc.,
its General Partner



By:
Name:
Title:




AURORA CABLE VISION, INC.,
BETTER TV, INC. OF BENNINGTON,
CAMPBELL COMMUNICATIONS, INC.,
CHAUTAUQUA COUNTY CABLE VISION, INC.,
HARBOR VUE CABLE TV, INC.,
HOOSICK CABLEVISION, INC.,
KALAMAZOO COUNTY CABLEVISION, INC.,
MASS. CABLEVISION, INC.,
MT. LEBANON CABLEVISION, INC.,
MULTI-CHANNEL T.V. CABLE COMPANY,
PERICLES COMMUNICATIONS CORPORATION,
RIGPAL COMMUNICATIONS, INC.,
SOUTH SHORE CABLEVISION, INC.,
UPPER ST. CLAIR CABLEVISION, INC.,
VERMILION CABLE COMMUNICATIONS, INC.,
MOUNTAIN CABLE COMMUNICATIONS
CORPORATION



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631


ADELPHIA CABLEVISION ASSOCIATES, L.P.

By: CHELSEA COMMUNICATIONS, INC.,
its General Partner



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631


MOUNTAIN CABLE COMPANY

By: PERICLES COMMUNICATIONS
CORPORATION, its Managing General Partner



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631

THREE RIVERS CABLE ASSOCIATES, L.P.

By: MT. LEBANON CABLEVISION, INC.,
its General Partner



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631


TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent



By:
Name:
Title:

EXHIBIT A


SUPPLEMENT TO
INTERCOMPANY INDEBTEDNESS SUBORDINATION AGREEMENT


                  SUPPLEMENT, dated as of , 19__, to the Intercompany Indebtedness Subordination Agreement, dated as of April ___, 1996 (as amended, supplemented and otherwise modified from time to time, the "Agreement"), among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership (the
"Borrowers"), each Restricted Subsidiary of each Borrower from time to time party thereto, and Toronto Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Credit Agreement, dated as of April __, 1996, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


W I T N E S S E T H


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) to the Borrowers and to issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, pursuant to Section 7.2(b) of the Credit Agreement, any Borrower may borrow from another Borrower and any Restricted Subsidiary may borrow from a Borrower owning directly or indirectly 100% of the Capital Securities of such Restricted Subsidiary (collectively, Permitted Intercompany Indebtedness ); and

                  WHEREAS, it is a condition precedent to the right of each Borrower and Restricted Subsidiary to incur Permitted Intercompany Indebtedness that each Borrower and each Restricted Subsidiary which makes any such borrowing shall be or become a party to the Agreement in the manner provided for therein; and

                  WHEREAS, the undersigned wishes to become a party to the Agreement; and

                  WHEREAS, the Agreement provides that any Borrower or Restricted Subsidiary of any Borrower may become a party to the Agreement by executing and delivering to the Administrative Agent a supplement in substantially the form of this Supplement;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

         The undersigned agrees to be bound by all of the provisions of the Agreement applicable to an Intercompany Borrower and a Subordinated Intercompany Lender, as applicable to such undersigned, thereunder and agrees that it shall, on the date this Supplement is accepted by the Administrative Agent, become a Subordinated Intercompany Lender or Intercompany Borrower, as applicable to the undersigned, for all purposes of the Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

         Unless otherwise defined herein, capitalized terms which are defined in the Agreement are used herein as so defined.

                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF ENTITY]


By:
Name:
Title:

Address for notices:



Telecopy:

ACKNOWLEDGED AND ACCEPTED
this day of , 19___

TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By:
Name:
Title:

EXHIBIT B

ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit  Agreement,  dated as of April
___, 1996, among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership, as the Borrowers, the several Lenders from time to time parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Credit Agreement. _______________________ (the "Assignor") and _________________ (the "Assignee")
agree as follows:

                       11. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the [Revolving Credit Facility] [Term Loan Facility] contained in the Credit Agreement as set forth on Schedule 1 (the "Assigned Facility").

                  12. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any of its Subsidiaries or any other obligor or the performance or observance by any Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Note held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  13. The Assignee (a) represents and warrants that it is (i) an Eligible Assignee and will make or acquire Loans under the Credit Agreement for its own account in the ordinary course of business and (ii) legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent audited and interim Financial Statements delivered pursuant to Section 6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.15(b) of the Credit Agreement.

                  14. The effective date of this Assignment and Acceptance shall be _____________, ____ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent), together with the $3,000 processing fee, if any, required by Section 10.6(e) of the Credit Agreement.

                  15. Upon such  acceptance  and  recording,  from and after the
Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  16. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a [Revolving Credit] [ Term Loan] Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  17. THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW ON SCHEDULE 1]

SCHEDULE 1
TO ASSIGNMENT AND ACCEPTANCE
RELATING TO THE CREDIT AGREEMENT,
DATED AS OF
_______________ ___, 1996,
AMONG
CHELSEA COMMUNICATIONS, INC.,
NORTHEAST CABLE, INC.
KITTANNING CABLEVISION ,INC. AND
ROBINSON/PLUM CABLEVISION, L.P.,
THE SEVERAL LENDERS FROM TIME
TO TIME PARTIES THERETO,
THE AGENTS NAMED THEREIN
AND
TORONTO DOMINION (TEXAS), INC.,
AS ADMINISTRATIVE AGENT


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:


   Credit                                Principal
   Facility Assigned                     Amount Assigned
                                         Percentage Assigned1
   Revolving Credit Facility             $
                                         %
   Term Loan Facility                    $
                                         %




[Name of Assignee]          [Name of Assignor]

By                           By
Name:                        Name:
Title:                       Title:

1         Calculate the [Revolving   Credit   Facility][Term Loan Facility]
          Percentage   that  is  assigned to at least 15  decimal  places and
          show as  percentage  of the aggregate  commitments  of  all Lenders.

The Domestic Lending Office, the Eurodollar Lending Office and the Notice Address for purposes of Section 10.2 of the Credit Agreement for the Assignee are as set forth below:

Domestic Lending Office:


                                         Attention:
                                         Telephone:
                                         Telecopier:

Eurodollar Lending Office:


                                         Attention:
                                         Telephone:
                                         Telecopier:

Notice Address:


                                         Attention:
                                         Telephone:
                                         Telecopier:


Assignee is a non-resident alien, foreign corporation or other foreign entity:

                  _______No              _______Yes
if yes, forms 4224, 1001 or W-8 attached signee is a United States Person:

                  _______No              _______Yes
if yes, form W-9 attached

Accepted:
TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent



By:
Name:
Title:

Consented To:                                                 Consented To:
CHELSEA COMMUNICATIONS, INC.                         NORTHEAST CABLE, INC.



By:                                                           By:
Name:                                                         Name:
Title:                                                        Title:


Consented To:                          Consented To:
KITTANNING CABLEVISION, INC.           ROBINSON/PLUM CABLEVISION, L.P.

                 By:     Kittanning Cablevision, Inc.


By:
Name:                                                                 By:
Title:                                                                Name:
                                     Title:

EXHIBIT C

BORROWER ASSIGNMENT OF PARTNERSHIP INTERESTS


                 BORROWER ASSIGNMENT OF PARTNERSHIP INTERESTS, dated as of April ___, 1996, made by Chelsea Communications, Inc. ( Chelsea ), Kittanning Cablevision, Inc. ( Kittanning ) and Northeast Cable, Inc. ( Northeast ), each a Delaware corporation (Chelsea, Kittanning and Northeast being hereinafter collectively referred to as the "Pledgors"), in favor of TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the several Lenders from time to time parties to the Credit Agreement, dated of even date herewith, among Chelsea Communications, Inc., a Delaware corporation, the Pledgors and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership, as the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement ).


W I T N E S S E T H


                 WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and to issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

                 WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans to the Borrowers and to issue Letters of Credit under the Credit Agreement that the Pledgors shall have executed and delivered this Borrower Assignment of Partnership Interests to the Administrative Agent for the benefit of the Lenders and the Agents;

                 NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgors hereby agree with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:

   1. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined. For purposes of this Borrower Assignment of Partnership Interests, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower, and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

                 (b) The following terms defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York are used herein as so defined: Accounts, Proceeds, Instrument and Chattel Paper; and the following terms have the following meanings:

         "Agreement": this Borrower Assignment of Partnership Interests, as the same may be amended, supplemented and otherwise modified from time to time.

         "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders and the Agents as provided herein.

         "General Intangibles": as defined in Section 9-106 of the Code and shall include, without limitation, the partnership interests listed on Schedule 1 to this Agreement and all rights of the Pledgors to receive, directly or indirectly, moneys or any other rights or benefits therefrom.

          Obligations : the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

         "Partnership Agreements": (i) the Amended and Restated Limited Partnership Agreement of Adelphia Cablevision Associates, L.P., dated May 11, 1988, by and among Chelsea as the general partner and Kalamazoo County Cablevision, Inc., Vermilion Cable Communications, Inc., Mass. Cablevision, Inc. and Aurora Cablevision, Inc., as the limited partners, and (ii) the Limited Partnership Agreement of Robinson/Plum Cablevision, L.P., dated as of the 24th day of October, 1995, by and among Plato Communications, Inc. (now known as Kittanning), as the general partner and Northeast, as the limited partner, as the same may be amended, supplemented and otherwise modified from time to time to the extent permitted by Section 7.8 of the Credit Agreement.

         "Partnership Interests":  as defined in Section 2 of this Agreement.

         "Partnerships": Adelphia Cablevision Associates, L.P. and Robinson/Plum Cablevision, L.P., both Pennsylvania limited partnerships.

         "Pledged Collateral":  as defined in Section 2 of this Agreement.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, now existing or hereafter arising, the Pledgors hereby pledge, assign and transfer to the Administrative Agent for the benefit of the Lenders and the Agents, and grant to the Administrative Agent for the benefit of the Lenders and the Agents, a continuing first priority security interest in, any and all of the following property now owned or at any time hereafter acquired by the Pledgors, or in which the Pledgors may acquire any right, title or interest (collectively, the "Pledged Collateral"):

         (a) any and all of their respective partnership interests in the Partnerships as set forth in Schedule 1 attached hereto, including, without limitation, all their respective rights, title and interest to participate in the operation or management of the Partnerships and all their respective rights to properties, assets, partnership interests and distributions, including, without limitation, distributions of profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, under the applicable Partnership Agreement in respect of such partnership interests (collectively, the "Partnership Interests");

         (b) all Accounts and other rights to payment and distributions of any kind arising out of the Partnership Agreements in respect of the Pledgors Partnership Interests;

         (c) all General Intangibles arising out of or constituted by the Partnership Agreements in respect of the Pledgors Partnership Interests; and

         (d) to the extent not otherwise included, all Proceeds of any and all of the foregoing. This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until all the Obligations, now existing or hereafter arising, shall have been paid in full, the Commitments and all Letters of Credit shall have been terminated and the Credit Agreement and the Security Documents shall no longer be in effect.

                 3. Rights of Administrative Agent; Limitations on Administrative Agent's Obligations.

                 (a) Pledgors Remain Liable. Anything herein to the contrary notwithstanding, the Pledgors shall remain liable under the Partnership Agreements to observe and perform all the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions thereof. The Administrative Agent shall not have any obligation or liability by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating to any Pledged Collateral pursuant hereto, nor shall the Administrative Agent be obligated in any manner to perform any of the obligations of the Pledgors under or pursuant to the Partnership Agreements or any Account or General Intangible related thereto, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any thereof, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

                 (b) Proceeds. The Administrative Agent hereby authorizes the Pledgors, until the occurrence of an Event of Default and until such Event of Default shall be waived in writing or cured, (i) to collect the Accounts and payments and distributions of any kind in respect of such Pledgors Partnership Interests, and (ii) to retain the Proceeds of such Accounts and other payments and distributions, in each case subject to the terms of Section 7.6 of the Credit Agreement. From and after the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right, but not the obligation, to collect and retain the Accounts and other payments and distributions of any kind in respect of the Pledgors Partnership Interests, as provided in Section 6. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Accounts and other rights to payment and distributions of any kind in respect of the Pledgors Partnership Interests and any Proceeds of such Accounts and other rights to payment and distributions, when and if collected by any Pledgor, shall be forthwith deposited by such Pledgor in the exact form received, duly endorsed by such Pledgor to the Administrative Agent if required, in a Collateral Account and, until so turned over, shall be held by such Pledgor in trust for the Administrative Agent, for the benefit of the Lenders and the Agents, segregated from other funds of the Pledgors.

                 4. Representations and Warranties. The Pledgors hereby represent and warrant that:

         (a) Title; No Other Liens. Except for the Lien granted to the Administrative Agent pursuant to this Agreement and other Permitted Liens, each of the Pledgors owns each item of the Pledged Collateral pledged by it hereunder free and clear of any and all Liens or claims of others. No security agreement or financing statement with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to this Agreement or the other Security Documents. The Partnership Interests in each Partnership set forth in
Schedule 1 attached hereto constitute 100% of the partnership interests in such Partnership.

         (b) Perfected First Priority Liens. Upon giving of appropriate notices pursuant to Article 8 of the Code in the form of Exhibits A and B to this Agreement with respect to each Partnership Interest and upon the filing of UCC-1 financing statements required to perfect the security interests granted hereunder in Accounts and other rights to payment and distributions of any kind and General Intangibles arising out of the Partnership Agreements in respect of the Pledgors Partnership Interests under the Uniform Commercial Code in effect in each relevant jurisdiction, the Liens granted pursuant to this Agreement shall constitute perfected first priority Liens on and a continuing security interest in the Pledged Collateral in favor of the Administrative Agent for the benefit of the Lenders and the Agents and shall be enforceable as such against all creditors of and purchasers from the Pledgors, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (c) Chief Executive Office. The Pledgors chief executive offices and principal places of business, and the places where the Pledgors keep their respective books and records, are located at 5 West Third Street, Coudersport, Pennsylvania 16915.

                 5. Covenants. The Pledgors covenant and agree with the Administrative Agent for the benefit of the Lenders and the Agents that until the Obligations are paid in full, the Commitments and Letters of Credit are terminated and the Credit Agreement and the Security Documents shall no longer be in effect:

         (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgors, the Pledgors will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Each Pledgor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of such Pledgor to the extent permitted by applicable law. The Pledgors and the Administrative Agent agree that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement.

         (b) Indemnification. The Pledgors will pay, and save the Administrative Agent, each Lender and each of the other Agents harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Pledged Collateral or (iii) in connection with the grant and perfection of the security interest contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Administrative Agent, such Lender or such other Agent, as the case may be.

         (c) Maintenance of Records. The Pledgors will keep and maintain at their own cost and expense satisfactory and complete records of the Pledged Collateral, including, without limitation, a record of all payments received and all credits granted.

         (d) Limitation on Liens on Pledged Collateral. The Pledgors will not create, incur or permit to exist, will defend the Pledged Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Pledged Collateral, other than the Liens created hereby and other Permitted Liens, and will defend the right, title and interest of the Administrative Agent for the benefit of the Lenders and the Agents in and to any of the Pledged Collateral against the claims and demands of all Persons whomsoever.

         (e) Further Identification of Pledged Collateral. The Pledgors will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         (f) Changes in Locations, Name, etc. The Pledgors will not, unless they shall give 30 days' written notice to such effect to the Administrative Agent and any filings required under the Uniform Commercial Code in effect in any affected jurisdictions to maintain the perfected security interest granted pursuant to this Agreement shall have been made, (i) change the location of their respective chief executive offices or principal places of business from that specified in Section 4(c) or remove their respective books and records from such location or (ii) change their names, identities or structures to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading.

                 6.     Administrative Agent's Appointment as Attorney-in-Fact.

         (a) Powers. The Pledgors hereby irrevocably constitute and appoint the Administrative Agent and any officer or agent thereof, to the extent permitted under applicable law, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgors and in the name of the Pledgors or in its own name from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgors hereby give the Administrative Agent the power and right, on behalf of the Pledgors, without notice to or assent by the Pledgors, to do the following:

         (i) upon the occurrence and during the continuance of an Event of Default, to exercise all partnership rights, powers and privileges with respect to the Partnership Interests to the same extent as a partner under the Partnership Agreements;

         (ii) upon the occurrence and during the continuance of an Event of Default, in the name of the Pledgors or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under (i) any Account, Instrument or General Intangible owing to either of the Pledgors as a partner under the Partnership Agreement or (ii) for the payment of any other moneys due to either of the Pledgors as a partner under the Partnership Agreements and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Partnership Agreement whenever payable;

         (iii) to pay or discharge taxes and Liens levied or placed on the Pledged Collateral; and

         (iv) upon the occurrence and during the continuance of an Event of Default, (a) to direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (b) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of the Pledged Collateral; (c) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Pledged Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any part thereof and to enforce any other right in respect of the Pledged Collateral; (e) to defend any suit, action or proceeding brought against the Pledgors with respect to the Pledged Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in clause (e) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Pledgors expense, at any time, or from time to time, all reasonable acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and the Administrative Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Pledgors might do.

                 The Pledgors hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                 (b) Other Powers. The Pledgors also authorize the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

                 (c) No Duty on Administrative Agent's Part. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interests in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgors for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

                 7. Performance by Administrative Agent of Pledgors Obligations; Rights of Pledgors Prior to an Event of Default. (a) If the Pledgors fail to perform or comply with any of their agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate shall be payable by the Pledgors to the Administrative Agent on demand and shall constitute Obligations secured hereby.

                 (b) Unless an Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to receive all distributions made pursuant to their respective Partnership Agreements and exercise all voting rights and take all action they are authorized to take thereunder, provided that no distribution shall be made which is prohibited by the Credit Agreement, the Partnership Agreements, any other Loan Document or any of the other documents executed in connection with the transactions contemplated thereby or hereby; and, provided further, that no vote or other action taken shall impair any of the Pledged Collateral provided to the Administrative Agent pursuant to this Agreement.

                 8. Remedies; Rights Upon Default. (a) If an Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgors or any other Person (all and each of which demands, presentment, protest, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver said Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Lender and any other Agent, shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in the Pledgors or any other Person, which right or equity of redemption is hereby waived or released. The Pledgors further agree, at the Administrative Agent's request, to assemble the Pledged Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Pledgors premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Administrative Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations as provided in the Credit Agreement, and only after such application and payment in full of the Obligations and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgors. To the extent permitted by applicable law, the Pledgors waive all claims, damages, and demands against the Administrative Agent, the Lenders or the other Agents arising out of the repossession, retention or sale of the Pledged Collateral. If any notice of a proposed sale or disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Credit Agreement at least 20 days before such sale or disposition.

                 (b) If an Event of Default shall occur and be continuing, the Administrative Agent may (but need not), upon notice to a Pledgor, exercise all voting and other rights of such Pledgor as a limited or general, as the case may be, partner of the Partnership in respect of which such Pledgor is a partner and exercise all other rights as a limited or general, as the case may be, partner provided under the Partnership Agreements in respect of the Partnership Interest of such Pledgor and the Administrative Agent shall receive all permitted distributions, if any, made for the account of such Pledgor as a limited or general, as the case may be, partner under the Partnership Agreements.

                 (c) The Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Pledged Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent, any Lender or any other Agent to collect such deficiency.

                 9. Limitation on Administrative Agent's Duties in Respect of Pledged Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of any Pledged Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgors or otherwise.

                 10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

                 11. Notices. Notices hereunder shall be given in accordance with Section 10.2 of the Credit Agreement.

                 12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 13. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 14. No Waiver; Cumulative Remedies. The Administrative Agent shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Lender or any other Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Lender or any other Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, any Lender or any other Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                 15. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and the Administrative Agent; provided that any provision of this Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent. This Agreement shall be binding upon the successors and assigns of the Pledgors and shall inure to the benefit of the Administrative Agent, for the benefit of the Lenders and the Agents, and the successors and assigns of the Administrative Agent, the Lenders and the other Agents, provided that the Pledgors may not assign their rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any such purported assignment shall be null and void.

                 16. FCC Approval. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Partnership Interests) pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of any Loan Party without first obtaining the prior approval of the FCC or other federal, state or local Governmental Authority, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC or other federal, state or local Governmental Authority. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state, or local Governmental Authority or instrumentality, the Pledgors will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, the Pledgors will use their best efforts upon the reasonable request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Administrative Agent pursuant hereto of the security interests provided for in this Agreement to the extent, if any, such security interests may be granted under existing statutes or regulations and (ii) for the assignment or transfer of such authorizations, licenses and permits to the Administrative Agent or its designee upon or following the occurrence and continuance of an Event of Default.

                 17. Authority of Administrative Agent. The Pledgors acknowledge that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or nonexercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders and the other Agents, be governed by the provisions of the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders and the other Agents with full and valid authority so to act or refrain from acting, and neither the Pledgors nor the Partnerships shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PLEDGORS HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

                 19. Submission To Jurisdiction; Waivers. The Pledgors hereby irrevocably and unconditionally:

             (a) submit for themselves and their property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which they are a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consent that any such action or proceeding may be brought in such courts and waives any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same;

                 (c) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgors at their address set forth in Section 10.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                 (d) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waive, to the maximum extent not prohibited by law, any right they may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

                 20. WAIVER OF JURY TRIAL. THE PLEDGORS HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 21.      Counterparts.  This Agreement may be executed by the
Pledgors  on  any  number  of  separate  counterparts   (including  by  telecopy
transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 22. Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto and thereto, respectively, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.]

                 IN WITNESS WHEREOF, the Pledgors have caused this Borrower Assignment of Partnership Interests to be duly executed and delivered as of the date first above written.


CHELSEA COMMUNICATIONS, INC.



By:
Name:
Title:


KITTANNING CABLEVISION, INC.



By:
Name:
Title:


NORTHEAST CABLE, INC.



By:
Name:
Title:





Schedules

Schedule 1 - Description of Partnership Interests

Exhibits

Exhibit A - Transaction Statement
Exhibit B - Registration Notice

SCHEDULE 1

DESCRIPTION OF PARTNERSHIP INTERESTS

(1) All limited and general partnership interests in Adelphia Cablevision Associates, L.P. held by Chelsea from time to time, including, without limitation:

an undivided 27.43% general partnership interest in Adelphia Cablevision Associates, L.P.

(2) All limited and general partnership interests in Robinson/Plum Cablevision, L.P. held by Kittanning from time to time, including, without limitation:

an undivided 1% general partnership interest in Robinson/Plum Cablevision, L.P.

(3) All limited and general partnership interests in Robinson/Plum Cablevision, L.P. held by Northeast from time to time, including, without limitation:

an undivided 99% limited partnership interest in Robinson/Plum Cablevision, L.P.

EXHIBIT A

Transaction Statement

                   , 199__


To:      [Name of Pledgor]
c/o


Attention:

         and

Toronto Dominion (Texas), Inc., as Administrative Agent
909 Fannin, Suite 1700
Houston, TX 77010 Attention:

                 This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of Toronto Dominion (Texas), Inc., as Administrative Agent:
                 1. Uncertificated Security: All partnership interests of [Name of Pledgor], in , L.P.

                 2.       Registered Owner:

                          [Name of Pledgor]


Attention:

Taxpayer Identification Number:

                 3.       Registered Pledgee:

                         Toronto Dominion (Texas), Inc., as Administrative Agent 909 Fannin, Suite 1700
                         Houston, TX 77010 Attention:

                         Taxpayer Identification Number:

4. There are no liens or restrictions of , L.P., and no adverse claims to which the uncertificated security is or may be subject known to _________________, L.P.


               5.       The pledge was registered on                   , 199__.

                 THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY. Very truly yours,

                              [NAME OF PARTNERSHIP]


By: [NAME OF GENERAL PARTNER],
Managing General Partner


By:
Name:
Title:

EXHIBIT B




    , 199__


To:              [ADDRESS]


                 You are hereby instructed to register the pledge of the following uncertificated security as follows:
                 All partnership interests of the undersigned in , L.P.


Pledgor                                              Pledgee
[Name of Pledgor]                               Toronto Dominion (Texas), Inc.,
c/o                                                 as Administrative Agent
                             909 Fannin, Suite 1700
                                Houston, TX 77010
Attention:                                                    Attention:


                                                     Very truly yours,

                                                     [NAME OF PLEDGOR]

                                                     [By:       ,
                           Managing General Partner]1


                                                           By:
                                                           Name:
                                                           Title:


1        If Pledgors are a partnership.

EXHIBIT D

COMPLIANCE CERTIFICATE


                  Reference is made to the Credit  Agreement,  dated as of April
___, 1996, among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership, as the Borrowers, the Lenders parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Credit Agreement. This Compliance Certificate is delivered pursuant to Section 6.2(b) of the Credit Agreement.

                  The undersigned, _______________________, the Treasurer of the Borrowers and/or the General Partner of the Borrowers, does hereby certify on behalf of the Borrowers as follows:

                  6. Based on an examination sufficient in my judgment to enable me to make an informed statement, the Borrowers have observed or performed all of their respective covenants and other agreements, and satisfied every condition to be satisfied on or prior to the date hereof, contained in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by them, and that the undersigned has obtained no knowledge of any Default or Event of Default [except as specified in this certificate].

                  7. As of the date of the Financial Statements being delivered in connection herewith, the Borrowers were in compliance with the covenants set forth in Sections 7.1, 7.5(a), 7.6, 7.7 and 7.15 of the Credit Agreement, and the calculations of such covenant compliance set forth on Annex A hereto are based upon such Financial Statements, are true and correct and reflect all applicable Financial Statement Adjustments, if any.

                  8. The Financial Statements accompanying this Compliance Certificate (including the related schedules and notes with respect to audited Financial Statements) present fairly, in all material respects, the consolidated and combined financial position of the Borrowers and the Restricted Subsidiaries for the [fiscal quarter] [fiscal year] ended ______________, and the consolidated and combined results of their operations and their consolidated and combined cash flows for the period set forth therein and have been prepared in accordance with GAAP consistently applied throughout the period involved
(subject, in the case of interim Financial Statements, to normal year-end adjustments).

                  9. As at ________________, no Borrower or any Restricted Subsidiary then had any outstanding Indebtedness to any Person or any material, individually or in the aggregate, obligations pursuant to any Guaranty, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment (including, without limitation, any Interest Rate Protection Agreement or foreign currency swap or exchange transaction), or any material, individually or in the aggregate, unrealized or anticipated loss, not reflected in accordance with GAAP on the balance sheet included in such Financial Statements or in the notes related thereto in such Financial Statements.

                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Compliance Certificate as of the date set forth below.

CHELSEA COMMUNICATIONS, INC.,
NORTHEAST CABLE, INC.,
KITTANNING CABLEVISION, INC.


By:
Name:
Title:


ROBINSON/PLUM CABLEVISION, L.P.

By: Kittanning Cablevision, Inc.,
its General Partner



By:
Name:
Title:

Date:

ANNEX A


1.      SECTION 7.1(a) - SENIOR FUNDED DEBT RATIO

Senior Funded Debt Ratio = Senior Funded Debt/Annualized Operating Cash Flow
                         = ______________/_________________ = ______ to 1.00

                 Period                                Ratio
                                                   Must Not Exceed:

Closing Date through March 31, 1997                  6.50 to 1.00
April 1, 1997 through September 30, 1997             6.25 to 1.00
October 1, 1997 through June 30, 1998                6.00 to 1.00
July 1, 1998 through December 31, 1998               5.75 to 1.00
January 1, 1999 through June 30, 1999                5.50 to 1.00
July 1, 1999 through December 31, 1999               5.25 to 1.00
January 1, 2000 through June 30, 2000                5.00 to 1.00
July 1, 2000 through June 30, 2001                   4.75 to 1.00
July 1, 2001 through June 30, 2002                   4.50 to 1.00
July 1, 2002 and Thereafter                          4.00 to 1.00

        Supporting Calculations:

        A.     Calculation of Senior Funded Debt as at ____________:

               Senior Funded Debt:

                      Loans and Letters of Credit outstanding __________

                      PLUS Indebtedness of the Borrowers and the Restricted Subsidiaries consisting of secured purchase money Indebtedness incurred by any Borrower or any Restricted Subsidiary in the ordinary course of business __________

               (A)    Total Amount of Senior Indebtedness:    __________

               Excess Cash Balance calculation:

                      Cash and Cash Equivalents      __________

               (B)    Excess Cash Balance:  __________

               (C)    Senior Funded Debt = (A) MINUS (B)      __________

        B. Calculation of Annualized Operating Cash Flow for the most recent fiscal quarter covered by Financial Statements:

               Operating   Cash   Flow  -   Operations   (exclusive   of  income
               attributable to Acquisitions and System Sales during such fiscal quarter):

               (1)    Net Income (Loss) (exclusive of cash amounts from
                       Affiliates)     __________

                      PLUS, to the extent deducted in determining Net Income:

                               interest expense      __________
                               Management Fees       __________
                               income taxes          __________
                               depreciation          __________
                               amortization          __________
                               other non-cash expenses        __________

                      MINUS, to the extent included in determining Net Income:

                               all income and gains and all fees, interest income, dividends and distributions from Affiliates to the extent such fees, interest income, dividends and distributions (i) were not paid in cash or (ii) if paid in cash, exceed 10% of Operating Cash Flow for such period (before giving effect to such payment) __________

               (A)    Operating Cash Flow - Operations:       __________

               Operating Cash Flow - Acquisitions:1

               (2) Net Income (Loss) attributable to Acquisition, [insert Name of System] (exclusive of cash amounts from
                      Affiliates)       __________

                      PLUS,    to the extent  deducted in  determining  such Net
                               Income:

                               interest expense      __________
                               Management Fees       __________
                               income taxes          __________
                               depreciation          __________
                               amortization          __________
                               other non-cash expenses        __________

                      MINUS,   to the extent  included in  determining  such Net
                               Income:

                               all income and gains and all fees, interest income, dividends and distributions from Affiliates to the extent such fees, interest income, dividends and distributions (i) were not paid in cash or (ii) if paid in cash, exceed 10% of Operating Cash Flow for such period (before giving effect to such payment) __________
1 Include on an attached schedule calculations for each System acquired during such quarter.

          (3)    Operating Cash Flow - Acquistion:

               (B)    Operating Cash Flow attributable to Acquisitions ________

               Operating Cash Flow - System Sales:2

               (4)    Net Income  (Loss)  attributable  to sold System,  [insert
                      Name  of  System]   (exclusive   of  cash   amounts   from
                      Affiliates) __________

                      PLUS,    to the extent  deducted in  determining  such Net
                               Income:

                               interest expense      __________
                               Management Fees       __________
                               income taxes          __________
                               depreciation          __________
                               amortization          __________
                               other non-cash expenses        __________

                      MINUS, to the extent included in determining Net Income:

                               all income and gains and all fees, interest income, dividends and distributions from Affiliates to the extent such fees, interest income, dividends and distributions (i) were not paid in cash or (ii) if paid in cash, exceed 10% of Operating Cash Flow for such period (before giving effect to such payment) __________

               (B)    Operating Cash Flow attributable to sold Systems ________

               (C)    Total Operating Cash Flow = (A) + (B) - (C)      ________

               (D)    Annualized Operating Cash Flow = (D) multiplied by 4 ____

2 Include on an attached schedule calculations for each System sold during such quarter.


2.      SECTION 7.1(b) - INTEREST EXPENSE COVERAGE

        Interest                           Expense  Coverage  =  Operating  Cash
                                           Flow/Interest   Expense   =  2A  (see
                                           below) / 2B (see below)
              =                           /                        = _____ 1.00


             Period                                        Ratio
                                                   Must not be less than:
   Closing Date through 3/31/97                         1.625 to 1.00
   4/1/97 through 3/31/98                               1.750 to 1.00
   Thereafter                                           2.000 to 1.00

        Supporting Calculations:

        A.     Operating Cash Flow (see 1B(D) from above):    __________

               Calculation of Interest Expense:

                      interest expense paid in cash by the
                      Borrowers and the Restricted Subsidiaries
                      with respect to Senior Funded Debt      __________

        B.     Interest Expense:           __________

3.      SECTION 7.1(c) - FIXED CHARGE COVERAGE

        Fixed                    Charge  Coverage   =Operating  Cash  Flow/Fixed
                                 Charges Ratio = 3A (see below) / 3B (see below) = ___________/___________ = _____ 1.00

        Must not be less than:  1.00 to 1.00

        Supporting Calculations:

        A.     Operating Cash Flow for the immediately preceding
               four fiscal quarters (from 1B(D) above and from
               1B(D) of the 3 preceding Compliance Certificates
               delivered by Borrowers):    __________

               Calculation of Fixed Charges:

               Interest Expense (see 2B from above)           __________

               PLUS      commitment fees in respect of Senior Funded Debt ______
               PLUS      Capital Expenditures                 __________
               PLUS      Management Fees   __________
               PLUS      excess of aggregate  amount of  Revolving  Credit Loans
                         outstanding at the beginning of the most recent quarter
                         covered by the Financial  Statements over the Revolving
                         Credit Commitment  scheduled to be in effect at the end
                         of such quarter __________
               PLUS      the aggregate amount of scheduled repayments
                         of the Term Loan  __________
               PLUS      taxes paid by the Borrowers and the Restricted
                         Subsidiaries      __________

        B. Fixed Charges for the immediately preceding four fiscal quarters __________


4.      SECTION 7.1(d) - PRO FORMA DEBT SERVICE

        Pro Forma Debt Service = Annualized Operating Cash Flow/Pro Forma Debt Service = 4A (see below) /
                                  4B           (see           below)           =

                                  = _____ 1.00

        Must not be less than: 1.10 to 1.00

        A.     Annualized Operating Cash Flow (see 1B(E) from above):  ______

        B.     Pro Forma Debt Service:3__________

5.      SECTION 7.5(a) - ASSET SALES

        System Cash Flow Percentage of each System sold during most recent fiscal quarter covered by the Financial Statements:

        I.                       System  Cash  Flow   Percentage=
                                 Operating  Cash  Flow  from sold
                                 System(s)/Operating  Cash  Flow,
                                 in  each  case  for 1, 2, 3 or 4
                                 quarters  immediately  preceding
                                 sale of System(s), multiplied by
                                 100 = 5A (see  below)  / 5B (see
                                 below) x 100 =
                                 _____________/_____________ x 100 = ____%

        Must be less than:  15%

        II. Aggregate System Cash Flow Percentage of all Systems sold subsequent to the Closing Date: ____% (5I above) PLUS 5I of Compliance Certificates dated __________ and ______________ = ____%

        Must not exceed:   25%

3       Attach schedule detailing calculation.

        Supporting Calculations:

               A. Operating Cash Flow attributable to all Systems sold during most recent quarter for most recent 1, 2, 3 or 4 quarter period subsequent to Closing Date prior to such sale, as applicable pursuant to subsection 6.5(a) of Credit Agreement:

                       See attached schedule for calculations for each quarter based on formula set forth in 1B(5) above (Operating Cash Flow - System Sales)

                       Fiscal quarter 1__________

                       Fiscal quarter 2__________

                       Fiscal quarter 3__________

                       Fiscal quarter 4__________

                       System Operating Cash Flow for such 1, 2, 3 or
                       4 quarter period:    __________

               B. Operating Cash Flow for most recent 1, 2, 3 or 4 quarter period subsequent to Closing Date prior to such sale, as applicable pursuant to subsection 6.5(a) of Credit
                       Agreement:

                       Fiscal quarter 1 (See 1B(D) of Compliance Certificate
                       dated ___________)   __________

                       Fiscal quarter 2 (See 1B(D) of Compliance Certificate
                       dated ___________)   __________

                       Fiscal quarter 3 (See 1B(D) of Compliance Certificate
                       dated ___________)   __________

                       Fiscal quarter 4 (See 1B(D) of Compliance Certificate
                       dated ___________)   __________

                       Operating Cash Flow for such 1, 2, 3 or 4 quarter
                       period:        __________

6.      SECTION 7.6 - RESTRICTED PAYMENTS

        Restricted Payments made within 45 days after end of the two most recent fiscal quarters covered by Financial Statements not funded with Capital
        Contributions: __________

        A. Senior Funded Debt to Annualized Operating Cash Flow Ratio prior to such Restricted Payment:4

               (1)   Senior Funded Debt:

                       fiscal quarter 1 (see 1A(C) above)     __________

                       fiscal quarter 2 (see 1A(C) of Compliance
                       Certificate dated __________)          __________

               (2)   Annualized Operating Cash Flow:

                       fiscal quarter 1 (see 1B(E) above)     __________

                       fiscal quarter 2 (see 1B(E) of Compliance
                       Certificate dated __________)          __________

               (3)   Ratio prior to Restricted Payment = (1)/(2)

                       fiscal quarter 1:    _____ to 1.00
                       fiscal quarter 2:    _____ to 1.00

                       Must Not Exceed:  4.75 to 1.00

4 Calculated at the time of such Restricted Payment on the basis of Financial Statements for the then two most recent fiscal quarters for which the Lenders shall have received Financial Statements pursuant to
        Section 6.1 of the Credit Agreement.


        B. Senior Funded Debt to Annualized Operating Cash Flow Ratio after such Restricted Payment:

               (1)   Senior Funded Debt:

                       fiscal quarter 1 (see 1A(C) above) PLUS the
                       Restricted Payment   __________

                       fiscal quarter 2 (see 1A(C) of Compliance
                       Certificate dated __________) PLUS the
                       Restricted Payment   __________

               (2)   Annualized Operating Cash Flow:

                       fiscal quarter 1 (see 1B(E) above)     __________

                       fiscal quarter 2 (see 1B(E) of Compliance
                       Certificate dated __________)          __________

               (3)   Ratio after Restricted Payment = (1)/(2)

                       fiscal quarter 1:    _____ to 1.00
                       fiscal quarter 2:    _____ to 1.00

                       Must Not Exceed:  4.75 to 1.00

7.      SECTION 7.7(a) - ACQUISITIONS

        Aggregate purchase price of Acquisitions made subsequent to the Closing Date pursuant to 7.7(a):__________

        Must be less than:     $130,000,000

8.      SECTION 7.7(c)) - RESTRICTED INVESTMENTS

        Restricted Investments made within 45 days after end of the two most recent fiscal quarters not funded with Capital Contributions __________

        A. Senior Funded Debt to Annualized Operating Cash Flow Ratio prior to such Restricted Investment:5

               (1)   Senior Funded Debt:

                       fiscal quarter 1 (see 1A(C) above)     __________

                       fiscal quarter 2 (see 1A(C) of Compliance
                       Certificate dated ___________)         __________

               (2)   Annualized Operating Cash Flow:

                       fiscal quarter 1 (see 1B(E) above)     __________

                       fiscal quarter 2 (see 1B(E) of Compliance
                       Certificate dated ___________)         __________

               (3)   Ratio prior to Restricted Investment = (1)/(2)

                       fiscal quarter 1:  _____ to 1.00
                       fiscal quarter 2:  _____ to 1.00

                       Must Not Exceed:  4.75 to 1.00

5 Calculated at the time of such Restricted Investment on the basis of Financial Statements for the then two most recent fiscal quarters for which the Lenders shall have received Financial Statements pursuant to Subsection 6.1 of the Credit Agreement.



        B. Senior Funded Debt to Annualized Operating Cash Flow Ratio after such Restricted Investment:

               (1)   Senior Funded Debt:

                       fiscal quarter 1 (see 1A(C) above) PLUS the Restricted Investment__________

                       fiscal quarter 2 (see 1A(C) of Compliance
                       Certificate dated ___________) PLUS the
                       Restricted Investment__________

               (2)   Annualized Operating Cash Flow:

                       fiscal quarter 1 (see 1B(E) above)     __________

                       fiscal quarter 2 (see 1B(E) of Compliance
                       Certificate dated ___________)         __________

               (3)   Ratio after Restricted Investment = (1)/(2)

                       fiscal quarter 1:  _____ to 1.00
                       fiscal quarter 2:  _____ to 1.00

                       Must Not Exceed:  4.75 to 1.00

9.      SECTION 7.15 - MANAGEMENT FEES

        Total Management Fees paid during most recent fiscal quarter covered by the Financial Statements (exclusive of Management
        Fees funded with Capital Contributions):              __________

        Must not exceed gross revenues for such fiscal quarter, multiplied by 5%= ______ x 5%= __________

10.     AVAILABLE CAPITAL CONTRIBUTIONS

        Capital Contributions during most recent fiscal quarter:6__________

        Aggregate Capital Contributions subsequent to Closing Date:6   ______
        Calculation of uses of Capital Contributions:


6 Attach schedule detailing the dates and amounts of each such Capital Contribution.


        A.     Capital Expenditures

               (1)     Capital Expenditures during most recent fiscal quarter
                       funded with Capital Contributions:     __________

               (2)     Aggregate Capital Expenditures subsequent to
                       Closing Date funded with Capital Contributions: ______

        B.     Restricted Payments:

               (1)     Restricted Payments during most recent fiscal quarter
                       funded with Capital Contributions      __________

               (2) Aggregate Restricted Payments subsequent to Closing Date funded with Capital Contributions:__________

        C.     Restricted Investments:

               (1)     Restricted Investments during most recent fiscal quarter
                       funded with Capital Contributions:     __________

               (2)     Aggregate Restricted Investments subsequent to Closing
                       Date funded with Capital Contributions:     __________

        D.     Management Fees:

               (1)     Management Fees during most recent fiscal quarter
                       funded with Capital Contributions:     __________

               (2)     Aggregate Management Fees subsequent to Closing Date
                       funded with Capital Contributions:     __________

        E.     Aggregate uses of Capital Contributions
               subsequent to Closing Date = A(2) + B(2) + C(2) + D(2) =________

        F.     Calculation of Available Capital Contributions:

Aggregate Capital Contributions subsequent to Closing Date
                       MINUS aggregate uses of Capital Contributions subsequent to Closing Date =__________

EXHIBIT E

GUARANTY AGREEMENT


               GUARANTY AGREEMENT, dated as of April ___, 1996, made by each of the partnerships and/or corporations that are signatories hereto (the "Guarantors"), in favor of TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the several Lenders from time to time parties to the Credit Agreement, dated of even date herewith, among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable,
Inc., a Delaware corporation, and Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership, as the Borrowers, such Lenders, the Agents identified therein, and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").

W I T N E S S E T H:

               WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and to issue Letters of Credit on behalf of such Borrowers upon the terms and subject to the conditions set forth therein;

               WHEREAS, the Borrowers are members of an affiliated group of corporations and partnerships that include each Guarantor;

               WHEREAS, the Borrowers and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans and the issuance of Letters of Credit;

               WHEREAS, the proceeds of the Loans and Letters of Credit may be used in part to enable the Borrowers to make valuable transfers to and/or provide credit support for the Guarantors in connection with the operation of their respective businesses;

               WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Lenders to make their respective Loans to the Borrowers and to issue Letters of Credit under the Credit Agreement that each of the Guarantors shall have executed and delivered this Guaranty Agreement to the Administrative Agent for the benefit of the Lenders and the Agents.

               NOW, THEREFORE, for and in consideration of the premises and to induce the Administrative Agent, the Lenders and the other Agents to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrowers and to issue Letters of Credit under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:
                               11.   Defined Terms. (a)  Unless otherwise
defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Guaranty Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

               (b) As used herein, "Guaranty Agreement" means this Guaranty Agreement, as amended, supplemented and otherwise modified from time to time.

               (c) As used herein, "Obligations" means the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

               (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty Agreement shall refer to this Guaranty Agreement as a whole and not to any particular provision of this Guaranty Agreement, and section and paragraph references are to this Guaranty Agreement unless otherwise specified.

               (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               12. Guarantee. (a) Subject to the provisions of paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Lenders, the Agents and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

               (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

               (c) Each Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent, any other Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guaranty Agreement. This Guaranty Agreement shall remain in full force and effect until the Obligations are paid in full, the Commitments, all Letters of Credit, the Credit Agreement and the other Loan Documents are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

               (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty Agreement or affecting the rights and remedies of any Agent or any Lender hereunder.

               (e) No payment or payments made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Agent or any Lender from any Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, the Commitments, any Letters of Credit, the Credit Agreement and the other Loan Documents are terminated.

               (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guaranty Agreement for such purpose.

               13. Right of Contribution. Each Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder or at law. Each Guarantor reserves its right of contribution which shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Agents and the Lenders, and each Guarantor shall remain liable to the Agents and the Lenders for the full amount guaranteed by such Guarantor hereunder.

               14. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Guarantor hereby irrevocably authorizes each Lender and each Agent at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured at any time held or owing by such Lender or such Agent to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to such Lender or such Agent hereunder and claims of every nature and description of such Lender or such Agent against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Documents, any Interest Rate Protection Agreement entered into by any Borrower with any Lender or otherwise, as such Lender or such Agent may elect, whether or not the Administrative Agent, any Lender or any other Agent has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender and each other Agent shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender or other Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and each other Agent under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender or such other Agent may have.

               15. Subrogation. No Guarantor will exercise any rights which it may acquire by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agents and the Lenders by the Borrowers on account of the Obligations are paid in full, the Commitments, any Letters of Credit, the Credit Agreement and the other Loan Documents are terminated. If any amounts shall be paid to any Guarantor on account of such subrogation, contribution or reimbursements rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Lenders and the other Agents, segregated from other funds of the Guarantors, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided in the Credit Agreement.

               16. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent, any other Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released, and the Credit Agreement, any other Loan Documents or any Interest Rate Protection Agreement entered into by any Borrower with any Lender and any other documents executed and delivered in connection therewith may be amended modified, supplemented or terminated, in whole or in part, from time to time, and any collateral security, guarantee or right of offset at any time existing for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Agent or Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty Agreement or any property subject thereto. When making any demand hereunder against any of the Guarantors, any Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrowers or any other Guarantor or guarantor, and any failure by any Agent or any Lender to make any such demand or to collect any payments from the Borrowers or any such other Guarantor or guarantor or any release of the Borrowers or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Agent or any Lender against any of the Guarantors. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

               17. Guaranty Agreement Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Agent or any Lender upon this Guaranty Agreement or acceptance of this Guaranty Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty Agreement; and all dealings between any Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty Agreement. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guaranty Agreement shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to, and hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, the following: (a) the validity, regularity or enforceability of the Credit Agreement, any Note, any other Loan Document or any Interest Rate Protection Agreement entered into by any Borrower with any Lender, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or any Lender (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers or any Guarantor against any Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of such Guarantor under this Guaranty Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, any Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers, any other Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers, any other Guarantor or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agents and the Lenders against such Guarantor. This Guaranty Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agents and the Lenders, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guaranty Agreement shall have been satisfied by payment in full, the Commitments, any Letters of Credit, the Credit Agreement and the other Loan Documents shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.

               18. Reinstatement. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

               19. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars and immediately available funds at the office of the Administrative Agent located at [909 Fannin, Suite 1700, Houston, Texas 77010].

               20. Representations and Warranties. Each Guarantor hereby represents and warrants that:

        (a) such Guarantor is duly organized, validly existing and (if such Guarantor is a corporation) in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate property, to lease the property such Guarantor operates and to conduct the business in which such Guarantor is currently engaged;

        (b) such Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty Agreement and the other Loan Documents to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty Agreement and each of the other Loan Documents to which it is a party;

        (c) this Guaranty Agreement and each of the other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law);
        (d) the execution, delivery and performance of this Guaranty Agreement and the other Loan Documents to which it is a party will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

        (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty Agreement or any other Loan Document to which it is a party;

        (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of such Guarantor's properties or revenues (1) with respect to this Guaranty Agreement or any other Loan Document to which it is a party or any of the transactions contemplated hereby or thereby or (2) which could reasonably be expected to have a Material Adverse Effect;

        (g) such Guarantor has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien of any nature whatsoever except as permitted under the Credit Agreement;

        (h) that the representation contained in Section 4.1 of the Credit Agreement, insofar as such representation applies to such Guarantor, is true and correct; and

        (i) such Guarantor has neither received nor is aware of any notice of a Lien on or other rights with respect to any Capital Securities of such Guarantor other than rights created by the Security Documents.

               Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each borrowing by the Borrowers under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

               21. Covenants. Each Guarantor hereby covenants and agrees with each Agent and each Lender that, from and after the date of this Guaranty Agreement until the Obligations are paid in full, the Commitments, any Letters of Credit, the Credit Agreement and the other Loan Documents are terminated, such Guarantor shall not take, and shall refrain from taking, any action that would result in a violation of any of the covenants of the Borrowers contained in Sections 6 and 7 of the Credit Agreement.

               22. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guaranty Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty Agreement shall, as among the Administrative Agent and the Lenders and the other Agents, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders and the Agents with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               23. Notices. All notices, requests and demands to or upon any Agent, any Lender or any Guarantor to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) three days after being deposited in the mail, postage prepaid or (3) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by telecopy or facsimile, when received:

        (a) if to the Administrative Agent, at its address or transmission number for notices provided in Section 10.2 of the Credit Agreement;

        (b) if to any Lender or any Agent other than the Administrative Agent, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time in connection with assignments pursuant to Section 10.6 of the Credit Agreement; and

        (c) if to any Guarantor, at its address or transmission number for notices set forth under its signature below.

               Each Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

               24. Counterparts. This Guaranty Agreement may be executed by one or more of the Guarantors on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guaranty Agreement signed by all the Guarantors shall be lodged with the Administrative Agent.

               25. Severability. Any provision of this Guaranty Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               26. Integration. This Guaranty Agreement represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by any Agent or any Lender relative to the subject matter hereof not reflected herein.

               27. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guaranty Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Administrative Agent, provided that any provision of this Guaranty Agreement may be waived by the Administrative Agent, the Lenders and the other Agents in a letter or agreement executed by the Administrative Agent or by telecopy or facsimile transmission from the Administrative Agent.

               (b) No Agent or Lender shall by any act (except by a written instrument pursuant to paragraph 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Agent or such Lender would otherwise have on any future occasion.

               (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

               28. Section Headings. The section headings used in this Guaranty Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
              29. Successors and Assigns. This Guaranty Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns, provided that no Guarantor may assign any of its rights or obligations under this Guaranty Agreement without the prior written consent of the Administrative Agent and any such purported assignment shall be null and void.

               30. Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

        (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant to Section 13;

        (d) agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

               31. WAIVERS OF JURY TRIAL. EACH GUARANTOR HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

               32. GOVERNING LAW. THIS GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

               33. Additional Guarantors. Any Person that becomes a Restricted Subsidiary subsequent to the Closing Date and was not a Guarantor under this Guaranty Agreement at the time of the initial execution hereof shall become a Guarantor hereunder by executing and delivering to the Administrative Agent a Supplement in the form attached hereto as Exhibit A. Any such Restricted
Subsidiary shall thereafter be deemed a Guarantor for all purposes under this Guaranty Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.]

               IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

AURORA CABLE VISION, INC.,
BETTER TV, INC. OF BENNINGTON,
CAMPBELL COMMUNICATIONS, INC.,
CHAUTAUQUA COUNTY CABLE VISION, INC.,
HARBOR VUE CABLE TV, INC.,
HOOSICK CABLEVISION, INC.,
KALAMAZOO COUNTY CABLEVISION, INC.,
MASS. CABLEVISION, INC.,
MT. LEBANON CABLEVISION, INC.,
MULTI-CHANNEL T.V. CABLE COMPANY,
PERICLES COMMUNICATIONS CORPORATION,
RIGPAL COMMUNICATIONS, INC.,
SOUTH SHORE CABLEVISION, INC.,
UPPER ST. CLAIR CABLEVISION, INC.,
VERMILION CABLE COMMUNICATIONS, INC.,
MOUNTAIN CABLE COMMUNICATIONS
CORPORATION



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631

               IN WITNESS WHEREOF, the undersigned has caused this Guaranty Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ADELPHIA CABLEVISION ASSOCIATES, L.P.

By: CHELSEA COMMUNICATIONS, INC.,
its General Partner



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631

               IN WITNESS WHEREOF, the undersigned has caused this Guaranty Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

MOUNTAIN CABLE COMPANY

By: PERICLES COMMUNICATIONS
CORPORATION, its Managing General Partner



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631

               IN WITNESS WHEREOF, the undersigned has caused this Guaranty Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

THREE RIVERS CABLE ASSOCIATES, L.P.

By: MT. LEBANON CABLEVISION, INC.,
its General Partner



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin H. Higgin, Esq.
Telecopy: (814) 274-8631

EXHIBIT A

ADDITIONAL SUBSIDIARIES SUPPLEMENT

               SUPPLEMENT,  dated to the Guaranty  Agreement,  dated as of April
__,  1996 (as  amended,  supplemented  and  otherwise  modified,  the  "Guaranty
Agreement"), made by the Restricted Subsidiaries of each of Chelsea Communications, Inc., a Delaware corporation ( Chelsea ), Northeast Cable, Inc., a Delaware corporation ( Northeast ), Kittanning Cablevision, Inc., a Delaware corporation ("Kittanning") and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership ( Robinson ; together with Chelsea, Northeast and Kittanning, the "Borrowers"), from time to time parties thereto (collectively, the "Guarantors").

W I T N E S S E T H:

               WHEREAS, the Borrowers entered into that certain Credit Agreement, dated as of April ___, 1996 (the Credit Agreement ), among the several lenders (the Lenders ) from time to time parties thereto, certain of which are agents thereunder (collectively, the Agents ) and Toronto Dominion (Texas), Inc., as the Administrative Agent (herein so called) for the Lenders; and

               WHEREAS, as it is a condition under the Credit Agreement that all Restricted Subsidiaries of the Borrowers shall guaranty the Obligations; and

               WHEREAS, the Guaranty Agreement provides that any Restricted Subsidiary of any Borrower, although not a Guarantor thereunder at the time of the initial execution thereof, may become a Guarantor under the Guaranty Agreement upon the delivery to the Administrative Agent of a supplement in substantially the form of this Supplement; and

               WHEREAS, the undersigned was not a Restricted Subsidiary on the Closing Date and, therefore, was not a party to the Guaranty Agreement but now desires to become a Guarantor thereunder;

               NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby agrees as follows:

        The undersigned agrees to be bound by all of the provisions of the Guaranty Agreement applicable to a Guarantor thereunder and agrees that it shall, on the date this Supplement is accepted by the Administrative Agent, become a Guarantor, for all purposes of the Guaranty Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof and at the other times set forth in the Guaranty Agreement.

        Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as so defined.
               IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

        [NAME OF RESTRICTED SUBSIDIARY]



        By:
                                            Name:
        Title:

                                            Address for Notices:





                                            Attention:
                                            Telecopy:

EXHIBIT F

MANAGEMENT SUBORDINATION AGREEMENT


               MANAGEMENT SUBORDINATION AGREEMENT dated as of April __, 1996 (as
amended,   supplemented   and  otherwise   modified  from  time  to  time,  this
"Agreement"), among CHELSEA COMMUNICATIONS, INC., a Delaware corporation ("Chelsea"), NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), KITTANNING CABLEVISION, INC., a Delaware corporation ("Kittanning") and ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership ( Robinson ; together with Chelsea, Northeast and Kittanning, the "Borrowers"), each subsidiary of any Borrower party hereto (together with the Borrowers, the "Companies"), Adelphia Cablevision, Inc., a Pennsylvania corporation ( ACI ), Adelphia Communications Corporation, a Delaware corporation ( ACC ) and Adelphia Cable T.V., Inc., a Pennsylvania corporation ( ACTV ; together with ACI and ACC, the Managers ), and TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Credit Agreement, dated as of April ___, 1996, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


W I T N E S S E T H

               WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and to issue Letters of Credit upon the terms and subject to the conditions set forth therein;

               WHEREAS, pursuant to the various Management Services Agreements for Managed Systems, more particularly described in Exhibit A attached hereto and made a part hereof, as the same may be amended, supplemented and otherwise modified from time to time to the extent permitted by Section 7.8 of the Credit Agreement (collectively, the "Management Agreements"), the Managers have agreed to render management, supervisory and other services to the Companies, and the Companies have agreed to pay Management Fees (as defined in the Credit Agreement) as provided in the Management Agreements to the Managers; and

               WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans to the Borrowers and to issue Letters of Credit under the Credit Agreement that the Managers shall have agreed to subordinate their rights to receive payment of Management Fees or any other compensation under each Management Agreement as hereinafter provided.

               NOW, THEREFORE, for and in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrowers and to issue Letters of Credit under the Credit Agreement, each Company and each Manager hereby agree with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:

               34. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower, and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including such an Affiliate of a Lender) and any Borrower.

               (b) For purposes of this Agreement, the following terms shall have the following meanings:

        "Obligations": the Obligations (as defined in the Credit Agreement).

        "Reorganization": with respect to any Company, any distribution of the assets of such Company upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving such Company or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

        "Senior Indebtedness": (a) the Obligations, and (b) all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

        "Subordinated Indebtedness": Management Fees and similar fees (howsoever designated) from time to time payable under the Management Agreements and any and all other amounts payable in connection therewith, other than reimbursement for out-of-pocket expenses.

               (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               35. Agreement to Subordinate. Each Company, for itself and its successors and assigns, covenants and agrees, and each Manager, as a holder of Subordinated Indebtedness, for itself and its successors and assigns, hereby agrees, that the payment of the Subordinated Indebtedness is and shall be expressly "subordinate and junior in right of payment" (as such phrase is defined in Section 3 hereof) to the prior payment in full of all Senior Indebtedness to the extent and in the manner hereinafter set forth.

               36. Meaning of Subordinate and Junior in Right of Payment. (a) "Subordinate and junior in right of payment" shall mean that no part of the Subordinated Indebtedness shall have any claim to the assets of any Company on a parity with or prior to the claim of the Senior Indebtedness, whether such claim is made in connection with a Reorganization or otherwise. Unless and until the Senior Indebtedness shall have been paid in full in cash and the Commitments, any Letters of Credit, the Credit Agreement and the other Loan Documents shall have been terminated, the Managers will not take, retain, demand or receive from any Company, and no Company will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, (i) any payment of the whole or any part of the Subordinated Indebtedness, (ii) any security or collateral for the whole or any part of the Subordinated Indebtedness or (iii) any guaranty of the whole or any part of the Subordinated Indebtedness; provided, that, subject to Section 5 below, each Company may make and the Managers may receive Management Fees permitted to be paid pursuant to Section
7.15 of the Credit Agreement. Each Company expressly agrees that it will not make any payment of any of the Subordinated Indebtedness, or take any other action, in contravention of the provisions of this Agreement.

               (b) For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until and unless the Lenders and the Agents shall have indefeasibly received payment in full of the principal of, interest on and costs and expenses and all other amounts then payable in connection with the Senior Indebtedness in cash. The subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by the Lenders and the Agents and each Lender and each Agent shall be deemed to have acquired such Senior Indebtedness in reliance upon this Agreement. The Administrative Agent shall have the right to act on behalf of the Lenders and the other Agents pursuant to this Agreement in enforcing the rights of the Lenders and the other Agents, and in receiving payments and other distributions to be made, under this Agreement.

               (c) In the event that, notwithstanding the provisions of paragraph (a) of this Section 3, any Manager shall have received any payment or distribution with respect to the Subordinated Indebtedness contrary to the foregoing provisions of such paragraph, then and in any such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such Manager to the Administrative Agent to be used to prepay Loans and other Obligations outstanding under the Credit Agreement.

               37. Limitations on Subordinated Indebtedness. Each Manager agrees that the Subordinated Indebtedness shall be unsecured, and that, so long as any of the Senior Indebtedness shall remain unpaid in cash or the Commitments, any Letters of Credit, the Credit Agreement or any other Loan Document shall not have been terminated, if at any time a Manager shall be in possession of any Collateral, such Manager shall promptly deliver such Collateral to the Administrative Agent and until such delivery hold such Collateral in trust for the Lenders and the Agents. Until such time as the Senior Indebtedness has been paid in full in cash and the Commitments, any Letters of Credit, the Credit Agreement and all other Loan Documents shall have been terminated, the Managers agree not to exercise any of their respective rights under any document, instrument or agreement, or to accelerate or collect the obligations of any of the Companies, or to realize upon any of the Collateral or any other assets of any of the Companies or to attach, levy upon or execute against any of the Collateral or any of the other assets of any of the Companies, provided, however, that the Managers shall be entitled to the payments provided for in
Section 3 so long as the conditions to such payments set forth in Section 3 have been satisfied.

               38. Subordinated Indebtedness Subordinated to Prior Payment of All Senior Indebtedness on Reorganization; Sale of any Company; etc. Upon any payment or distribution of all or any of the assets or securities of any Company of any kind or character, whether in cash, property or securities, whether made pursuant to a Reorganization relative to such Company or any of its properties, or a distribution of proceeds of or upon sale of all or any part of such Company or any of its subsidiaries or any of their respective assets, then in such event:

        (a) the Lenders and the Agents shall be entitled to receive payment in full in cash as provided herein of all amounts due or to become due on or in respect of all Senior Indebtedness, before any payment is made on account of or applied to the Subordinated Indebtedness;

        (b) any payment or distribution of assets of such Company of any kind or character, whether in cash, property or securities (including any payment or other distribution that may be payable by reason of the payment of any other Indebtedness of such Company being subordinated to the payment of Subordinated Indebtedness), to which the holders of Subordinated Indebtedness would be entitled except for the provisions of this Agreement, shall be paid or delivered by any debtor, custodian, receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Administrative Agent for the benefit of the Lenders and the Agents, for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to the Lenders or the Agents; and

        (c) in the event that,  notwithstanding the foregoing provisions of this
Section 5, any Manager shall have received any payment or distribution with respect to Subordinated Indebtedness contrary to the foregoing provisions of this Section 5, then and in such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder of Subordinated Indebtedness to the Administrative Agent for the benefit of the Lenders and the Agents for application to the payment or prepayment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the Lenders or the Agents.
               In the event of a Reorganization, if a Manager has not filed any claim, proof of claim or other instrument of similar character with respect to the Subordinated Indebtedness within 20 days before the expiration of the time to file the same, the Administrative Agent, any other Agent or any Lender may, as an attorney-in-fact for such Manager, file any claim, proof of claim or other instrument of similar character on behalf of such Manager, and each Manager hereby appoints the Administrative Agent, any such other Agent and any such Lender as an attorney-in-fact for the Managers, to so file any claim, proof of claim or such other instrument of similar character. Each Manager ratifies all that the Administrative Agent, any such other Agent and any such Lender, as said attorney-in-fact, shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof. The powers of attorney granted in this
Section 5 are powers coupled with an interest and shall be irrevocable.

               Upon any distribution of assets of any Company referred to in this Agreement, the Managers shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which a Reorganization is pending for the purpose of ascertaining the identity of the Lenders and the Agents, the amount of Senior Indebtedness, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement. Nothing in the foregoing sentence shall limit the right of the Lenders and the Agents to receive payment in full of the Senior Indebtedness in accordance with this Agreement.

               39. Managers to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness, each Manager shall be subrogated to the rights of the Lenders and the Agents to receive payments or distributions of assets of the Borrowers made on account of the Senior Indebtedness until all amounts payable in respect of the respective Subordinated Indebtedness of such Manager shall be paid in full, and for purposes of such subrogation, no payment or distribution to the Lenders and the Agents of assets, whether in cash, property or securities, distributable to the Lenders and the Agents under the provisions hereof to which a Manager would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Lenders or the Agents by a Manager shall, as between the relevant Company, its creditors other than the Lenders, the Agents and such Manager, be deemed to be a payment by such Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of a Manager, on the one hand, and the Lenders and the Agents, on the other hand.

               40. Obligations of Each Company Unconditional. (a) Nothing contained in this Agreement is intended to or shall relieve the obligations of any Company to the Lenders, the Agents or the Managers to pay any amount in respect of the Senior Indebtedness or the Subordinated Indebtedness, as the case may be, as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Lenders, the Agents or the Managers, on the one hand, and the other creditors of such Company, on the other hand. All rights and interests of the Lenders and the Agents hereunder, and all agreements and obligations of each Company and each Manager, shall remain in full force and effect irrespective of, and each Company and each Manager hereby irrevocably waives any defenses it may now or hereafter have in any way relating to:

        (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

        (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any amendment or waiver of or any consent to departure from any provision of the Credit Agreement or any other Loan Document;

        (iii) any exchange, release or nonperfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness; or

        (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Company in respect of the Senior Indebtedness, or of any Company or any Manager in respect of this Agreement.

               (b) Nothing contained in this Agreement shall affect the obligation of any Company to make, or prevent any Company from making, at any time, payment of any amount in respect of the Senior Indebtedness. Nothing contained in this Agreement shall, except as set forth in Sections 2, 3, 4 and 5, affect the obligation of any Company to make, or prevent any Company from making, at any time, payment of any amount in respect of Subordinated Indebtedness.

               41. No Other Beneficiaries of Subordination. This Agreement and the subordination provisions contained herein are intended only for the benefit of the holders of Senior Indebtedness and no other creditor of any Company. No Company will publish or give to any creditor or prospective creditor of such Company any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the Managers without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the holders of Senior Indebtedness and not for the benefit of any other creditor of such Company or such Company, provided, however, that nothing contained in this Section 8 is intended to restrict the right or obligation of any Company to make filings or registrations pursuant to any Governmental Requirements.

               42. Rights of Holders of Senior Indebtedness Not to be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by any Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder of Senior Indebtedness may have or otherwise be charged with.

               43. Legend. Each Company and each Manager shall cause each note issued by or to it, and any other document or instrument representing or evidencing Subordinated Indebtedness to have affixed upon it a legend, including in connection with the issuance of any new or replacement note with respect to the transfer of such note or the reduction of the principal amount thereof, which reads substantially as follows:

        "This instrument is subject to the Management Subordination Agreement, dated as of _________________, 1996, among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, Inc., a Pennsylvania limited partnership (the "Borrowers"), each subsidiary of any Borrower party thereto, and Toronto-Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Credit Agreement dated as of _______________, 1996, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement")."

               44. Representations and Warranties. Each Manager hereby represents and warrants that:

        (i) it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

        (ii) this Agreement constitutes a legal, valid and binding obligation of such Manager enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceeding in equity or at law);

        (iii) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or any of its Contractual Obligations;

        (iv) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of a Manager), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than those identified on
Schedule 1 hereto, which have been obtained; and

        (v) no Litigation is pending or, to its knowledge, threatened by or against such Manager, with respect to this Agreement.

               45. Successors; Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, the Lenders, the Agents and the Managers, and their respective successors and assigns, including subsequent holders of Senior Indebtedness, and the term "holders of Senior Indebtedness" shall include any such subsequent or additional holder of Senior Indebtedness, wherever the context permits, provided that the Managers shall not transfer or assign any of their rights with respect to Subordinated Indebtedness to any Person other than one of its Affiliates which has become a Manager hereunder in accordance with Section 21 and which has executed a Supplement in the form of Exhibit A hereto agreeing to be bound by the terms of this Agreement.

               46. Further Assurances. Each Company and each Manager will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Agents and the Lenders to exercise and enforce their rights and remedies hereunder.

               47. Expenses. Each Company jointly and severally agrees to pay to the Lenders, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel, which the Administrative Agent and the Lenders may incur in connection with the exercise or enforcement of any of their rights or interests vis-a-vis such Company or the Managers.

               48. Notices; Amendments; etc. (a) All notices, requests and demands to or upon the Administrative Agent, any Lender, any other Agent, any Company or any Manager to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) three days after being deposited in the mail, postage prepaid or (3) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by telecopy or facsimile, when received:

        (i) if to the Administrative Agent or any Borrower, at its address or transmission number for notices provided in Section 10.2 of the Credit Agreement;

        (ii) if to any Lender or to any Agent other than the Administrative Agent, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time in connection with assignments pursuant to Section 10.6 of the Credit Agreement;

        (iii) if to any Company (other than the Borrowers), at its address or transmission number for notices provided in the Guaranty Agreement; and

        (iv) if to any Manager, at its address or transmission number for notices set forth under its signature below.

               The Administrative Agent, each Lender, each other Agent each Company and any Manager may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

               (b) This Agreement may be amended and the terms hereof may be waived only with the written consent of the Administrative Agent, each Company and each Manager. Any such amendment or waiver shall be binding upon the Lenders, the Agents, each Company and each Manager.

               49. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               50. Submission to Jurisdiction. Each Company and each Manager hereby irrevocably and unconditionally:

        (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 15 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

        (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

               51. WAIVER OF JURY TRIAL. EACH COMPANY, EACH MANAGER AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

               52. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND BLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

               53. Counterparts. This Agreement may be executed by one or more of the parties hereto any number of counterparts (including by telecopy transmission), and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute one and the same instrument.

               54. Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               55. Replacement Managers. Any Affiliate of ACC (and, with the approval of the Required Lenders, any other Person) may become a "Manager" under this Agreement by executing and delivering to the Administrative Agent a Supplement to this Agreement in the form attached hereto as Exhibit B. Any such Affiliate shall thereafter be deemed to be a "Manager" for all purposes under this Agreement.



[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.]

               IN WITNESS WHEREOF, the undersigned have caused this Management Subordination Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.


CHELSEA COMMUNICATIONS, INC.




By:
Name:
Title:


NORTHEAST CABLE, INC.



By:
Name:
Title:


KITTANNING CABLEVISION, INC.



By:
Name:
Title:


ROBINSON/PLUM CABLEVISION, L.P.

By: Kittanning Cablevision, Inc.,
General Partner



By:
Name:
Title:

BETTER TV, INC. OF BENNINGTON,
CAMPBELL COMMUNICATIONS, INC.,
CHAUTAUQUA COUNTY CABLE VISION,
INC.,
HARBOR VUE CABLE TV, INC.,
HOOSICK CABLEVISION, INC.,
MT. LEBANON CABLEVISION, INC.,
MULTI-CHANNEL T.V. CABLE
COMPANY,
RIGPAL COMMUNICATIONS, INC.,
SOUTH SHORE CABLEVISION, INC.,
UPPER ST. CLAIR CABLEVISION, INC.



By:
Name:
Title:


ADELPHIA CABLEVISION ASSOCIATES, L.P.

By: CHELSEA COMMUNICATIONS, INC.,
its General Partner


By:
Name:
Title:


MOUNTAIN CABLE COMPANY

By: PERICLES COMMUNICATIONS
CORPORATION, its Managing General Partner



By:
Name:
Title:

THREE RIVERS CABLE ASSOCIATES, L.P.

By: MT. LEBANON CABLEVISION, INC.,
its General Partner


By:
Name:
Title:



TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent



By:
Name:
Title:

MANAGERS:

ADELPHIA CABLEVISION, INC.



By:
Name:
Title:

Address for Notices:


Telecopy:


ADELPHIA COMMUNICATIONS
CORPORATION



By:
Name:
Title:

Address for Notices:


Telecopy:


ADELPHIA CABLE T.V., INC.



By:
Name:
Title:

Address for Notices:


Telecopy:

SCHEDULE 1


CONSENTS, AUTHORIZATIONS OR FILINGS REQUIRED

EXHIBIT A


MANAGEMENT AGREEMENTS


1. Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Adelphia Cablevision Associates, L.P., a Pennsylvania limited partnership.

2. Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Better TV, Inc. of Bennington, a Vermont corporation.

3. Amended and Restated  Management  Services Agreement for Managed Systems made
as  of  the  11th  day  of  March,   1988,  by  and  between  ACI  and  Campbell
Communications, Inc., a Massachusetts corporation.

4. Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Chautauqua County Cable Vision, Inc., a New York corporation.

5. Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Harbor Vue Cable TV, Inc., a New York corporation.

6. Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Hoosick Cablevision, Inc., a New York corporation.

7. Management Services Agreement for Managed Systems made as of the 1st day of January, 1995, by and between ACC and Plato Communications, Inc., a Delaware corporation (now known as Kittanning).

8. Amended and Restated Management Services Agreement for Managed Systems made as of the 25th day of September, 1989, by and between ACI, Moutain Cable Company, a Vermont limited partnership, and ACC.

9. Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Mt. Lebanon Cablevision, Inc., a Pennsylvania corporation.

10. Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Multi-Channel T.V. Cable Company, an Ohio corporation.

11. Management Services Agreement for Managed Systems made as of the 1st day of January, 1995, by and between ACTV and Northeast Cable, Inc., a Delaware corporation.

12. Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Rigpal Communications, Inc., a Pennsylvania corporation.

13. Management Services Agreement for Managed Systems made as of the 9th day of January, 1996, by and between ACI and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership.

14. Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and South Shore Cablevision, Inc., a Massachusetts corporation.

15. Management Services Agreement for Managed Systems made as of the 10th day of March, 1994, by and between ACI and Three Rivers Cable Associates, L.P., a Pennsylvania limited partnership.

16. Amended and Restated Management Services Agreement for Managed Systems made as of the 11th day of March, 1988, by and between ACI and Upper St. Clair Cablevision, Inc., a Pennsylvania corporation.

EXHIBIT B

SUPPLEMENT TO
MANAGEMENT SUBORDINATION AGREEMENT


               SUPPLEMENT, dated as of , 199__, to the Management Subordination Agreement, dated as of April ___, 1996 (as amended, supplemented and otherwise modified from time to time, the "Agreement"), among CHELSEA COMMUNICATIONS, INC., a Delaware corporation ("Chelsea"), NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), KITTANNING CABLEVISION, INC., a Delaware corporation ("Kittanning") and ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership ( Robinson ; together with Chelsea, Northeast and Kittanning, the "Borrowers"), each subsidiary of any Borrower party hereto (together with the Borrowers, the "Companies"), Adelphia Cablevision, Inc., a Pennsylvania corporation ( ACI ), Adelphia Communications Corporation, a Delaware corporation ( ACC ) and Adelphia Cable T.V., Inc., a Pennsylvania corporation ( ACTV ; together with ACI and ACC, the Managers ), and TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Credit Agreement, dated as of April ___, 1996, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").

W I T N E S S E T H

               WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) to the Borrowers and to issue Letters of Credit (as defined in the Credit Agreement) upon the terms and subject to the conditions set forth therein; and

               WHEREAS, (the "New Manager") wishes to become a "Manager" under that certain [insert description of Management Agreement] (the New Management Agreement ); and

               WHEREAS, it is a condition precedent to the New Manager becoming a "Manager" under the New Management Agreement that it shall have executed and delivered this Supplement;

               NOW, THEREFORE, the undersigned hereby agrees as follows:

        The undersigned agrees to be bound by all of the provisions of the Agreement applicable to a Manager thereunder and agrees that it shall, on the date this Supplement is accepted by the Administrative Agent, become a Manager, for all purposes of the Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

        Unless otherwise defined herein, capitalized terms which are defined in the Agreement are used herein as so defined.

               IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                            [INSERT NAME OF NEW MANAGER]


                                            By:

                                            Name:

                                            Title:


                                            Address for notices:




                                            Telecopy:



ACKNOWLEDGED AND ACCEPTED
this        day of                       1996

TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By:
Name:
Title:

EXHIBIT G

FORM OF NOTICE OF BORROWING



Toronto Dominion (Texas), Inc. ________________, 19__



Attention:
Telecopier:



Notice of Borrowing

               Reference is made to the Credit Agreement, dated as of April ___, 1996, among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership, as the Borrowers, the several Lenders from time to time parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement. The undersigned Borrower hereby gives notice pursuant to and in accordance with
Section 2.3 of the Credit Agreement of its request to have the following [Revolving Credit]1 [Term]1 Loans made to it on [insert requested date of Borrowing]:

   Number of Borrowings    Type of Loan2    Interest Period3      Amount
   (1)

   (2)

   (3)


1        Use separate certificates for Revolving Credit Loans and Term Loans.

2        Specify   Base  Rate  Loans  or Eurodollar Loans for each Borrowing.

3 Specify the duration of the Interest Period in the case of Eurodollar Loans of the same Borrowing (e.g., one-month Eurodollar Rate).

4        If the  representation and warranty in either clause (b)(i) or
         (b)(ii) would be incorrect, include the material in brackets and set forth the reasons such representation and warranty would be incorrect on an attachment labeled Annex A.


               The undersigned Responsible Officer of such Borrower represents and warrants that (a) the Borrowing requested hereby complies with the requirements of Section 2.3 of the Credit Agreement and (b) except to the extent set forth on Annex A hereto,4 (i) each representation and warranty of the Borrowers set forth in Section 4 of the Credit Agreement is true and correct in all material respects as of the date hereof and will be true and correct as of the time the Loans are made, in each case, unless made as of a specific date as set forth therein and both prior to and after giving effect to the Loans and the application of the proceeds thereof, and (ii) no Default exists as of the date hereof or would result from the making of the Loans or from the application of the proceeds thereof if the Loans were made on the date hereof and no Default will exist at the time the Loans are made or will result from the making of the Loans or from the application of the proceeds thereof.

               Attached hereto as Annex B is a pro forma Compliance Certificate of the Borrowers, dated of even date herewith.


                                            [NAME OF BORROWER]




                                            By:
                                            Name:
                                            Title:



Annex A -      Reasons Representations and Warranties Above Are Incorrect
Annex B -      Pro Forma Compliance Certificate

EXHIBIT H

FORM OF NOTICE OF CONVERSION



Toronto Dominion (Texas), Inc. _________________, 19__



Attention:
Telecopier:



Notice of Conversion


               Reference is made to the Credit Agreement, dated as of April ___, 1996, among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership, as the Borrowers, the several Lenders from time to time parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement. The undersigned Borrower hereby gives notice pursuant to and in accordance with
Section 2.9 of the Credit Agreement of its desire to Convert the following [Revolving Credit]1 [Term]1 Loans specified below into the Type and in the amounts specified below on [insert date of Conversion]:

        Loans to be
        Converted                       Converted Loans

            Last Day of
             Current
 Type        Interest                Date of       New Interest
 of Loan2    Period3     Amount      Conversion    Period         Amount

 --------    ---------  ----------   -----------  -----------    -----------
 --------    ---------  ----------   -----------  -----------    -----------
 --------    ---------  ----------   -----------  -----------    -----------


               The undersigned Responsible Officer of such Borrower represents and warrants that (a) the Conversion requested hereby complies with the requirements of Section 2.9 of the Credit Agreement and (b) except to the extent set forth on Annex A hereto,4 (i) each representation and warranty of the Borrowers set forth in Section 4 of the Credit Agreement is true and correct in all material respects as of the date hereof and will be true and correct as of the time of the Conversion, in each case, unless made as of a specific date as set forth therein and both prior to and after giving effect to the Conversion, and (ii) no Default exists as of the date hereof and no Default will exist at the time of the Conversion.

1        Use separate certificates for Revolving Credit Loans and Term Loans.

2        Specify Base  Rate   Loans  or      Eurodollar     Loans.

3        Inapplicable if Type of Loans to be Converted are Base Rate Loans.

4        If the  representation and warranty in either clause (b)(i) or
         (b)(ii) would be incorrect, include the material in the brackets and set forth the reasons such representation and warranty would be incorrect on an attachment labeled Annex A.



               [NAME OF BORROWER]



                                            By:
                                       Name:
                                            Title:


Annex A -      Reasons Representations and Warranties Above Are Incorrect

EXHIBIT I

FORM OF NOTICE OF LETTER OF CREDIT REQUEST



________________, 19__

Toronto Dominion (Texas), Inc.



Attention:
Telecopier:



Notice of Letter of Credit Request


               Reference is made to the Credit Agreement dated as of April ___, 1996 among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership, as the Borrowers, the several Lenders from time to time parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement. The undersigned Borrower hereby gives notice pursuant to and in accordance with
Section 3.2 of the Credit Agreement of its request to have a Letter of Credit issued, or to have an existing Letter of Credit renewed or extended, on _______________, ____ (the "Issue Date").

               The undersigned Responsible Officer of such Borrower hereby represents and warrants that (a) each of the conditions precedent set forth in
Section 5.1 of the Credit Agreement has been satisfied and will continue to be satisfied on the Issue Date and (b) except to the extent set forth on Annex A hereto1, (i) each of the representations and warranties of the Borrowers set forth in Section 4 of the Credit Agreement are true and correct in all material respects, and will be true and correct as of the Issue Date, both before and after giving effect to the requested Letter of Credit and the proposed use thereof, as if made on and as of such date, unless made as of a specific date as set forth therein and (ii) no Default has occurred and is continuing, or will have occurred and will be continuing, on the Issue Date after the issuance of the requested Letter of Credit and the proposed use thereof.

               Attached hereto as Annex B is the undersigned s L/C Application for such Letter of Credit2. Attached hereto as Annex C is a pro forma Compliance Certificate of the Borrowers, dated of even date herewith.

                                       [INSERT NAME OF BORROWER]




                                       By:
                                       Name:
                                       Title:


Annex A -      Reasons Representations and Warranties Above Are Incorrect
Annex B -      L/C Application
Annex C -      Pro Forma Compliance Certificate

1        If the  representation and warranty in either clause (b)(i) or
         (b)(ii) would be incorrect, include the material in brackets and set forth the reasons such representations and warranties would be incorrect on an attachment labeled Annex A.

2 Attach as Annex B the Issuing Lender's current form of Application for Standby Letter of Credit.

EXHIBIT J

FORM OF REVOLVING CREDIT NOTE


$__________________    ______________, 1996



               FOR VALUE RECEIVED, the undersigned, CHELSEA COMMUNICATIONS, INC., a Delaware corporation, NORTHEAST CABLE, INC., a Delaware corporation, KITTANNING CABLEVISION, INC., a Delaware corporation and ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership (each a "Borrower" and, collectively, the "Borrowers"), hereby, jointly and severally, unconditionally promise to pay to the order of _________________________ (the "Lender") at the Administrative Agent s Office, in lawful money of the United States of America and in immediately available funds, on or before the Revolving Credit Termination Date the principal amount of (a) _________________________ DOLLARS ($____________), or, if less, (b) the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrowers pursuant to Section
2.1 of the Credit Agreement (as defined below). The Borrowers further, jointly and severally, unconditionally agree to pay interest in like money at the Administrative Agent s Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.8 of such Credit Agreement until such principal amount is paid in full (both before and after judgment).

               The holder of this Revolving Credit Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each Conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, to Eurodollar Loans having a new Interest Period and, further in the case of Eurodollar Loans, the length of each Interest Period and the applicable Eurodollar Rate with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of any Borrower in respect of such Revolving Credit Loans or under this Revolving Credit Note, the Credit Agreement or any other Loan Document.

               This Revolving Credit Note (a) is one of the Notes referred to in the Credit Agreement dated as of April ___, 1996 (as amended, supplemented and otherwise modified from time to time, including, without limitation, all extensions, renewals, restatements, rearrangements and refundings thereof, the "Credit Agreement"), among the Borrowers, the Lender, the other Lenders from time to time parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Revolving Credit Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guaranty were granted and the rights of the holder of this Revolving Credit Note in respect thereof.

               Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. The Borrowers jointly and severally promise to pay all costs and expenses of the Lender incurred in collecting the Borrowers' obligations hereunder or in enforcing or attempting to enforce the Lender's rights hereunder, including, without limitation, reasonable attorneys' fees and disbursements, whether or not an action is filed in connection herewith.

               All parties now and hereafter liable with respect to this Revolving Credit Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality of any kind, to the fullest extent permitted by applicable Requirements of Law.

               The joint and several obligations of the Borrowers hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of this Revolving Credit Note, the Obligations, any other Loan Document or otherwise.

               Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Credit Agreement.

               THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

                                     CHELSEA COMMUNICATIONS, INC.



By:
Name:
Title:


NORTHEAST CABLE, INC.



By:
Name:
Title:


KITTANNING CABLEVISION, INC.



By:
Name:
Title:


ROBINSON/PLUM CABLEVISION, L.P.

By: Kittanning Cablevision, Inc.,
General Partner



By:
Name:
Title:

EXHIBIT K

STOCK PLEDGE AGREEMENT


                  STOCK  PLEDGE  AGREEMENT,  dated as of  April  ___,  1996,  by
[Adelphia Communications Corporation, a Delaware corporation] [Joseph S. Gans, Sr., Irene F. Gans, Joseph S. Gans, III and Janice Gans Moisey] [Chelsea Communications, Inc., a Delaware corporation] [Pericles Communications Corporation, a Delaware corporation] ([collectively,]1 the "Pledgor"), in favor of TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the several Lenders from time to time parties to the Credit Agreement, dated of even date herewith, among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership, as the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as the Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


W I T N E S S E T H:


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and to issue Letters of Credit upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Issuers (as hereinafter defined); and

                  [WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers and to issue Letters of Credit that the Pledgor guarantee payment and performance of the Borrowers obligations under the Credit Agreement, the Notes and the other Loan Documents;2]

                  [WHEREAS,  in satisfaction of such condition,  the Pledgor has entered into a Guaranty Agreement of even date herewith (as amended, supplemented and otherwise modified from time to time, the Guaranty ) for the benefit of the Lenders and the Agents;]2

                  WHEREAS, it is [further]3 a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers and to issue Letters of Credit under the Credit Agreement that the Pledgor shall have executed and delivered this Stock Pledge Agreement to the Administrative Agent for the benefit of the Lenders and the Agents to secure, among other things, payment and performance of the Borrowers obligations under the Credit Agreement [and payment and performance of the Pledgor s obligations under the Guaranty]3.

1        To be used with Gans Family Stock Pledge only.

2        To be used with Pericles Stock Pledge only.

3        To be used with Pericles Stock Pledge only.


                  NOW, THEREFORE, for and in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and to issue Letters of Credit under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:
56. Defined Terms.
  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Stock Pledge Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower and the term "Loan Agreements" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

                  (b)     The following terms shall have the following meanings:

         "Agreement": this Stock Pledge Agreement, as the same may be amended, modified and otherwise supplemented from time to time.

         "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral":  the Pledged Stock and all Proceeds.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders as provided in Section 8(a).

         "Issuers":  the collective reference to the companies identified on
Schedule 1 attached hereto as the
issuers of the Pledged Stock; individually, each an "Issuer."

         "Obligations": the collective reference to (i) the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof, [and]3 (ii) [all obligations and liabilities of the Pledgor which may arise under or in connection with the Guaranty, and (iii)]3 all other obligations and liabilities of the Pledgor which may arise under or in connection with any other Loan Document to which the Pledgor is a party, whether on account of reimbursement obligations, fees, indemnitees, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Pledgor pursuant to the terms of this Agreement or any other Loan Document to which the Pledgor is a party..

         "Pledged Stock": the shares of capital stock listed on Schedule 1 hereto, together with all stock certificates, options, warrants or rights of any nature whatsoever relating thereto, and any stock or other capital securities or other property that may be issued or granted by any Issuer to the Pledgor while this Agreement is in effect.

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends, cash, notes, securities or other property from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, the Pledged Stock, collections thereon or distributions with respect thereto.

         "Securities Act":  the Securities Act of 1933, as amended.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  57. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Administrative Agent, for the benefit of the Lenders and the Agents, all of the Pledged Stock and hereby pledges, assigns, transfers and grants to the Administrative Agent, for the benefit of the Lenders and the Agents, a continuing first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, now existing or hereafter arising.

                  This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until all the Obligations, now existing or hereafter arising, shall have been paid in full and the Commitments, any Letters of Credit, the Credit Agreement and all other Loan Documents have been terminated.

                  58. Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

                 59. Representations and Warranties. The Pledgor represents and warrants that:

         (a) [The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of Capital Securities of each Issuer owned by such Pledgor.]4 [The shares of Pledged Stock constitute 100% of the issued and outstanding shares of all classes of Capital Securities of each Issuer.]5 [The shares of Pledged Stock, together with the 150 shares of common stock of Northeast Cable, Inc. pledged by certain members of the Gans Family pursuant to a Stock Pledge Agreement of even date herewith, constitute 100% of the issued and outstanding shares of all classes of Capital Securities of each Issuer.]6

              (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (c) The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free and clear of any and all Liens or options in favor of, or claims or rights of, any other Person, except the security interests created by this Agreement and other Permitted Liens.

         (d) Upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock, the security interest created by this Agreement will constitute a valid, continuing, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgor and any other Persons purporting to purchase from the Pledgor, or have any rights to, any of the Collateral, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (e)     All Capital Securities of each Issuer are in certificated form.

4        To be used with Gans Family Stock Pledge only.

5        To be used with Chelsea and Pericles Stock Pledges only.

6        To be used with ACC Stock Pledge only.


                  60. Covenants. The Pledgor covenants and agrees with the Administrative Agent for the benefit of the Lenders and the Agents that until the Obligations are paid in full and the Commitments, any Letters of Credit, the Credit Agreement and the other Loan Documents are terminated:

         (a) If the Pledgor shall become entitled to receive or shall receive any additional Capital Securities of the Issuers (including, without limitation, any Capital Securities representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), options or other rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent, the Lenders and the other Agents, hold the same in trust for the Administrative Agent, the Lenders and the other Agents and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and, if the Administrative Agent so requests, to be held by the Administrative Agent, subject to the terms hereof, as additional Collateral for the Obligations. Except in connection with any transaction permitted under the Credit Agreement, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. Subject to the provisions of the Credit Agreement, if any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders and the Agents, segregated from other funds of the Pledgor, as additional collateral security for the Obligations. Sums of money or property paid or distributed to the Pledgor in respect of the Pledged Stock in accordance with the terms of the Credit Agreement may be retained by the Pledgor.

         (b) Except in connection with any transaction permitted under the Credit Agreement, without the prior written consent of the Administrative Agent, the Pledgor will not (1) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature, in certificated form or otherwise, or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (3) create, incur or permit to exist any Lien or option in favor of, or any claim or right of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (4) create, incur, enter into or permit to exist any agreement or undertaking restricting the right or ability of the Pledgor or the Administrative Agent to sell, assign or transfer any of the Collateral from and after the date hereof.

         (c) The Pledgor shall maintain the security interest created by this Agreement as a first priority perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

         (d) The Pledgor shall pay, and save the Administrative Agent, the Lenders and the other Agents harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Administrative Agent, any Lender or any other Agent.

                  61. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7(b) below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                  62. Rights of the Lenders and the Administrative Agent. (a) All money Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Pledgor in trust for the Administrative Agent and the Lenders) shall continue to be held as Collateral for all the Obligations and shall not constitute payment thereof until applied as provided in Section 8(a).

                  (b) If an Event of Default shall occur and be continuing, (1) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Administrative Agent may determine, (2) upon the request of the Administrative Agent, all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and
(3) the Administrative Agent or its nominee may exercise (A) all voting, corporate and other rights pertaining to the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  63. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations as provided in the Credit Agreement.

                  (b) If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders and the Agents, may exercise, in addition to all other rights and remedies granted in this
Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent, any Lender or any other Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Lender or any other Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity of redemption is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Lenders and the other Agents hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations as provided in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent, any Lender or any other Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of the Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 20 days before such sale or other disposition.

                  (c) The Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. [The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent, any Lender or any other Agent to collect such deficiency.]7

                  64. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will use its best efforts to cause the Issuer thereof (1) to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (2) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (3) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to use its best efforts to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent, the Lenders and the other Agents, that the Administrative Agent, the Lenders and the other Agents have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

7        To be deleted in ACC and Gans Family Stock Pledge Agreements.


                  65. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

                  66.  Administrative  Agent's Appointment as  Attorney-in-Fact.
(a) The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

                  (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in
Section 11(a) and not in contravention of the terms hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  67. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Administrative Agent, any Lender, any other Agent nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  68. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  69. Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or nonexercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders and the other Agents, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders and the other Agents with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  70. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Pledgor to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) three days after being deposited in the mail, postage prepaid or (iii) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (iv) if by telecopy when received:

         (a) if to the Administrative Agent, at its address or transmission number for notices provided in
Section 10.2 of the Credit Agreement;

         (b) if to any Agent other than the Administrative Agent or any Lender, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time in connection with assignments pursuant to Section 10.6 of the Credit Agreement; and

         (c) if to the Pledgor, at its address or transmission number for notices set forth under its signature below.

                  The Administrative Agent, each Lender, each other Agent and the Pledgor may change their address and transmission numbers for notices by notice in the manner provided in this Section.

                  71. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  72. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent, the Lenders and the other Agents in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.

                  (b) Neither the Administrative Agent nor any Lender or any other Agent shall by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Lender or any other Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Lender or any other Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, such Lender or such other Agent would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  73. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  74. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent, the Lenders and the other Agents and their successors and assigns, provided that the Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any such purported assignment shall be null and void.

                  75. FCC Approval. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent will not take any action (including the exercise of voting rights by the
Administrative Agent with respect to the Pledged Stock) pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of any Loan Party without first obtaining the prior approval of the FCC or other federal, state or local Governmental Authority, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC or other federal, state or local Governmental Authority. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local Governmental Authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will use its best efforts upon the reasonable request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Administrative Agent pursuant hereto of the security interests provided for in this Agreement to the extent, if any, such security interests may be granted under existing statutes or regulations and (ii) for the assignment or transfer of such authorizations, licenses and permits to the Administrative Agent or its designee upon or following the occurrence and continuance of an Event of Default.

                  76. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

                  77. Submission To Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth in Section 9.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary or punitive damages.

                  78. WAIVER OF JURY TRIAL. THE PLEDGOR HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  79.      Counterparts.  This Agreement may be executed by the
Pledgor  on  any  number  of  separate   counterparts   (including  by  telecopy
transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  80. Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto and thereto, respectively, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, the undersigned has caused this Stock Pledge Agreement to be duly executed and delivered as of the date first above written.

[ADELPHIA COMMUNICATIONS
CORPORATION]
[CHELSEA COMMUNICATIONS, INC.] OR
[PERICLES COMMUNICATIONS
CORPORATION]




By:
Name:
Title:

Address for Notices:

[c/o Chelsea Communications, Inc.]
5 West Third Street
Coudersport, Pennsylvania 16915

Attention: Colin Higgin, Esq.
Telecopy: (814) 274-6586



[
Joseph S. Gans, Sr.

Address for Notices:

R.D. #1, Box 300
Sugarloaf, Pennsylvania 18249

Irene F. Gans

Address for Notices:

R.D. #1, Box 300
Sugarloaf, Pennsylvania 18249




Joseph S. Gans, III

Address for Notices:

R.D. #3, Box 433
Bloomsburg, Pennsylvania 17815




Janice Gans Moisey

Address for Notices:

R.D. #1, Box 84-1
Sugarloaf, Pennsylvania 18249


Schedules:

Schedule 1 - Description of Pledged Stock

ACKNOWLEDGEMENT AND CONSENT


                  The undersigned hereby acknowledges receipt of a copy of the Stock Pledge Agreement dated April ___, 1996 (the "Pledge Agreement"), made by ________________, a _________________, for the benefit of Toronto Dominion
(Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent"). The undersigned agrees for the benefit of the Administrative Agent, the Lenders and the other Agents as follows:

                  1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

                  2. The undersigned, upon knowing or having reason to know thereof, will notify the Administrative Agent promptly in writing of the occurrence of any of the covenant defaults described in Section 5(a) of the Pledge Agreement.

                  3. The terms of Section 9 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.

                                                            [NAME OF ISSUER]



                                                            By:
                                                            Name:
                                                            Title:

                              Address for Notices:


                                                            Telecopy:

SCHEDULE 1
TO PLEDGE AGREEMENT


DESCRIPTION OF PLEDGED STOCK


                                                     Stock           No.
Issuer                         Class of Stock    Certificate No.  of Shares

Chelsea Communications, Inc.     Common               15            500
Northeast Cable, Inc.            Common                2            850
Kittanning Cablevision, Inc.     Common                1          1,000

SCHEDULE 1
TO PLEDGE AGREEMENT


DESCRIPTION OF PLEDGED STOCK

                                                     Stock           No.
   Issuer                      Class of Stock    Certificate No.  of Shares
Aurora Cable Vision, Inc.         Common               8              100
Better TV, Inc. of Bennington     Common              12            7,000
Campbell Commuincations, Inc.     Common               8            1,250
Chautauqua County Cable
Vision, Inc.                      Common              13               50
Harbor Vue Cable TV, Inc.         Common               9               50
Hoosick Cablevision, Inc.         Common               2              100
Kalamazoo County
 Cablevision, Inc.                Common              11              500
Mass. Cablevision, Inc.           Common              17            7,485
Mt. Lebanon Cablevision
, Inc.                            Common               1              100
Multi-Channel T.V.
Cable Company                     Common               1            6,135
Pericles Communications
 Corporation                      Common               3            1,000
Rigpal Communications, Inc.       Common               1              100
South Shore Cablevision, Inc.     Common               1            1,000
Upper St. Clair
Cablevision, Inc.                 Common               1              100
Vermilion Cable
 Communications, Inc.             Common               5              100

SCHEDULE 1
TO PLEDGE AGREEMENT


DESCRIPTION OF PLEDGED STOCK

                                  Class            Stock             No.
Issu                             of Stock       Certificate No.   of Shares

Mountain Cable
Communications Corp               Common              13          500,000

SCHEDULE 1
TO PLEDGE AGREEMENT


DESCRIPTION OF PLEDGED STOCK

                                  Class             Stock            No.
Issuer                           of Stock       Certificate No.   of Shares

Northeast Cable, Inc.             Common               4               45
Northeast Cable, Inc.             Common               5              7.5
Northeast Cable, Inc.             Common               6              7.5
Northeast Cable, Inc.             Common               7               45
Northeast Cable, Inc.             Common               8               45

EXHIBIT L

SUBSIDIARY ASSIGNMENT OF PARTNERSHIP INTERESTS


                  SUBSIDIARY ASSIGNMENT OF PARTNERSHIP INTERESTS, dated as of ________________, 1996, made by [Aurora Cable Vision, Inc., Kalamazoo County Cablevision, Inc., Mass. Cablevision, Inc., Vermilion Cablevision, Inc., Pericles Communications Corporation, Mountain Cable Communications Corporation, Upper St. Clair Cablevision, Inc., Rigpal Communications, Inc. and Mt. Lebanon Cablevision, Inc.] [Walter L. Bent and Bent & Associates, Inc.] (hereinafter collectively referred to as the "Pledgors"), in favor of TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the several Lenders from time to time parties to the Credit Agreement, dated as of ________________, 1996, among Chelsea Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Kittanning Cablevision, Inc., a Delaware corporation and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership, as the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


W I T N E S S E T H


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and to issue Letters of Credit upon the terms and subject to the conditions set forth therein;

                  [WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers and to issue Letters of Credit that the Pledgors guarantee payment and performance of the Borrowers' obligations under the Credit Agreement, the Notes and the other Loan Documents;]*

*        Bracketed language to be excluded in Bent Assignment of Partnership
         Interests.

                  [WHEREAS, in satisfaction of such condition, the Pledgors have entered into a Guaranty Agreement of even date herewith (as amended, supplemented and otherwise modified from time to time, the "Guaranty") for the benefit of the Lenders and the Agents; and]1

                  WHEREAS, it is a [further]* condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers and to issue Letters of Credit under the Credit Agreement that the Pledgors shall have executed and delivered this Subsidiary Assignment of Partnership Interests to the Administrative Agent for the benefit of the Lenders and the Agents to secure, among other things, payment and performance of the Borrowers'
obligations under the Credit Agreement [and payment and performance of the Pledgors obligations under the Guaranty]2.

*        Bracketed language to be excluded in Bent Assignment of Partnership
         Interests.

                  NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgors hereby agree with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:

                  81. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined. For purposes of this Assignment of Partnership Interests, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliates of a Lender) and any Borrower.

                  (b) The following terms defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York are used herein as so defined: Accounts, Proceeds, Instrument and Chattel Paper; and the following terms have the following meanings:

         "Agreement": this Subsidiary Assignment of Partnership Interests, as the same may be amended, supplemented and otherwise modified from time to time.

         "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders and the Agents as provided herein.

         "General Intangibles": as defined in Section 9-106 of the Code and shall include, without limitation, the partnership interests listed on Schedule 1 to this Agreement and all rights of the Pledgors to receive, directly or indirectly, moneys or any other rights or benefits therefrom.

        "Partnerships": Adelphia Cablevision Associates, L.P., a Pennsylvania limited partnership ( ACA, L.P. ), Mountain Cable Company, a Vermont limited partnership ( Mountain ) and/or Three Rivers Cable Associates, L.P., a Pennsylvania limited partnership ( Three Rivers ).

         "Partnership Agreements": [(i) the Amended and Restated Limited Partnership Agreement of Adelphia Cablevision Associates, L.P., dated May 11, 1988, by and among Chelsea Communications, Inc., as the general partner and Kalamazoo County Cablevision, Inc., Vermilion Cable Communications, Inc., Mass. Cablevision, Inc. and Aurora Cablevision, Inc., as the limited partners, (ii) the Third Amended and Restated Limited Partnership Agreement of Mountain Cable Company, dated April 1, 1992, by and among Pericles Communications Corporation and Mountain Cable Communications Corporation, as the general partners and Rigpal Communications, Inc., Mt. Lebanon Cablevision, Inc. and Upper St. Clair Cablevision, Inc., as the limited partners and (iii) the Amended and Restated Limited Partnership Agreement of Three Rivers Cable Associates, L.P., dated as of the 10th day of March, 1994, by and among Mt. Lebanon Cablevision, Inc., as the general partner and Walter L. Bent and Bent & Associates, Inc., as the limited partners, as each of the foregoing] [the Amended and Restated Limited Partnership Agreement of Three Rivers Cable Associates, L.P., dated as of the 10th day of March, 1994, by and among Mt. Lebanon Cablevision, Inc., as the general partner and the Pledgors as the limited partners, as the same] may be amended, supplemented and otherwise modified from time to time.

         "Partnership Interests":  as defined in Section 2 of this Agreement.

         "Pledged Collateral": as defined in Section 2 of this Agreement. "Secured Obligations": the collective reference to (i) the Obligations
(as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof, [and]* (ii) [all obligations and liabilities of the Pledgors which may arise under or in connection with the Guaranty, and (iii)]* all other obligations and liabilities of the Pledgors which may arise under or in connection with any other Loan Document to which the Pledgors are a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Pledgors pursuant to the terms of this Agreement or any other Loan Document to which the Pledgors are a party).


*        Bracketed language to be excluded in Bent Assignment of Partnership
         Interests.

*        Bracketed language to be excluded in Bent Assignment of Partnership
         Interests.


         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  82. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, now existing or hereafter arising, the Pledgors hereby pledge, assign and transfer to the Administrative Agent for the benefit of the Lenders and the Agents, and grant to the Administrative Agent for the benefit of the Lenders and the Agents, a continuing first priority security interest in, any and all of the following property now owned or at any time hereafter acquired by the Pledgors, or in which the Pledgors may acquire any right, title or interest (collectively, the "Pledged Collateral"):

         (a) any and all of their respective partnership interests in the Partnerships whether now existing or hereafter acquired, including but not limited to, those partnership interests in the various Partnerships as set forth in Schedule 1 attached hereto, and further including, without limitation, all their respective rights, title and interest to participate in the operation or management of the Partnerships and all their respective rights to properties, assets, partnership interests and distributions, including, without limitation, distributions of profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, under the Partnership Agreements (collectively, the "Partnership Interests");

         (b) any and all of their respective rights in Accounts and other rights to payment and distributions of any kind arising out of the Partnership Agreements in respect of the Pledgors Partnership Interests;

         (c) any and all of their respective rights in General Intangibles arising out of or constituted by the Partnership Agreements in respect of the
 Pledgors  Partnership Interests; and

         (d) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

                  This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until all the Secured Obligations, now existing or hereafter arising, shall have been paid in full, the Commitments and the Letters of Credit shall have been terminated and the Credit Agreement and the Security Documents shall no longer be in effect.

                  83. Rights of Administrative Agent; Limitations on Administrative Agent's Obligations.

                  (a) Pledgors Remain Liable. Anything herein to the contrary notwithstanding, the Pledgors shall remain liable under Partnership Agreements to observe and perform all the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions thereof. The Administrative Agent shall not have any obligation or liability by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating to any Pledged Collateral pursuant hereto, nor shall the Administrative Agent be obligated in any manner to perform any of the obligations of the Pledgors under or pursuant to the Partnership Agreements or any Account or General Intangible related thereto, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any thereof, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

                  (b) Proceeds. The Administrative Agent hereby authorizes the Pledgors, until the occurrence of an Event of Default and until such Event of Default shall be waived in writing or cured, (i) to collect the Accounts and payments and distributions of any kind in respect of the Pledgors Partnership Interests, and (ii) to retain the Proceeds of such Accounts and other payments and distributions, subject to the terms of Section 7.6 of the Credit Agreement. From and after the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right, but not the obligation, to collect and retain the Accounts and other payments and distributions of any kind in respect of the Pledgors Partnership Interests, as provided in Section 6. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Accounts and other rights to payment and distributions of any kind in respect of the Pledgors Partnership Interests and any Proceeds of such Accounts and other rights to payment and distributions, when and if collected by any Pledgor, shall be forthwith deposited by such Pledgor in the exact form received, duly endorsed by such Pledgor to the Administrative Agent if required, in a Collateral Account and, until so turned over, shall be held by such Pledgor in trust for the Administrative Agent, for the benefit of the Lenders and the Agents, segregated from other funds of the Pledgors.

                  84. Representations and Warranties. The Pledgors hereby represent and warrant that:

         (a) Title; No Other Liens. Except for the Lien granted to the Administrative Agent pursuant to this Agreement and other Permitted Liens, each of the Pledgors owns each item of the Pledged Collateral pledged by it hereunder free and clear of any and all Liens or claims of others. No security agreement or financing statement with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to this Agreement or the other Security Documents. [The Partnership Interests in ACA, L.P. and Mountain set forth in Schedule 1 attached hereto constitute 100% of the partnership interests in each such partnership. The Partnership Interests in Three Rivers set forth in
Schedule 1, together with the 17.25% limited partnership interest of Walter L. Bent and the 7.75% limited partnership interest of Bent & Associates, Inc. in Three Rivers, constitute 100% of the partnership interests in Three Rivers.]*

*        Bracketed language to be excluded in Bent Assignment of Partnership
         Interests.

         (b) Perfected First Priority Liens. Upon giving of appropriate notices pursuant to Article 8 of the Code and in the form of Exhibits A and B to this Agreement with respect to each Partnership Interest and upon the filing of UCC-1 financing statements required to perfect the security interests granted hereunder in Accounts and other rights to payment and distributions of any kind and General Intangibles arising out of the Partnership Agreements in respect of the Pledgors Partnership Interests under the Uniform Commercial Code in effect in each relevant jurisdiction, the Liens granted pursuant to this Agreement shall constitute perfected first priority Liens on and a continuing security interest in the Pledged Collateral in favor of the Administrative Agent for the benefit of the Lenders and the Agents and shall be enforceable as such against all creditors of and purchasers from the Pledgors, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (c) Chief Executive Office. The Pledgors chief executive offices and principal places of business, and the places where the Pledgors keeps their respective books and records, are located at [5 West Third Street, Coudersport, Pennsylvania 16915].

                  85. Covenants. The Pledgors covenant and agree with the Administrative Agent for the benefit of the Lenders and the Agents that until the Secured Obligations are paid in full, the Commitments and Letters of Credit are terminated and the Credit Agreement and the Security Documents shall no longer be in effect:

         (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgors, the Pledgors will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Each Pledgor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of such Pledgor to the extent permitted by applicable law. The Pledgors and the Administrative Agent agree that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement.

         (b) Indemnification. The Pledgors will pay, and save the Administrative Agent, each Lender and each of the other Agents, harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Pledged Collateral or (iii) in connection with the grant and perfection of the security interest contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Administrative Agent, such Lender or such other Agent, as the case may be.

         (c) Maintenance of Records. The Pledgors will keep and maintain at their own cost and expense satisfactory and complete records of the Pledged Collateral, including, without limitation, a record of all payments received and all credits granted.

         (d) Limitation on Liens on Pledged Collateral. The Pledgors will not create, incur or permit to exist, will defend the Pledged Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Pledged Collateral, other than the Liens created hereby and other Permitted Liens, and will defend the right, title and interest of the Administrative Agent for the benefit of the Lenders and the Agents in and to any of the Pledged Collateral against the claims and demands of all Persons whomsoever.
         (e) Further Identification of Pledged Collateral. The Pledgors will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         (f) Changes in Locations, Name, etc. The Pledgors will not, unless they shall give 30 days' written notice to such effect to the Administrative Agent and any filings required under the Uniform Commercial Code in effect in any affected jurisdictions to maintain the perfected security interest granted pursuant to this Agreement shall have been made, (i) change the location of their respective chief executive offices or principal places of business from that specified in Section 4(c) or remove their respective books and records from such location or (ii) change their names, identities or structures to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading.

                  86.    Administrative Agent's Appointment as Attorney-in-Fact.

                  (a) Powers. The Pledgors hereby irrevocably constitute and appoint the Administrative Agent and any officer or agent thereof, to the extent permitted under applicable law, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgors and in the name of the Pledgors or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to secure the Secured Obligations and grant interests in the Pledged Collateral as contemplated by this Agreement, and, without limiting the generality of the foregoing, the Pledgors hereby give the Administrative Agent the power and right, on behalf of the Pledgors, without notice to or assent by the Pledgors, to do the following:

         (i) upon the occurrence and during the continuance of an Event of Default, to exercise all partnership rights, powers and privileges with respect to the Partnership Interests to the same extent as a partner under the Partnership Agreements;

         (ii) upon the occurrence and during the continuance of an Event of Default, in the name of the Pledgors or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under (i) any Account, Instrument or General Intangible owing to the Pledgors as a partner under the Partnership Agreements or (ii) for the payment of any other moneys due to the Pledgors as a partner under the Partnership Agreements and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Partnership Agreement whenever payable;

         (iii) to pay or discharge taxes and Liens levied or placed on the Pledged Collateral; and

         (iv) upon the occurrence and during the continuance of an Event of Default, (a) to direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (b) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of the Pledged Collateral; (c) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Pledged Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any part thereof and to enforce any other right in respect of the Pledged Collateral; (e) to defend any suit, action or proceeding brought against the Pledgors with respect to the Pledged Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in clause (e) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Pledgors expense, at any time, or from time to time, all reasonable acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and the Administrative Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Pledgors might do. The Pledgors hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) Other Powers. The Pledgors also authorize the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

                  (c) No Duty on Administrative Agent's Part. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interests in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgors for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

                  87.   Performance   by   Administrative   Agent  of   Pledgors
Obligations; Rights of Pledgors Prior to an Event of Default. (a) If the Pledgors fail to perform or comply with any of their agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Pledgors to the Administrative Agent on demand and shall constitute Secured Obligations secured hereby.

                  (b) Unless an Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to receive all distributions made pursuant to their respective Partnership Agreements and exercise all voting rights and take all action they are authorized to take thereunder, provided that no distribution shall be made which is prohibited by the Credit Agreement, the Partnership Agreements, any other Loan Document, or any of the other documents executed in connection with the transactions contemplated thereby or hereby; and, provided further, that no vote or other action taken shall impair any of the Pledged Collateral provided to the Administrative Agent pursuant to this Agreement.

                  88. Remedies; Rights Upon Default. (a) If an Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgors or any other Person (all and each of which demands, presentment, protest, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver said Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Lender and any other Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in the Pledgors or any other Person, which right or equity of redemption is hereby waived or released. The Pledgors further agree, at the Administrative Agent's request, to assemble the Pledged Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Pledgors premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Administrative Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations as provided in the Credit Agreement and only after such application and payment in full of the Secured Obligations and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgors. To the extent permitted by applicable law, the Pledgors waive all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Pledged Collateral. If any notice of a proposed sale, or disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in
Section 11 hereof at least 20 days before such sale or disposition.
                  (b) If an Event of Default shall occur and be continuing, the Administrative Agent may (but need not), upon notice to a Pledgor, exercise all voting and other rights of such Pledgor as a limited or general, as the case may be, partner of the Partnerships in respect of which such Pledgor is a partner and exercise all other rights as a limited or general, as the case may be, partner provided under the Partnership Agreements in respect of such Partnership Interests and the Administrative Agent shall receive all permitted distributions, if any, made for the account of such Pledgor as a limited or general, as the case may be, partner under the Partnership Agreements.

                  [(c) The Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Pledged Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent, any Lender or any other Agent to collect such deficiency.]*

*        Bracketed language to be excluded in Bent Assignment of Partnership
         Interests.

                  89. Limitation on Administrative Agent's Duties in Respect of Pledged Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of any Pledged Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgors or otherwise.

                  90. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

                  91. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Pledgors to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) three days after being deposited in the mail, postage prepaid or (iii) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (iv) if by telecopy when received:

         (a) if to the Administrative Agent, at its address or transmission number for notices provided in Section 10.2 of the Credit Agreement;

         (b) if to any Agent other than the Administrative Agent or any Lender, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time in connection with assignments pursuant to Section 10.6 of the Credit Agreement; and

         (c) if to the Pledgors, at their addresses or transmission numbers for notices set forth under their signature below.

                  The Administrative Agent, each Lender, each other Agent and the Pledgors may change their address and transmission numbers for notices by notice in the manner provided in this Section.

                  92. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  93. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  94. No Waiver; Cumulative Remedies. The Administrative Agent shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Lender or any other Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Lender or any other Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, any Lender or any other Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  95. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telecopy or facsimile transmission from the Administrative Agent. This Agreement shall be binding upon the successors and assigns of the Pledgors and shall inure to the benefit of the Administrative Agent, for the benefit of the Lenders and the Agents, and the successors and assigns of the Administrative Agent, the Lenders and the other Agents, provided that the Pledgors may not assign their rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any such purported assignment shall be null and void.

                  96. FCC Approval. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Partnership Interests) pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of any Loan Party without first obtaining the prior approval of the FCC or other federal, state or local Governmental Authority, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC or other federal, state or local Governmental Authority. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local Governmental Authority or instrumentality, the Pledgors will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, the Pledgors will use their best efforts upon the reasonable request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Administrative Agent pursuant hereto of the security interests provided for in this Agreement to the extent, if any, such security interests may be granted under existing statutes or regulations and (ii) for the assignment or transfer of such authorizations, licenses and permits to the Administrative Agent or its designee upon or following the occurrence and continuance of an Event of Default.

                  97. Authority of Administrative Agent. The Pledgors acknowledge that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or nonexercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders and the other Agents, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders and the other Agents with full and valid authority so to act or refrain from acting, and neither the Pledgors nor the Partnerships shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  98. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PLEDGORS HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

                 99. Submission To Jurisdiction: Waivers. Each of the Pledgors hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant to
Section 11;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

                  100. WAIVER OF JURY TRIAL. THE PLEDGORS HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  101.     Counterparts.  This Agreement may be executed by the
Pledgors  on  any  number  of  separate  counterparts   (including  by  telecopy
transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 102. Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto and thereto, respectively, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, the Pledgors have caused this Subsidiary Assignment of Partnership Interests to be duly executed and delivered as of the date first above written.

[AURORA CABLE VISION, INC.,
KALAMAZOO COUNTY CABLEVISION, INC.,
MASS. CABLEVISION, INC.,
VERMILION CABLEVISION, INC.,
PERICLES COMMUNICATIONS
CORPORATION,
MOUNTAIN CABLE COMMUNICATIONS
CORPORATION,
UPPER ST. CLAIR CABLEVISION, INC.,
RIGPAL COMMUNICATIONS, INC.,
MT. LEBANON CABLEVISION, INC.]



By:
Name:
Title:

Address for Notices:
c/o Chelsea Communications, Inc.
5 West Third Street
Coudersport, Pennsylvania 16915
Telecopy: (814) 274-6586

OR



[Walter L. Bent]

Address for Notices:

296 Rockhill Court
Marco Island, Florida 33937
Telecopy: (941) 262-6465


[BENT & ASSOCIATES, INC.]



By:
Name:
Title:

Address for Notices:

2500 North Trail, Suite 222
Naples, Florida 33940
Telecopy: (941) 262-6465




Schedules

Schedule 1 - Description of Partnership Interests

Exhibits

Exhibit A - Transaction  Statement
Exhibit B - Registration Notice

SCHEDULE 1


DESCRIPTION OF PARTNERSHIP INTERESTS


1) All limited and general partnership interests in the Partnerships held by Aurora Cable Vision, Inc. from time to time, including without limitation:
an undivided 14.37% limited partnership interest in ACA, L.P.

2) All limited and general partnership interests in the Partnerships held by Kalamazoo County Cablevision,
Inc. from time to time, including without limitation:
an undivided 10.78% limited partnership interest in ACA, L.P.

3) All limited and general partnership interests in the Partnerships held by Mass. Cablevision, Inc. from time to time, including without limitation:
an undivided 31.09% limited partnership interest in ACA, L.P.

4) All limited and general partnership interests in the Partnerships held by Vermilion Cablevision, Inc.
from time to time, including without limitation:
an undivided 16.33% limited partnership interest in ACA, L.P.

5) All limited and general partnership interests in the Partnerships held by Pericles Communications Corporation from time to time, including without limitation:

an undivided [60%] general partnership interest in Mountain

6) All limited and general partnership interests in the Partnerships held by Mountain Cable Communications Corporation from time to time, including without limitation:

an undivided [.01%] general partnership interest in Mountain

7) All limited and general partnership interests in the Partnerships held by Upper St. Clair Cablevision,
Inc. from time to time, including without limitation:
an undivided 6.84% limited partnership interest in Mountain

8) All limited and general partnership interests in the Partnerships held by Rigpal Communications, Inc. from time to time, including without limitation: an undivided 20.16% limited partnership interest in Mountain

9) All limited and general partnership interests in the Partnerships held by Mt. Lebanon Cablevision, Inc.
from time to time, including without limitation:
an undivided 13% limited partnership interest in Mountain and an undivided 75% general partnership interest in Three Rivers]


[(1)     All limited and general partnership interests in Three Rivers Cable
Associates, L.P. held by Walter L. Bent and/or Bent & Associates, Inc. from time to time including, without limitation the 17.25% limited partnership interest held by Walter L. Bent and the 7.75% limited partnership interest held by Bent & Associates, Inc.]

EXHIBIT A


Transaction Statement

         ____________ __, 199__


To:      [Name of Pledgor]



         Attention:

and

         Toronto Dominion (Texas), Inc., as Administrative Agent 909 Fannin, Suite 1700 Houston, TX 77010 Attention:


                  This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of Toronto Dominion (Texas), Inc., as Administrative Agent:
1. Uncertificated Security: All [limited] [general] partnership interests of [Name of Pledgor], in _________________________, L.P.

2. Registered owner:

[Name of Pledgor]



Attention:

Taxpayer Identification Number:

3. Registered Pledgee:

Toronto Dominion (Texas), Inc.,
as Administrative Agent
909 Fannin, Suite 1700
Houston, TX 77010
Attention:

Taxpayer Identification Number:

4. There are no liens or restrictions of ______________________, L.P., and no adverse claims to which the uncertificated security is or may be subject known to __________________________, L.P.

5. The pledge was registered on _____________ __, 199__.

THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

Very truly yours,

[NAME OF PARTNERSHIP]

By: [NAME OF GENERAL PARTNER],
Managing General Partner



By:
Name:
Title:

EXHIBIT B


______________ __, 199__


To: [ADDRESS]


You are hereby instructed to register the pledge of the following uncertificated security as follows:
All [limited] [general] partnership interests of the undersigned in ______________________________, L.P.
Pledgor Pledgee
[Name of Pledgor] Toronto Dominion (Texas), Inc., as Administrative Agent
909 Fannin, Suite 1700
Houston, TX 77010
Attention: Attention:

Very truly yours,

[NAME OF PARTNERSHIP]

By: [NAME OF GENERAL PARTNER],
Managing General Partner


By:
Name:
Title:

EXHIBIT M

FORM OF TERM NOTE



$_____________    _______________, 1996


                  FOR VALUE RECEIVED, the undersigned, CHELSEA COMMUNICATIONS, INC., a Delaware corporation, NORTHEAST CABLE, INC., a Delaware corporation, KITTANNING CABLEVISION, INC., a Delaware corporation and ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership (each a "Borrower" and, collectively, the "Borrowers"), hereby, jointly and severally, unconditionally promise to pay to the order of _____________________________ (the Lender ) at the Administrative Agent s Office, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) ____________________________ DOLLARS ($_____________), or, if less, (b) the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrowers pursuant to Section 2.2 of the Credit Agreement (as defined below), which sum shall be due and payable on the dates and in the amounts specified in the Credit Agreement, and shall be due and payable in full on or before the Termination Date. The Borrowers further, jointly and severally, unconditionally agree to pay interest in like money at the Administrative Agent s Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.8 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this Term Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each Conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, to Eurodollar Loans having a new Interest Period and, further in the case of Eurodollar Loans, the length of each Interest Period and the applicable Eurodollar Rate with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of any Borrower in respect of such Term Loans or under this Term Note, the Credit Agreement or any other Loan Document.

                  This Term Note (a) is one of the Notes referred to in the Credit Agreement dated as of April ___, 1996 (as amended, supplemented and otherwise modified from time to time, including, without limitation, all extensions, renewals, restatements, rearrangements and refundings thereof, the Credit Agreement ), among the Borrowers, the Lender, the other Lenders from time to time parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Term Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guaranty were granted and the rights of the holder of this Term Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. The Borrowers jointly and severally promise to pay all costs and expenses of the Lender incurred in collecting the Borrowers obligations hereunder or in enforcing or attempting to enforce the Lender s rights hereunder, including, without limitation, reasonable attorneys fees and disbursements, whether or not an action is filed in connection herewith.

                  All parties now and hereafter liable with respect to this Term Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality of any kind, to the fullest extent permitted by applicable Requirements of Law.

                  The joint and several obligations of the Borrowers hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of this Term Note, the Obligations, any other Loan Document or otherwise.
                  Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Credit Agreement.

                  THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

CHELSEA COMMUNICATIONS, INC.



By:
Name:
Title:


NORTHEAST CABLE, INC.



By:
Name:
Title:


KITTANNING CABLEVISION, INC.



By:
Name:
Title:


ROBINSON/PLUM CABLEVISION, L.P.

By: Kittanning Cablevision, Inc.,
General Partner



By:
Name:
Title:

Schedule A to
Term Note

LOANS, CONVERSIONS AND
PAYMENTS OF EURODOLLAR LOANS

   Date          Amount of     Amount of     Interest       Amount of     Amount of     Unpaid
                 Eurodollar    ABR Loans     Period and     Eurodollar    Principal     Principal
                 Loans Made    Converted     Eurodollar     Loans         Repaid        Balance of
                               into          Rate with      Converted                   Eurodollar   Notation
                               Eurodollar    Respect        into ABR                    Loans        Made by
                               Loans         Thereto        Loans






Schedule B to
Term Note

LOANS, CONVERSIONS AND
PAYMENTS OF ABR LOANS

   Date           Amount of       Amount of       Amount of ABR   Amount of       Unpaid            Notation
                  ABR  Loan Made  Eurodollar      Loans           Principal       Principal         Made by
                  Loan Made       Loans           Converted       Repaid          Balance of
                                  Converted       into                            ABR Loans
                                  into ABR        Eurodollar
                                  Loans           Loans







26


                                                       - 5 -
Schedule 4.2


EXHIBIT 5.1(d)

FORM OF BORROWING CERTIFICATE


                  Pursuant to Section 5.1(d) of the Credit Agreement, dated as of April __, 1996, among Chelsea Communications, Inc., a Delaware corporation ( Chelsea ), Northeast Cable, Inc., a Delaware corporation ( Northeast ), Kittanning Cablevision, Inc., a Delaware corporation ( Kittanning ) and Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership ( Robinson ), as the Borrowers, the several Lenders from time to time parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"), the undersigned, [________________________] and [_______________________] of, and on behalf of, each of Chelsea, Northeast, Kittanning and Robinson (the "Borrowers"), hereby certify as follows:

                    6. The representations and warranties of the Borrowers and the Restricted Subsidiaries set forth in the Credit Agreement, the Security Documents and each of the other Loan Documents or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement, the Security Documents or any of the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date;

                  7. No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans or the issuance of the Letters of Credit, if any, requested to be made on the date hereof and the consummation of the transactions contemplated by the Loan Documents;

                  8. There are no liquidation or dissolution proceedings pending or to our knowledge threatened against any of the Borrowers or any of their Subsidiaries, nor has any other event occurred affecting or threatening (i) the corporate existence of Chelsea, Northeast or Kittaning or any of their Subsidiaries or (ii) the existence of Robinson;

                  9. Chelsea, Northeast and Kittanning are corporations duly organized and validly existing under the laws of Delaware; and

                  10. Robinson is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.

                  Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as so defined.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the undersigned have set our names and affixed the corporate seal unto this Borrowing Certificate.


[CORPORATE SEAL] CHELSEA COMMUNICATIONS, INC.




By:
Name:
Executive Vice President



By:
Name:
Assistant Secretary




[CORPORATE SEAL] NORTHEAST CABLE, INC.



By:
Name:
Executive Vice President



By:
Name:
Assistant Secretary

[CORPORATE SEAL] KITTANNING CABLEVISION, INC.



By:
Name:
Executive Vice President



By:
Name:
Assistant Secretary


[CORPORATE SEAL] ROBINSON/PLUM CABLEVISION, L.P.

By: Kittanning Cablevision, Inc.,
General Partner



By:
Name:
Executive Vice President



By:
Name:
Assistant Secretary


Date: , 1996

SCHEDULE 4.2

JURSIDICTIONS OF FORMATION AND QUALIFICATION


                                                 Jurisdiction of
         Name                                    Formation                   Qualifications

Adelphia Cablevision Associates, L.P.            Pennsylvania                Massachusetts,
                                                                             New York, Ohio, Michigan

Aurora Cable Vision, Inc.                        New York                    --

Better TV, Inc. of Bennington                    Vermont                     --

Campbell Communications, Inc.                    Massachusetts               --

Chautauqua County Cable Vision, Inc.             New York                    --
                                                                             --
Chelsea Communications, Inc.                     Delaware                    Pennsylvania,
                                                                             Massachusetts,
                                                                             Michigan, Ohio,
                                                                             Florida

Harbor Vue Cable TV, Inc.                        New York                    --

Hoosick Cablevision, Inc.                         New York                   --

Kalamazoo County Cablevision, Inc.               Michigan                    --

Kittanning Cablevision, Inc.                     Delaware                    Pennsylvania

Mass. Cablevision, Inc.                          Massachusetts               --

Mountain Cable Communications Corporation        Delaware                    Massachusetts,
                                                                             New York, Vermont

Mountain Cable Company                           Vermont                     Massachusetts,
                                                 [Town of Williston, VT]     New York






                                                 Jurisdiction of
         Name                                    Formation                   Qualifications

Mt. Lebanon Cablevision, Inc.                    Pennsylvania                Ohio

Multi-Channel T.V. Cable Company                 Ohio                        Pennsylvania,
                                                                             Virginia

Northeast Cable, Inc.                            Delaware                    Pennsylvania

Pericles Communications Corporation              Delaware                    Massachusetts,
                                                                             New York, Vermont

Rigpal Communications, Inc.                      Pennsylvania                --

Robinson/Plum Cablevision, L.P.                  Pennsylvania                --

South Shore Cablevision, Inc.                    Massachusetts               --

Three Rivers Cable Associates, L.P.              Pennsylvania                Ohio

Upper St. Clair Cablevision, Inc.                Pennsylvania                --

Vermilion Cable Communications, Inc.             Ohio                        --

SCHEDULE 4.3


NECESSARY CONSENTS


NONE

SCHEDULE 4.5


CERTAIN LITIGATION


NONE

Schedule 4.14

SCHEDULE 4.14


SUBSIDIARIES


1.       A.       Subsidiaries of Chelsea Communications, Inc.

Adelphia Cablevision Associates, L.P.
Aurora Cable Vision, Inc.
Better TV, Inc. of Bennington
Campbell Communications, Inc.
Chautauqua County Cable Vision, Inc.
Harbor Vue Cable TV, Inc.
Hoosick Cablevision, Inc.
Kalamazoo County Cablevision, Inc.
Mass. Cablevision, Inc.
Mt. Lebanon Cablevision, Inc.
Multi-Channel T.V. Cable Company
Pericles Communications Corporation
Rigpal Communications, Inc.
South Shore Cablevision, Inc.
Upper St. Clair Cablevision, Inc.
Vermilion Cable Communications, Inc.

B.       Subsidiaries of Kittanning Cablevision, Inc.

Robinson/Plum Cablevision, L.P.

C.       Subsidiaries of Northeast Cable, Inc.

None.

D.       Subsidiaries of Robinson/Plum Cablevision, L.P.

None.

E.       Subsidiaries of Pericles Communications Corporation

Mountain Cable Communications Corporation
Mountain Cable Company

F.       Subsidiaries of Mountain Cable Communications Corporation

Mountain Cable Company

G.       Subsidiaries of Mt. Lebanon Cablevision, Inc.

Three Rivers Cable Associates, L.P.

2.       Ownership of Capital Securities of Borrower and Subsidiaries

                                        Amount and Type
                                        of Issued and Outstanding
                                        Capital Securities
Subsidiary or Borrower                                                     Issued To/Owned By

Northeast Cable, Inc.                   850 Shares of                      Adelphia Communications Corporation
                                        Common Stock
Northeast Cable, Inc.                   45 Shares of                       Joseph S. Gans, Sr. and Irene F. Gans
                                        Common Stock
Northeast Cable, Inc.                   7.5 Shares of                      Joseph S. Gans, Sr.
                                        Common Stock
Northeast Cable, Inc.                   7.5 Shares of                      Irene F. Gans
                                        Common Stock
Northeast Cable, Inc.                   45 Shares of                       Joseph S. Gans, III
                                        Common Stock
Northeast Cable, Inc.                   45 Shares of                       Janice Gans Moisey
                                        Common Stock
Kittanning Cablevision, Inc.            1,000 Shares of                    Adelphia Communications Corporation
                                        Common Stock
Chelsea Communications, Inc.            500 Shares of                      Adelphia Communications Corporation
                                        Common Stock
Aurora Cable Vision, Inc.               100 Shares of                      Chelsea Communications, Inc.
                                        Common Stock
Better TV, Inc. of Bennington           7,000 Shares of                    Chelsea Communications, Inc.
                                        Common Stock
Campbell Communications, Inc.           1,250 Shares of                    Chelsea Communications, Inc.
                                        Common Stock





                                        Amount and Type
                                        of Issued and Outstanding
                                        Capital Securities
Subsidiary or Borrower                                                     Issued To/Owned By
- ----------------------                                                     ------------------
Chautauqua County Cable Vision, Inc.    50 Shares of                       Chelsea Communications, Inc.
                                        Common Stock
Harbor Vue Cable TV, Inc.               50 Shares of                       Chelsea Communications, Inc.
                                        Common Stock
Hoosick Cablevision, Inc.               100 Shares of                      Chelsea Communications, Inc.
                                        Common Stock
Kalamazoo County Cablevision, Inc.      500 Shares of                      Chelsea Communications, Inc.
                                        Common Stock
Mass. Cablevision, Inc.                 7,485 Shares of                    Chelsea Communications, Inc.
                                        Common Stock
Mt. Lebanon Cablevision, Inc.           100 Shares of                      Chelsea Communications, Inc.
                                        Common Stock
Multi-Channel T.V. Cable Company        6,135 Shares of                    Chelsea Communications, Inc.
                                        Common Stock
Pericles Communications Corporation     1,000 Shares of                    Chelsea Communications, Inc.
                                        Common Stock
Rigpal Communications, Inc.             100 Shares of                      Chelsea Communications, Inc.
                                        Common Stock
South Shore Cablevision, Inc.           1,000 Shares of                    Chelsea Communications, Inc.
                                        Common Stock
Upper St. Clair Cablevision, Inc.       100 Shares of                      Chelsea Communications, Inc.
                                        Common Stock
Vermilion Cable Communications, Inc.    100 Shares of                      Chelsea Communications, Inc.
                                        Common Stock
Mountain Cable Communications           500,000 Shares of                  Pericles Communications Corporation
Corporation                             Common Stock





                                        Amount and Type
                                        of Issued and Outstanding
                                        Capital Securities
Subsidiary or Borrower                                                     Issued To/Owned By
- ----------------------                                                     ------------------
Robinson/Plum Cablevision, L.P.         1% General                         Kittanning Cablevision, Inc.
                                        Partner Interest
Robinson/Plum Cablevision, L.P.         99% Limited                        Northeast Cable, Inc.
                                        Partner Interest
Adelphia Cablevision Associates, L.P.   27.43% General                     Chelsea Communications, Inc.
                                        Partner Interest
Adelphia Cablevision Associates, L.P.   14.37% Limited                     Aurora Cable Vision, Inc.
                                        Partner Interest
Adelphia Cablevision Associates, L.P.   10.78% Limited                     Kalamazoo County Cablevision, Inc.
                                        Partner Interest
Adelphia Cablevision Associates, L.P.   31.09% Limited                     Mass. Cablevision, Inc.
                                        Partner Interest
Adelphia Cablevision Associates, L.P.   16.33% Limited                     Vermilion Cable Communications, Inc.
                                        Partner Interest
Mountain Cable Company                  60% Managing General Partner       Pericles Communications Corporation
                                        Interest Prior to Payout; 59.99%
                                        Managing General Partner
                                        Interest After Payout
Mountain Cable Company                  .01% General Partner Interest      Mountain Cable Communications Corporation
                                        After Payout
Mountain Cable Company                  6.84% Limited                      Upper St. Clair Cablevision, Inc.
                                        Partner Interest
Mountain Cable Company                  20.16% Limited                     Rigpal Communications, Inc.
                                        Partner Interest
Mountain Cable Company                  13% Limited                        Mt. Lebanon Cablevision, Inc.
                                        Partner Interest





                                        Amount and Type
                                        of Issued and Outstanding
                                        Capital Securities
Subsidiary or Borrower                                                     Issued To/Owned By
- ----------------------                                                     ------------------
Three Rivers Cable Associates, L.P.     75% General                        Mt. Lebanon Cablevision, Inc.
                                        Partner Interest
Three Rivers Cable Associates, L.P.     17.25% Limited                     Walter L. Bent
                                        Partner Interest
Three Rivers Cable Associates, L.P.     7.75% Limited                      Bent & Associates, Inc.
                                        Partner Interest

SCHEDULE 4.19


ENVIRONMENTAL MATTERS



NONE

                                                      - 25 -
Schedule 4.21


SCHEDULE 4.21


SYSTEMS AND FRANCHISES


1.       CATV SYSTEMS

         CATV Systems are operated in the following communities pursuant to the following Franchises:

A.       ADELPHIA CABLEVISION ASSOCIATES, L.P.

         Franchisor                                                           Expiration Date

Town of Falmouth, Massachusetts                                               December 30, 1999
Town of Aurora, New York                                                      September 6, 1999
Town of Colden, New York                                                      December 31, 2000
Town of Holland, New York                                                     October 9, 2000
Town of Wales, New York                                                       March 11, 1997
City of Galesburg, Township of Richland, Village of Richland, Township of     October 21, 2000
Charleston and Township of Ross, Michigan
Township of Barry, Michigan                                                   August 2, 1998
Township of Comstock, Michigan                                                August 30, 2005
Village of Mattawan, Michigan                                                 June 20, 2003
Township of Prairieville, Michigan                                            February 7, 1999
Township of Vermilion, Ohio                                                   June 5, 1997
City of Vermilion, Ohio                                                       July 6, 2002
Township of Florence, Ohio                                                    September 15, 2002
Borough of Delmont, Pennsylvania                                              January 1, 2008





         Franchisor                                                           Expiration Date

Borough of Export, Pennsylvania                                               May 6, 1994
                                                                              (Renewal Pending)
Township of Loyalhanna, Pennsylvania                                          June 6, 2004
Municipality of Murrysville, Pennsylvania                                     July 19, 2008
Township of Salem, Pennsylvania                                               June 9, 2004
Township of Washington, Pennsylvania                                          February 13, 2002

B.       BETTER TV, INC. OF BENNINGTON

         Franchisor                                                           Expiration Date

Certificate  of Public Good from the Vermont Public Service Board to Operate Not
Stated a Cable Television System in the Village and Town of Bennington, Village of Old Bennington, Village of North Bennington and Town of Shaftsbury, Vermont
Certificate  of Public Good from the Vermont Public Service Board to Operate Not
Stated a Cable Television System in the Towns of Pownal and Woodford, Vermont


C.       CAMPBELL COMMUNICATIONS, INC.

         Franchisor                                                           Expiration Date

Town of Carver, Massachusetts                                                 June 23, 1997
Town of Duxbury, Massachusetts                                                November 25, 2004
Town of Kingston, Massachusetts                                               February 12, 1997
Town of Plymouth, Massachusetts                                               March 3, 1996
                                                                              (Renewal Pending)






D.       CHAUTAUQUA COUNTY CABLE VISION, INC.

         Franchisor                                                           Expiration Date

Village of Forestville, New York                                              January 30, 1999
Town of Hanover, New York                                                     January 30, 1999
Village of Silver Creek, New York                                             January 30, 1999

E.       HARBOR VUE CABLE T.V., INC.

         Franchisor                                                           Expiration Date

City of Dunkirk, New York                                                     August 23, 2000
Town of Dunkirk, New York                                                     January 1, 2001
Town of Pomfret, New York                                                     February 8, 1998
Town of Portland, New York                                                    September 1, 2001
Town of Sheridan, New York                                                    September 5, 2001

F.       HOOSICK CABLEVISION, INC.

         Franchisor                                                           Expiration Date

Town of Hoosick, New York                                                     June 5, 1996
Village of Hoosick Falls, New York                                            March 25, 1996
                                                                              (Renewal Pending)

G.       KITTANNING CABLEVISION, INC.

         Franchisor                                                           Expiration Date

Borough of Applewold, Pennsylvania                                            April 7, 2005
Township of Cadogan, Pennsylvania                                             October 4, 2009
Township of East Franklin, Pennsylvania                                       July 31, 2004





         Franchisor                                                           Expiration Date

Borough of Ford City, Pennsylvania                                            Year to Year
Borough of Ford Cliff, Pennsylvania                                           September 30, 2001
Borough of Freeport, Pennsylvania                                             March 9, 2016
Borough of Hawthorne, Pennsylvania                                            September 10, 1999
Borough of Kittanning, Pennsylvania                                           Year to Year
Township of Kittanning, Pennsylvania                                          Year to Year
Township of Manor, Pennsylvania                                               October 23, 2000
Borough of New Bethlehem, Pennsylvania                                        May 9, 2004
Township of North Buffalo, Pennsylvania                                       August 5, 1978
                                                                              (Year to Year Thereafter)
Township of Porter, Pennsylvania                                              June 8, 1997
Township of Rayburn, Pennsylvania                                             February 27, 1997
Township of Redbank, Pennsylvania                                             September 13, 1999
Borough of South Bethlehem, Pennsylvania                                      September 6, 1995
                                                                              (Renewal Pending)
Township of West Franklin, Pennsylvania                                       August 3, 2002
Borough of West Kittanning, Pennsylvania                                      Year to Year
Borough of Worthington, Pennsylvania                                          December 2, 1999






H.       MOUNTAIN CABLE COMPANY

         Franchisor                                                           Expiration Date


Certificate of Public Good from the Vermont Public Service Board to Operate   January 28, 2005
a Cable Television System in the Town of Clarendon, Vermont
Certificate of Public Good from the Vermont Public Service Board to Operate   September 23, 1999
a Cable Television System in the Towns of Danby and Mt. Tabor, Vermont
Certificate of Public Good from the Vermont Public Service Board to Operate   November 23, 2004
a Cable Television System in the Towns of Calais, East Montpelier and
Worcester, Vermont
Certificate of Public Good from the Vermont Public Service Board to Operate   September 23, 1999
a Cable Television System in the Towns of Leicester and Brandon (including the Village of Forest Dale), Vermont
Certificate of Public Good from the Vermont Public Service Board to Operate   September 23, 1999
a Cable Television System in the Towns of Berlin, Bethel, Braintree,
Brandon, Colchester, Duxbury, East Middlebury, Essex, Mendon, Middlebury,
Middlesex, Moretown, Proctor, Randolph, Rochester, Rutland, St. George,
Wallingford, Waterbury, West Rutland, Weybridge, Williston, the Villages of
Essex Junction, Middlebury, Randolph, Waterbury, and the Cities of
Burlington, Montpelier, Rutland, South Burlington, and Winooski, Vermont
Town of Adams, Massachusetts                                                  October 25, 2003
Town of Cheshire, Massachusetts                                               October 25, 2003
Town of Clarksburg, Massachusetts                                             October 25, 2003
City of North Adams, Massachusetts                                            October 25, 2003
Town of Altamount, New York                                                   June 9, 1996
Town of Brighton, New York                                                    January 13, 2003
Town of Franklin, New York                                                    June 6, 2000





         Franchisor                                                           Expiration Date


Town of Harrietstown, New York                                                April 23, 1996
Village of Lake Placid, New York                                              September 16, 2002
Town of North Elba, New York                                                  October 17, 2006
Village of Saranac Lake, New York                                             May 31, 1996
Town of St. Armand, New York                                                  March 10, 1997
Village of Tupper Lake, New York                                              September 1, 1996
Town of Williamstown, New York                                                December 26, 2003


I.       MT. LEBANON CABLEVISION, INC.

         Franchisor                                                           Expiration Date

Municipality of Mt. Lebanon, Pennsylvania                                     November 3, 1995
                                                                              (Renewal Pending)


J.       MULTI-CHANNEL T.V. CABLE COMPANY

         Franchisor                                                           Expiration Date

Village of Belleville, Ohio                                                   November 7, 2004
Township of Berkshire, Ohio                                                   March 13, 2004
City of Bucyrus, Ohio                                                         May 20, 2004
Village of Butler, Ohio                                                       July 17, 2006
Village of Cardington, Ohio                                                   July 18, 2013
Village of Croton, Ohio                                                       June 6, 2013
Village of Danville, Ohio                                                     August 17, 2003





         Franchisor                                                           Expiration Date

Village of Edison, Ohio                                                       May 9, 2002
Village of Fredericktown, Ohio                                                October 15, 2002
Township of Hartford, Ohio                                                    December 19, 2003
Village of Johnstown, Ohio                                                    June 18, 1994
                                                                              (Renewal Pending)
Township of Kingston, Ohio                                                    March 6, 2004
Village of Lexington, Ohio                                                    April 16, 1997
Village of Lucas, Ohio                                                        March 1, 2003
City of Mansfield, Ohio                                                       December 30, 1999
Village of Mifflin, Ohio                                                      November 5, 2001
Village of Mt. Gilead, Ohio                                                   December 16, 2001
Village of Ontario, Ohio                                                      November 30, 1999
Township of Porter, Ohio                                                      November 22, 2003
City of Shelby, Ohio                                                          October 5, 2002
Village of Sunbury, Ohio                                                      August 4, 2009
Village of Tiro, Ohio                                                         June 29, 2013
Township of Trenton, Ohio                                                     December 29, 2003
City of Charlottesville, Virginia                                             June 15, 1997
County of Henry, Virginia                                                     January 24, 1997
City of Martinsville, Virginia                                                January 1, 1997
Town of Ridgeway, Virginia                                                    November 2, 1996
City of Staunton, Virginia                                                    March 24, 2002
City of Waynesboro, Virginia                                                  December 2, 1997


K.       NORTHEAST CABLE, INC.

         Franchisor                                                           Expiration Date

Township of Abington, Pennsylvania                                            June 26, 2004
Borough of Archbald, Pennsylvania                                             August 29, 2005
Township of Benton, Pennsylvania                                              June 1, 2010
Borough of Blakely, Pennsylvania                                              June 19, 2004
Borough of Clarks Green, Pennsylvania                                         January 8, 2005
Borough of Clarks Summit, Pennsylvania                                        June 7, 2004
Township of Clinton, Pennsylvania                                             December 12, 2005
Township of Covington, Pennsylvania                                           December 1, 2007
Borough of Dalton, Pennsylvania                                               May 10, 2005
Borough of Dunmore, Pennsylvania                                              January 1, 2000
Borough of Dupont, Pennsylvania                                               October 11, 1998
Borough of Duryea, Pennsylvania                                               August 8, 2005
Township of Elmhurst, Pennsylvania                                            May 2, 2004
Township of Exeter, Luzerne County, Pennsylvania                              March 5, 2005
Township of Exeter, Wyoming County, Pennsylvania                              July 6, 2003
Borough of Factoryville, Pennsylvania                                         September 13, 2004
Township of Glenburn, Pennsylvania                                            September 17, 2005
Borough of Hughestown, Pennsylvania                                           March 12, 2005





         Franchisor                                                           Expiration Date

Township of Jefferson, Pennsylvania                                           October 9, 2005
Township of Jenkins, Pennsylvania                                             May 7, 1999
Borough of Jessup, Pennsylvania                                               April 5, 1997
Borough of Laflin, Pennsylvania                                               January 13, 2001
Township of LaPlume, Pennsylvania                                             April 12, 2005
Township of Madison, Pennsylvania                                             November 5, 1999
Borough of Moscow, Pennsylvania                                               October 2, 2004
Township of Newton, Pennsylvania                                              September 11, 2010
Borough of Nicholson, Pennsylvania                                            May 4, 1996
Township of Nicholson, Pennsylvania                                           February 3, 2007
Township of North Abington, Pennsylvania                                      June 28, 1997
Borough of Olyphant, Pennsylvania                                             April 3, 1998
City of Pittston, Pennsylvania                                                August 9, 2004
Township of Pittston, Pennsylvania                                            July 28, 2004
Township of Ransom, Pennsylvania                                              December 13, 2005
Township of Roaring Brook, Pennsylvania                                       September 15, 2004
Township of Scott, Pennsylvania                                               August 1, 2005
Township of South Abington, Pennsylvania                                      May 8, 2004
Township of Spring Brook, Pennsylvania                                        June 11, 1996
Borough of West Pittston, Pennsylvania                                        June 5, 2005
Borough of Yatesville, Pennsylvania                                           November 15, 1998






L.       RIGPAL COMMUNICATIONS, INC.

         Franchisor                                                           Expiration Date

Borough of Homestead, Pennsylvania                                            August 14, 1997
Borough of Munhall, Pennsylvania                                              October 20, 2008
Borough of Pleasant Hills, Pennsylvania                                       September 15, 1993
                                                                              (Renewal Pending)
Borough of West Homestead, Pennsylvania                                       February 9, 1998
Borough of West Mifflin, Pennsylvania                                         October 8, 1993
                                                                              (Renewal Pending)
Borough of Whitaker, Pennsylvania                                             August 1, 1993
                                                                              (Renewal Pending)


M.       ROBINSON/PLUM CABLEVISION, L.P.

         Franchisor                                                           Expiration Date

Township of Adams, Pennsylvania                                               September 23, 2006
Township of Blacklick, Pennsylvania                                           December 20, 2007
Township of Croyle, Pennsylvania                                              October 1, 2007
Borough of East Conemaugh, Pennsylvania                                       November 1, 2004
Township of Jackson, Pennsylvania                                             November 9, 1998
Borough of Nanty Glo, Pennsylvania                                            October 1, 2011
Borough of Paint, Pennsylvania                                                December 12, 2008
Township of Paint, Pennsylvania                                               October 23, 2011
Township of Pine, Pennsylvania                                                June 6, 2009
Borough of Plum, Pennsylvania                                                 July 10, 2005
Borough of Portage, Pennsylvania                                              August 14, 2006





         Franchisor                                                           Expiration Date

Township of Portage, Pennsylvania                                             September 12, 2006
Township of Robinson, Pennsylvania                                            December 14, 2010
Borough of Scalp Level, Pennsylvania                                          September 20, 2011
Township of Summerhill, Pennsylvania                                          May 17, 2011
Township of Upper Burrell, Pennsylvania                                       July 8, 1997
Borough of Vintondale, Pennsylvania                                           October 1, 2011
Township of Washington, Cambria County, Pennsylvania                          March 13, 2011
Township of Washington, Westmoreland County, Pennsylvania                     January 1, 2005
Borough of Windber, Pennsylvania                                              December 16, 2008


N.       SOUTH SHORE CABLEVISION, INC.

         Franchisor                                                           Expiration Date

Town of Marshfield, Massachusetts                                             December 14, 1995
                                                                              (Renewal Pending)


O.       THREE RIVERS CABLE ASSOCIATES, L.P.

         Franchisor                                                           Expiration Date

Village of Alexandria, Ohio                                                   January 11, 1999
Village of Centerburg, Ohio                                                   March 7, 1998
Township of Clinton, Ohio                                                     December 31, 2000
Township of Etna, Ohio                                                        September 19, 1998
Village of Gambier, Ohio                                                      February 15, 2000





         Franchisor                                                           Expiration Date

Village of Gratiot, Ohio                                                      May 31, 2001
Township of Harrison, Ohio                                                    October 1, 1998
Township of Howard, Ohio                                                      November 1, 1998
Village of Junction City, Ohio                                                September 7, 2000
Village of Kirkersville, Ohio                                                 September 1, 1998
Township of Licking, Ohio                                                     August 20, 1999
Township of Mount Pleasant, Ohio                                              July 9, 1996
City of Mount Vernon, Ohio                                                    December 31, 2000
City of New Lexington, Ohio                                                   November 4, 2000
County of Perry, Ohio                                                         November 27, 2003
Village of Rushville, Ohio                                                    April 10, 1999
Village of Somerset, Ohio                                                     January 3, 2000
Township of Thorn, Ohio                                                       July 10, 1996
Village of Thornville, Ohio                                                   May 20, 2005
Village of Utica, Ohio                                                        July 11, 1998
Township of Walnut, Ohio                                                      June 20, 1999
Village of West Rushville, Ohio                                               April 18, 1999
Borough of Georgetown, Pennsylvania                                           November 16, 1998
Township of Greene, Pennsylvania                                              January 27, 2002
Borough of Hookstown, Pennsylvania                                            October 9, 2001
Township of Independence, Pennsylvania                                        July 1, 2001
Borough of Midway, Pennsylvania                                               August 9, 2001





         Franchisor                                                           Expiration Date

Township of Potter, Pennsylvania                                              October 9, 1995
                                                                              (Renewal Pending)
Township of Raccoon, Pennsylvania                                             April 14, 1996
Township of Robinson, Pennsylvania                                            March 5, 1999


P.       UPPER ST. CLAIR CABLEVISION, INC.

         Franchisor                                                           Expiration Date

Township of Upper St. Clair, Pennsylvania                                     June 10, 1995
                                                                              (Renewal Pending)



2.       SMATV SYSTEMS

         None.


3.       FCC LICENSES

A.       ADELPHIA CABLEVISION ASSOCIATES, L.P.

Type of                                Call Sign
License                                and Location                               Expiration Date

Business                               KNHM391                                    April 15, 1997
Radio                                  Richland, MI
TVRO                                   E4086                                      March 5, 2002
                                       Murrysville, PA
TVRO                                   E5926                                      July 8, 2003
                                       Vermilion, OH
TVRO                                   E6003                                      July 22, 2003
                                       Ross, MI





Type of                                Call Sign                                  Expiration Date
License                                and Location
TRVO                                   E864088                                    December 26, 1996
                                       Aurora, NY

TVRO                                   WJ42                                       December 2, 2003
                                       Falmouth, MA


B.       BETTER TV, INC. OF BENNINGTON

Type of                                Call Sign
License                                and Location                               Expiration Date

Business                               WNJN247                                    July 30, 1997
Radio                                  Bennington, VT
TVRO                                   E860184                                    March 28, 2006
                                       Bennington, VT


C        CAMPBELL COMMUNICATIONS, INC.

Type of                                Call Sign                                      Expiration Date
License                                and Location
Business                               KNCJ661                                        January 12, 1997
Radio                                  Plymouth, MA
TVRO                                   E3073                                          May 20, 2001
                                       Plymouth, MA


D.       HARBOR VUE CABLE TV, INC.

Type of                                Call Sign                                      Expiration Date
License                                and Location
TVRO                                   E2544                                          November 26, 2000
                                       Dunkirk, NY
Type of                                Call Sign                                      Expiration Date
License                                and Location
TVRO                                   E890830                                        August 25, 1999
                                       Dunkirk, NY


E.       KITTANNING CABLEVISION, INC.

Type of                                Call Sign                                      Expiration Date
License                                and Location
Business                               KIW245                                         July 30, 1997
Radio                                  Kittanning, PA


F.       MOUNTAIN CABLE COMPANY

Type of                                Call Sign                                      Expiration Date
License                                and Location
CARS                                   WGZ335                                         March 1, 1997
                                       Harrietstown, NY
CARS                                   WGZ413                                         February 1, 1998
                                       Saranac Lake, NY
Business                               KST395                                         January 9, 1997
Radio                                  Rutland, VT
Business                               KST400                                         April 25, 1998
Radio                                  Williston, VT
Business                               KST750                                         March 14, 2000
Radio                                  North Adams, MA
Business                               KVH831                                         March 14, 2000
Radio                                  Saranac Lake, NY
Business                               KVH832                                         March 14, 2000
Radio                                  Berlin, VT





Type of                                Call Sign                                      Expiration Date
License                                and Location
TVRO                                   E3490                                          August 31, 2001
                                       North Adams, MA
TVRO                                   E3533                                          November 30, 2001
                                       Saranac Lake, NY
TVRO                                   E3534                                          September 18, 2001
                                       Berlin, VT
TVRO                                   E3930                                          December 31, 2001
                                       Rutland, VT
TVRO                                   E3931                                          December 31, 2001
                                       Middlebury, VT
TVRO                                   E4438                                          July 2, 2002
                                       Waterbury, VT
TVRO                                   E4439                                          July 2, 2002
                                       Randolph, VT
TVRO                                   E4853                                          October 1, 2002
                                       Burlington, VT
TVRO                                   E900789                                        October 19, 2000
                                       South Burlington, VT
TVRO                                   E910277                                        June 7, 2001
                                       Rutland, VT


G.       MULTI-CHANNEL T.V. CABLE COMPANY

Type of                                Call Sign
License                                and Location                                   Expiration Date

Business                               KET656                                         March 5, 1997
Radio                                  Charlottesville, VA
Business                               KNFD971                                        March 26, 1997
Radio                                  Collinsville, VA





Type of                                Call Sign                                      Expiration Date
License                                and Location
Business                               KNHJ962                   Bucyrus/Shelby, OH   January 8, 2001
Radio
Business                               WNFD851                                        March 19, 2001
Radio                                  Staunton, VA
Business                               WNPH274                                        May 10, 1999
Radio                                  Marengo, OH
Business                               WNQJ943                                        January 9, 2000
Radio                                  Mansfield, OH
Business                               WXX361                                         August 15, 1998
Radio                                  Fredericktown, OH
TVRO                                   E2022                                          March 28, 2006
                                       Staunton, VA
TVRO                                   E2471                                          October 14, 2000
                                       Charlottesville, VA
TVRO                                   E4472                                          July 30, 2002
                                       Charlottesville, VA
TVRO                                   E5271                                          February 18, 2003
                                       Mount Gilead, OH
TVRO                                   E7451                                          July 27, 2004
                                       Fredericktown, OH
TVRO                                   E950049                                        November 7, 2004
                                       Sunbury, OH
TVRO                                   E950352                                        May 26, 2005
                                       Palmyra, VA
TVRO                                   WD20                                           November 5, 1999
                                       Mansfield, OH
TVRO                                   WM45                                           January 2, 2002
                                       Bucyrus, OH





Type of                                Call Sign                                      Expiration Date
License                                and Location
TVRO                                   WM46                                           January 2, 2002
                                       Shelby, OH
TVRO                                   WM92                                           January 22, 2002
                                       Waynesboro, VA
TVRO                                   WM93                                           January 22, 2002
                                       Martinsville, VA
TVRO                                   WT39                                           February 25, 2003
                                       Sunbury, OH

TVRO                                   WX41                                           February 18, 2003
                                       Johnston, OH


H.       NORTHEAST CABLE, INC.

Type of                                Call Sign                                      Expiration Date
License                                and Location
CARS                                   WAN549                                         February 1, 2000
                                       Scranton, PA
Private Operational Fixed Microwave    WNEP297                                        April 14, 1997
Service                                Scranton, PA
Private Operational Fixed Microwave    WNEP298                                        April 14, 1997
Service                                Scranton, PA
TVRO                                   E3049                                          May 13, 2001
                                       Scrub Oak, PA


I.       RIGPAL COMMUNICATIONS, INC.

Type of                                Call Sign                                      Expiration Date
License                                and Location

TVRO                                   E6002                                          July 22, 2003
                                       Pittsburgh, PA


J.       ROBINSON/PLUM CABLEVISION, L.P.

Type of                                Call Sign                                      Expiration Date
License                                and Location
Business                               WNRD844                                        January 23, 2000
Radio                                  Monroeville, PA
Business                               WNZK769                                        May 26, 1997
Radio                                  Pavia/Nanty Glo, PA
TVRO                                   E7359                                          July 13, 2004
                                       Windber, PA
TVRO                                   E7361                                          July 13, 2004
                                       Portage, PA
TVRO                                   E7373                                          July 13, 2004
                                       Adams-Croyle, PA
TVRO                                   E7374                                          July 13, 2004
                                       Nanty Glo, PA
TVRO                                   E7383                                          July 13, 2004
                                       East Conemaugh, PA
TVRO                                   E7531                                          August 24, 2004
                                       Robinson, PA
TVRO                                   E950015                                        October 25, 2004
                                       Pittsburgh, PA


K.       SOUTH SHORE CABLEVISION, INC.

Type of                                Call Sign                                      Expiration Date
License                                and Location
Business                               KNHD560                                        November 4, 1996
Radio                                  Marshfield, MA
TVRO                                   E865079                                        December 26, 1996
                                       Marshfield, MA


L.       THREE RIVERS CABLE ASSOCIATES, L.P.

Type of                                Call Sign                                  Expiration Date
License                                and Location
Business                               KNCN337                                    May 17, 1999
Radio                                  Mt. Vernon, OH
Business                               WNQW591                                    June 22, 1999
Radio                                  Thornville, OH
TVRO                                   E7468                                      August 3, 2004
                                       New Lexington, OH
TVRO                                   E859631                                    September 13, 2005
                                       Centerburg, OH
TVRO                                   E859632                                    September 13, 2005
                                       Utica, OH
TVRO                                   E859633                                    September 31, 2005
                                       Mt. Sterling, OH
TVRO                                   E859933                                    October 11, 2005
                                       Kirkersville, OH
TVRO                                   E860333                                    April 18, 1996
                                       Gambier-Howard, OH                         (renewal application
                                                                                  pending)
TVRO                                   E860497                                    May 16, 1996
                                       Thornville, OH
Type of                                Call Sign                                  Expiration Date
License                                and Location
TVRO                                   E860675                                    June 27, 1996
                                       Somerset, OH
TVRO                                   E865158                                    January 2, 1997
                                       McDonald, PA
TVRO                                   WR96                                       July 23, 2002
                                       Mt. Vernon, OH

SCHEDULE 4.22


SUBORDINATED INDEBTEDNESS





Subordinated Indebtedness payable by Chelsea to ACC in the outstanding principal amount of $95,625,000 bearing interest at a rate per annum equal to two percent (2%) plus the rate of interest published by the Wall Street Journal as the prime rate on the first business day after each January 1, April 1, July 1, and October 1. Principal and interest are payable on demand. Such Indebtedness is evidenced by a promissory note dated April 1, 1993, a copy of which has been provided to the Administrative Agent. No other agreements (whether written or oral), instruments or other documents exist which evidence, govern, amend or modify such Indebtedness.

SCHEDULE 7.7(f)


LOANS TO OFFICERS


NONE

SCHEDULE 7.7(g)


INVESTMENTS IN SUBSIDIARIES


None, other than as specified on Schedule 4.14.

SCHEDULE 7.7(i)


Loan from Chelsea to ACC, pursuant to that certain Revolving Note Agreement,  in
the  outstanding  principal  amount  of  $16,333,000,   bearing  interest,  with
principal due on March 31, 1999.






















- --------





















*        Bracketed language to be excluded in Bent Assignment of Partnership
         Interests.

* Bracketed language to be included in Bent Assignment of Partnership Interests only.

*        Bracketed language to be excluded in Bent Assignment of Partnership
         Interests.

*        Bracketed language to be excluded in Bent Assignment of Partnership
         Interests.

*        Bracketed language to be excluded in Bent Assignment of Partnership
         Interests.